FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT (this “First Amendment”) is made and entered into as of the 8th day of March, 2023, by and among:

(i)LINCOLN ELECTRIC HOLDINGS, INC., an Ohio corporation (“Holdings”), THE LINCOLN ELECTRIC COMPANY, an Ohio corporation (“Lincoln”), LINCOLN ELECTRIC INTERNATIONAL HOLDING COMPANY, a

Delaware corporation (“International”), J.W. HARRIS CO., INC., an Ohio corporation (“Harris”), LINCOLN ELECTRIC AUTOMATION, INC., an Ohio corporation (“Automation”), and LINCOLN GLOBAL, INC., a Delaware corporation (“Global” and, together with Holdings, Lincoln, International, Harris and Automation, each a “Borrower” and, collectively, the “Borrowers”);

(ii)THE FINANCIAL INSTITUTIONS listed as lenders on the signature pages hereto and their successors and assigns (each a “Lender” and, collectively, the “Lenders”); and

(iii)KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as “Administrative Agent” under the Credit Agreement (defined below).

Recitals:

A.The Borrowers, the Lenders, the Administrative Agent and certain other parties are the parties to that certain Second Amended and Restated Credit Agreement dated as of April 23, 2021 (as amended from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement, as amended by the First Amendment.
B.Certain loans and/or other extensions of credit under the Credit Agreement and/or other Loan Documents incur or are permitted to incur interest, fees, commissions or other amounts based on the London interbank offered rate for Dollars (“LIBOR”).

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C.The Borrowers, the Lenders and the Administrative Agent have agreed that as of the First Amendment Effective Date (as defined below), each loan, advance, borrowing, or other financial accommodation or extension of credit of any type by the Lenders from time to time made or permitted to be made under the Credit Agreement bearing interest or incurring fees or other amounts based on LIBOR, including any credit extension nominally based on a “Base Rate” or other term generally indicating usage of a benchmark other than LIBOR but which may apply LIBOR in accordance with such term, shall no longer be available and shall be replaced by credit extensions bearing interest or incurring fees or other amounts based on Term SOFR as defined in Exhibit A attached hereto.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrowers, the Lenders and the Administrative Agent, intending to be legally bound, hereby agree as follows:

1.Amendments to the Credit Agreement.The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit

Agreement attached as Exhibit A hereto.

2.Amendment Effective Date; Conditions Precedent.The amendments set forth in

Paragraph 1, above, shall not be effective unless and until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “First Amendment Effective Date”):

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(a)Borrowers’ Certifications.On the First Amendment Effective Date, after giving effect to the amendment set forth in Paragraph 1, above, the Borrowers hereby certify that (i) no Default exists, (ii) the representations and warranties of the Borrowers under Article 10 of the Credit Agreement are true and correct in all material respects as of the First Amendment Effective Date (unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date), and (iii) the execution, delivery and performance of this First Amendment has been authorized by all necessary corporate or company action.

(b)First Amendment.The Administrative Agent or the Special Counsel (defined below) shall have received from each Borrower a counterpart of this First Amendment signed on behalf of such party.

(c)Replacement Notes.The Administrative Agent or the Special Counsel shall have received from the Borrowers, for delivery to each Lender requesting a replacement Note, a replacement Note in the amount specified in Annex A to the Credit Agreement (as amended by Exhibit A hereto).

3.Existing LIBOR Loans.This Amendment shall not apply with respect to any credit extension requested, made or outstanding that bears interest with reference to a rate based on LIBOR (as defined in the Credit Agreement immediately prior to the First Amendment Effective Date) that is or was set at any time prior to the First Amendment Effective Date and is held constant for a specifically designated period and is not reset on a daily or a substantially daily basis (disregarding day count, weekend or holiday conventions), and notwithstanding anything contained herein to the contrary, the applicable provisions of the Credit Agreement in

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effect immediately prior to the First Amendment Effective Date shall continue in effect solely for such purpose; provided that, with respect to any such credit extension described in this Section 3, such credit extension shall only continue in effect in accordance with its terms until the then-current “Interest Period” (or similar or analogous period) for such credit extension has concluded.

4.No Other Modifications.Except as expressly provided in this First Amendment,

all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

5.Confirmation of Obligations.Each Borrower hereby affirms as of the date hereof all of its respective Indebtedness and other obligations to each of the Lender Parties under and pursuant to the Credit Agreement and each of the other Loan Documents and that such Indebtedness and other obligations are owed to each of the Lender Parties according to their respective terms. Each Borrower hereby affirms as of the date hereof that there are no claims or defenses to the enforcement by the Lender Parties of the Indebtedness and other obligations of such Borrower to each of them under and pursuant to the Credit Agreement or any of the other Loan Documents.

6.Administrative Agent’s Expense.The Borrowers agree to reimburse the

Administrative Agent promptly for its reasonable invoiced out-of-pocket costs and expenses incurred in connection with this First Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Squire Patton Boggs (US) LLP, special counsel to the Administrative Agent (the “Special Counsel”).

7.Governing Law; Binding Effect.THIS FIRST AMENDMENT SHALL BE

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

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STATE OF OHIO AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

8.Counterparts.This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this First Amendment by delivering by facsimile or email transmission a signature page of this First Amendment signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this First Amendment.

9.Miscellaneous.

(a)Upon the effectiveness of this First Amendment, this First Amendment shall be a Loan Document.
(b)The invalidity, illegality, or unenforceability of any provision in or Obligation under this First Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this First Amendment or of such provision or obligation in any other jurisdiction.
(c)This First Amendment and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this First Amendment or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such

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party’s counsel drafted this First Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this First Amendment and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this First Amendment and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

(d)The obligations of the Borrowers hereunder are joint and several, all as more fully set forth in Article 16 of the Credit Agreement.
10.Waiver of Jury Trial.EACH OF THE PARTIES TO THIS FIRST

AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT

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BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Borrowers, the Lenders and the Administrative Agent have hereunto set their hands as of the date first above written.

BORROWERS

LINCOLN ELECTRIC HOLDINGS, INC.

By_/s/ Christopher L. Mapes  Christopher L. Mapes, Chairman, President and Chief Executive Officer

And_/s/ Gabriel Bruno  Gabriel Bruno, Executive Vice President, Chief Financial Officer and Treasurer

THE LINCOLN ELECTRIC COMPANY

By_/s/ Gabriel Bruno  Gabriel Bruno, Executive Vice President

And_/s/ Michael Quinn  Michael Quinn, Treasurer

LINCOLN ELECTRIC INTERNATIONAL HOLDING COMPANY

By_/s/ Gabriel Bruno  Gabriel Bruno, Treasurer

J.W. HARRIS CO., INC.

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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By_/s/ Abe Aicholtz  Abe Aicholtz, Treasurer

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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LINCOLN GLOBAL, INC.

By_/s Lisa Shapiro  Lisa Shapiro, Treasurer

LINCOLN ELECTRIC AUTOMATION, INC.

By_/s/ Matthew J. Shannon  Matthew J. Shannon, Treasurer

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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ADMINISTRATIVE AGENT

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent

By_/s/ Suzannah Valdivia  Suzannah Valdivia, Senior Vice President

LENDERS

KEYBANK NATIONAL ASSOCIATION,

as Lender

By_/s/ Suzannah Valdivia  Suzannah Valdivia, Senior Vice President

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

as Lender

By_/s/ Brian Crowley  Name: Brian Crowley

Title:Managing Director

By_/s/ Armen Semizian  Name: Armen Semizian

Title: Executive Director

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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BANK OF AMERICA, N.A.,

as Lender

By_/s/ Gregg Bush  Gregg Bush, Senior Vice President

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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BNP PARIBAS,

as Lender

By_/s/ Kirk Hoffman  Kirk Hoffman, Managing Director

By_/s/ Tony Baratta  Tony Baratta, Managing Director

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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CANADIAN IMPERIAL BANK OF COMMERCE,

as Lender

By_/s/ Connor White  Connor White, Senior Manager

By_/s/ Liane Sacdalan  Liane Sacdalan, Director

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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HSBC BANK USA, NATIONAL ASSOCIATION,

as Lender

By_/s/ Casey Klepsch  Casey Klepsch, Senior Vice President

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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JPMORGAN CHASE BANK, N.A.,

as Lender

By_/s/ Peter S. Predun  Peter S. Predun, Executive Director

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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MUFG BANK, LTD.,

as Lender

By /s/ Kenneth Austin  Name: Kenneth Austin

Title: Head of Corporate Banking Credit

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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PNC BANK, NATIONAL ASSOCIATION,

as Lender

By_/s/ Joseph G. Moran  Joseph G. Moran, Senior Vice President

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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WELLS FARGO BANK, N.A.,

as Lender

By_/s/ Michael Dearani  Michael Dearani, Vice President

Signature Page to First Amendment to

Second Amended and Restated Credit Agreement

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EXHIBIT A

CREDIT AGREEMENT

See attached.

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~~Published Transaction CUSIP Number: 53354DAE2 Published Revolver CUSIP Number: 53354DAF9~~

EXHIBIT A to FIRST AMENDMENT AGREEMENT

Published Transaction CUSIP Number: 53354DAE2 Published Revolver CUSIP Number: 53354DAF9

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of April 23, 2021 by and among

LINCOLN ELECTRIC HOLDINGS, INC.,

and certain of its Subsidiaries, as Borrowers

THE FINANCIAL INSTITUTIONS

PARTY THERETO, as Lenders

KEYBANK NATIONAL ASSOCIATION,

in its capacities as Letter of Credit Issuer and Administrative Agent for the Lenders

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~~010-9183-4893/8/AMERICAS~~

Table of Contents

Page

ARTICLE 1 DEFINITIONS

SECTION 1.1 Definitions2

SECTION 1.2 Computation of Time Periods3231

SECTION 1.3 Accounting Terms; Accounting Changes3231

SECTION 1.4 Restatement of Existing Credit Agreement3332 SECTION 1.5 Benchmark Notification3432

SECTION 1.6 Divisions34

ARTICLE 2

AMOUNT AND NATURE OF CREDIT

SECTION 2.1 Amount and Nature of Credit3433

SECTION 2.2 Purpose of Facility3533 ARTICLE 3

LOANS

SECTION 3.1 Revolving Credit Loans.3533

SECTION 3.2 Optional Reductions; Termination Of Commitments3937

SECTION 3.3 Repayments and Prepayments; Prepayment Compensation.4038 SECTION 3.4 Fees.4139

SECTION 3.5 Interest.4341 SECTION 3.6 Payments and Computations.4442

SECTION 3.7 Reserves; Taxes; Indemnities.4644

SECTION 3.8 Capital Adequacy; Liquidity48

SECTION 3.9 Taxes.4846 SECTION 3.10 No Waiver; Reimbursement Limitation5149

SECTION 3.11 Lender’s Obligation to Mitigate; Replacement of Lenders.5249 SECTION 3.12 Optional Increase of Commitments5250

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SECTION 3.13 Rate Unascertainable; Increased Costs; Illegality; Benchmark

Replacement Setting5451

ARTICLE 4

PRO RATA TREATMENT; DEFAULTING LENDERS

SECTION 4.1 Pro Rata Treatment6257

SECTION 4.2 Defaulting Lenders6257

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Table of Contents (continued)

Page

SECTION 4.3 Cash Collateral6560

ARTICLE 5 LETTERS OF CREDIT

SECTION 5.1 Letters of Credit6661

SECTION 5.2 Letter of Credit Issuer Relationship with Lenders.6661

SECTION 5.3 Resignation and Removal of Letter of Credit Issuer6863 ARTICLE 6

OPENING COVENANTS; CONDITIONS TO RESTATEMENT DATE

SECTION 6.1 Opening Covenants6964

SECTION 6.2 Prior to Restatement Date6964 ARTICLE 7

CONDITIONS TO ALL CREDIT EVENTS

SECTION 7.1 Representation Bringdown7165

SECTION 7.2 Compliance with Agreement7166

SECTION 7.3 No Material Adverse Change7166 ARTICLE 8

AFFIRMATIVE COVENANTS

SECTION 8.1 Financial Statements.7166

SECTION 8.2 Notice7368

SECTION 8.3 Insurance7469

SECTION 8.4 Money Obligations7469

SECTION 8.5 Records.7469

SECTION 8.6 Franchises7570 SECTION 8.7 Certain Subsidiaries to Join as Borrower7570

SECTION 8.8 Most Favored Covenant Status7570

SECTION 8.9 Compliance With Laws7671

SECTION 8.10 Properties7671

SECTION 8.11 Use of Proceeds7671

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SECTION 8.12 Compliance with Anti-Money Laundering Laws7671 ARTICLE 9

NEGATIVE COVENANTS

SECTION 9.1 ERISA Compliance7772

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Table of Contents (continued)

Page

SECTION 9.2 Investments7772 SECTION 9.3 Mergers; Acquisitions; Bulk Transfers7873 SECTION 9.4 Liens8075 SECTION 9.5 Transactions with Affiliates8277

SECTION 9.6 Change in Nature of Business, Name8277

SECTION 9.7 Fixed Charges Coverage8277

SECTION 9.8 Net Leverage Ratio8277

SECTION 9.9 Distributions8277

ARTICLE 10 REPRESENTATIONS AND WARRANTIES

SECTION 10.1 Existence; Subsidiaries.8378

SECTION 10.2 Power, Authorization and Consent; Enforceability8378 SECTION 10.3 Litigation; Proceedings8378

SECTION 10.4 ERISA Compliance8378

SECTION 10.5 Financial Condition8479

SECTION 10.6 Solvency8580

SECTION 10.7 Default8580

SECTION 10.8 Lawful Operations8580

SECTION 10.9 Investment Company Act Status8580

SECTION 10.10 Regulation G/Regulation U/Regulation X Compliance8580 SECTION 10.11 Title to Properties8681

SECTION 10.12 Intellectual Property8681

SECTION 10.13 Anti-Corruption Laws and Sanctions; Anti-Money Laundering Laws8681 SECTION 10.14 Full Disclosure8681

SECTION 10.15 Affected Financial Institutions8681

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ARTICLE 11 EVENTS OF DEFAULT

SECTION 11.1 Payments8681

SECTION 11.2 Covenants8782

SECTION 11.3 Warranties8782

SECTION 11.4 Cross Default8782

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Table of Contents (continued)

Page

SECTION 11.5 Termination of Plan or Creation of Withdrawal Liability8782 SECTION 11.6 Validity of Agreements8883

SECTION 11.7 Solvency of Borrowers8883

SECTION 11.8 Judgments8883

SECTION 11.9 Change in Control8883 ARTICLE 12

REMEDIES UPON DEFAULT

SECTION 12.1 Optional Defaults8883

SECTION 12.2 Automatic Defaults8984

SECTION 12.3 Offsets8984

SECTION 12.4 Equalization of Advantage9085

SECTION 12.5 Application of Remedy Proceeds9085 ARTICLE 13

THE AGENT

SECTION 13.1 The Agent9186

SECTION 13.2 Nature of Appointment9186 SECTION 13.3 KeyBank as a Lender; Other Transactions9186 SECTION 13.4 Instructions from Lenders9186

SECTION 13.5 Lenders’ Diligence9186

SECTION 13.6 No Implied Representations9287

SECTION 13.7 Sub-Agents9287

SECTION 13.8 Agent’s Diligence9287

SECTION 13.9 Notice of Default9287

SECTION 13.10 Agent’s Liability9287

SECTION 13.11 Compensation9388

SECTION 13.12 Agent’s Indemnity9388

SECTION 13.13 Resignation9489

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SECTION 13.14 Lender Purpose9489

SECTION 13.15 No Reliance on Agent’s Customer Identification Program9489 SECTION 13.16 Erroneous Payments.9590

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Table of Contents (continued)

Page

ARTICLE 14 ASSIGNMENTS AND PARTICIPATIONS

SECTION 14.1 Assignments.9792

SECTION 14.2 Participations9994

SECTION 14.3 Permitted Pledges9994 SECTION 14.4 Furnishing of Borrower Information9994 ARTICLE 15

MISCELLANEOUS

SECTION 15.1 Amendments, Consents10095

SECTION 15.2 No Waiver; Cumulative Remedies10196 SECTION 15.3 Notices10196

SECTION 15.4 Costs and Expenses10196

SECTION 15.5 Obligations Several10499

SECTION 15.6 Execution in Counterparts10499

SECTION 15.7 Binding Effect; Assignment105100

SECTION 15.8 Governing Law105100

SECTION 15.9 Severability of Provisions; Captions; Survival105100 SECTION 15.10 Entire Agreement105100

SECTION 15.11 Confidentiality105100

SECTION 15.12 JURY TRIAL WAIVER106101 SECTION 15.13 Jurisdiction; Venue; Inconvenient Forum.106101 SECTION 15.14 USA Patriot Act.107102

SECTION 15.15 Replacement of Lenders108103

SECTION 15.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions108103

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SECTION 15.17 No Advisory or Fiduciary Responsibility109104 SECTION 15.18 Acknowledgement Regarding any Supported QFCs109104 ARTICLE 16

JOINT AND SEVERAL

SECTION 16.1 Joint and Several110105

SECTION 16.2 Obligations Absolute111106

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Table of Contents (continued)

Page

SECTION 16.3 Limitations111106

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EXHIBITS

Exhibit A Form of Revolving Credit Note Exhibit B Form of Notice of Borrowing

Exhibit C Form of Rate Conversion/Continuation Request Exhibit D Form of Reduction Notice

Exhibit E Form of Certificate of Financial Officer Exhibit F Form of Assignment Agreement Exhibit G Form of Administrative Questionnaire

SCHEDULES

Schedule 1Addresses

Schedule 9.2Existing Investments Schedule 9.4Existing Liens Schedule 10.1Existing Subsidiaries Schedule 10.3Litigation

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 23rd day of April, 2021 by and among:

(i)LINCOLN ELECTRIC HOLDINGS, INC., an Ohio corporation (“Holdings”); THE LINCOLN ELECTRIC COMPANY, an Ohio corporation (“Lincoln”); LINCOLN ELECTRIC INTERNATIONAL HOLDING COMPANY, a Delaware corporation (“International”); J.W. HARRIS CO., INC., an Ohio corporation (“Harris”); LINCOLN ELECTRIC AUTOMATION, INC., an Ohio corporation (“Automation”); and LINCOLN GLOBAL, INC., a Delaware corporation (“Global” and with Automation, Harris, International, Lincoln and Holdings, each a “Borrower” and, collectively, the “Borrowers”);

(ii)The financial institutions named in Annex A attached hereto and made a part hereof and their successors and permitted assigns (hereinafter sometimes collectively called the “Lenders” and each individually a “Lender”); and

(iii)KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as letter of credit issuer and its successors and assigns (in such capacity, the “Letter of Credit Issuer”); and

(iv)KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders under this Agreement (in such capacity, the “Agent”).

Recitals:

A.The Borrowers, the Letter of Credit Issuer, the Agent and the Lenders are the parties to the Existing Credit Agreement (defined below).

B.Pursuant and subject to the Existing Credit Agreement, the Lenders agreed to extend to the Borrowers a revolving credit facility (the “Existing Facility”) providing for revolving credit loans in an aggregate principal amount not to exceed $400,000,000, and the Letter of Credit Issuer agreed to issue letters of credit. Revolving credit loans in the aggregate principal amount of Forty-five Million Dollars $45,000,000 are outstanding under the Existing Facility on the date hereof. No letters of credit are outstanding under the Existing Facility on the date hereof or will be outstanding under the Existing Facility on the Restatement Date (defined below).

C.The Borrowers have requested the Agent, Letter of Credit Issuer and the Lenders to amend and restate in their entirety the terms and conditions of the Existing Credit Agreement to, among other modifications extend the maturity of the Existing Facility.

D.Subject to the satisfaction of the terms and conditions set forth in this Agreement, the Borrowers, the Agent, the Letter of Credit Issuer and the Lenders hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety as provided herein:

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Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrowers, the Lenders, the Letter of Credit Issuer and the Agent hereby agree as follows:

ARTICLE 1 DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Accrual Period” shall mean (i) the period commencing with the first day of the Commitment Period and ending on the close of business on May 31, 2021, and (ii) thereafter, each of the following successive periods during the Commitment Period commencing with each, as the case may be, Fee Adjustment Date or Interest Adjustment Date during the Commitment Period, commencing with the Fee Adjustment Date and Interest Adjustment Date which is June 1, 2021:

December 1 through March 31, inclusive

April 1 through May 31, inclusive

June 1 through August 31, inclusive

September 1 through November 30, inclusive.

“Acquisition” shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any Person who is not a Subsidiary of Holdings, and (ii) any acquisition of a majority of the outstanding equity or other similar interests in any such Person (whether by merger, stock purchase or otherwise).

~~“Adjusted LIBOR” shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (i) the applicable LIBOR by (ii)~~

~~1.00 minus the Reserve Percentage, and which Adjusted LIBOR shall be automatically adjusted on and as of the effective date of any change in the Reserve Percentage.~~

“Adjusted Term SOFR Rate” means for any Available Tenor and Interest Period with respect to a Term SOFR Rate Loan, the greater of (1) the sum of (a) Term SOFR Rate for such Interest Period and (b) the applicable SOFR Adjustment and (2) the SOFR Floor.

“Advantage” shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Obligations owing by the Borrowers to the Lenders if such payment results in that Lender having a lesser share (based upon its Ratable Share) of such Obligations to the Lenders than was the case immediately before such payment.

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“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote 50% or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a Person shall not, solely by reason of such status, be considered an Affiliate of such Person; and (y) none of the Lenders, the Agent, or the Letter of Credit Issuer shall in any event be considered to be an Affiliate of Holdings or any of its Subsidiaries.

“Agent” has the meaning assigned to such term in the preamble of this Agreement and any successor thereto pursuant to Section 13.

“Agreement” shall mean this Second Amended and Restated Credit Agreement, as the same may from time to time be further amended, supplemented, restated or otherwise modified.

“Anniversary Date” shall mean the date that is one (1) year after the Restatement Date (which Restatement Date the Agent shall confirm to the Borrowers and the Lenders in writing, and which the Borrowers shall acknowledge in writing) and each successive anniversary of such date thereafter.

“Anti-Corruption Laws” shall mean all Laws of any jurisdiction applicable to a Lincoln Party from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” shall mean any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C.

§§ 1818(s), 1820(b) and 1951-1959).

“Applicable Fee Percentage” shall mean, on each day of any Accrual Period, with respect to any Facility Fee,

(i)commencing on the first day of the Commitment Period and continuing through and including May 31, 2021, Ten (10.00) Basis Points per annum, and

(ii)effective on the Fee Adjustment Date which is June 1, 2021 and on each Fee Adjustment Date thereafter, the Basis Points per annum indicated in the following table corresponding to Holdings’ Net Leverage Ratio as of the Fee Determination Date for each such Fee Adjustment Date:

Net Leverage Ratio:Applicable Fee Percentage (in Basis Points):

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Equal to or greater than 2.75 to 1Twenty (20.00)

Less than 2.75 to 1, but equal to

or greater than 2.00 to 1Fifteen (15.00)

Less than 2.00 to 1, but equal to

or greater than 1.50 to 1Ten (10.00)

Less than 1.50 to 1, but equal to

or greater than 1.00 to 1Nine (9.00)

Less than 1.00 to 1Eight (8.00);

provided, however, that, (a) at any and all times during which the Borrowers are in default of the timely delivery of (1) the financial statements required by Section 8.1(a) or Section 8.1(b), as the case may be, for any period or (2) the certificate complying with Section 8.1(c)(ii) certifying the Net Leverage Ratio, the Applicable Fee Percentage shall be Twenty (20.00) Basis Points, and (b) the accrual of fees based upon the Applicable Fee Percentage pursuant to clause (a) of this proviso shall not be construed to waive any Event of Default which may exist by reason of such failure or limit any right or remedy of the Agent or the Lenders.

“Applicable LIBOR Percentage” shall mean, on each day of any Accrual Period with ~~respect to any LIBOR Loans comprising a Revolving Credit Borrowing,~~

(i)commencing on the first day of the Commitment Period and continuing through ~~and including May 31, 2021, Eighty-five (85.00) Basis Points per annum, and~~

(ii)effective on the Interest Adjustment Date which is June 1, 2021 and on each Interest Adjustment Date thereafter, the Basis Points per annum indicated in the applicable table below corresponding to Holdings’ Net Leverage Ratio as of the Interest ~~Determination Date for each such Interest Adjustment Date:~~

~~Applicable LIBOR~~

Net Leverage Ratio:Percentage (in Basis Points):

Equal to or greater than 2.75 to 1One Hundred Forty (140.00)

~~Less than 2.75 to 1, but equal to~~

or greater than 2.00 to 1One Hundred Twelve and one-half (112.50)

~~Less than 2.00 to 1, but equal to~~

or greater than 1.50 to 1Eighty-five (85.00)

~~Less than 1.50 to 1, but equal to~~

or greater than 1.00 to 1Seventy-six (76.00)

Less than 1.00 to 1Sixty-seven (67.00);

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~~provided, however, that, (a) at any and all times during which the Borrowers are in default of the timely delivery of (1) the financial statements required by Section 8.1(a) or Section 8.1(b), as the case may be, for any period or (2) the certificate complying with Section 8.1(c)(ii) certifying the Net Leverage Ratio, the Applicable LIBOR Percentage shall be One Hundred Forty (140.00) Basis Points, and (b) the accrual of interest based upon the Applicable LIBOR Percentage pursuant to clause (a) of this proviso shall not be construed to waive any Event of Default which may exist by reason of such failure or limit any right or remedy of the Agent or the Lenders.~~

“Applicable Prime Rate Percentage” shall mean, on each day of any Accrual Period with respect to any Prime Rate Loans comprising a Revolving Credit Borrowing,

(i)commencing on the first day of the Commitment Period and continuing through and including May 31, 2021, Zero (0.00) Basis Points per annum, and

(ii)effective on the Interest Adjustment Date which is June 1, 2021 and on each Interest Adjustment Date thereafter, the Basis Points per annum indicated in the applicable table below corresponding to Holdings’ Net Leverage Ratio as of the Interest Determination Date for each such Interest Adjustment Date:

Applicable Prime Rate

Net Leverage Ratio:Percentage (in Basis Points):

Equal to or greater than 2.75 to 1Forty (40.00)

Less than 2.75 to 1, but equal to

or greater than 2.00 to 1Twelve and one-half (12.50)

Less than 2.00 to 1Zero (0.00)

provided, however, that, (a) at any and all times during which the Borrowers are in default of the timely delivery of (1) the financial statements required by Section 8.1(a) or Section 8.1(b), as the case may be, for any period or (2) the certificate complying with Section 8.1(c)(ii) certifying the Net Leverage Ratio, the Applicable Prime Rate Percentage shall be Forty (40.00) Basis Points, and (b) the accrual of interest based upon the Applicable Prime Rate Percentage pursuant to clause (a) of this proviso shall not be construed to waive any Event of Default which may exist by reason of such failure or limit any right or remedy of the Agent or the Lenders.

“Applicable Term SOFR Rate Percentage” shall mean, on each day of any Accrual Period with respect to any Term SOFR Rate Loans comprising a Revolving Credit Borrowing, the Basis Points per annum indicated in the applicable table below corresponding to Holdings’ Net Leverage Ratio as of the Interest Determination Date for each Interest Adjustment Date:

Applicable Term SOFR Rate

Net Leverage Ratio:Percentage (in Basis Points):

Equal to or greater than 2.75 to 1One Hundred Forty (140.00)

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Less than 2.75 to 1, but equal to

or greater than 2.00 to 1One Hundred Twelve and one-half (112.50)

Less than 2.00 to 1, but equal to

or greater than 1.50 to 1Eighty-five (85.00)

Less than 1.50 to 1, but equal to

or greater than 1.00 to 1Seventy-six (76.00)

Less than 1.00 to 1Sixty-seven (67.00);

provided, however, that, (a) at any and all times during which the Borrowers are in default of the timely delivery of (1) the financial statements required by Section 8.1(a) or Section 8.1(b), as the case may be, for any period or (2) the certificate complying with Section 8.1(c)(ii) certifying the Net Leverage Ratio, the Applicable Term SOFR Rate Percentage shall be One Hundred Forty (140.00) Basis Points, and (b) the accrual of interest based upon the Applicable Term SOFR Rate Percentage pursuant to clause (a) of this proviso shall not be construed to waive any Event of Default which may exist by reason of such failure or limit any right or remedy of the Agent or the Lenders.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Day” shall mean (i) a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and New York, New York; ~~provided, however, that, when used in connection with a LIBOR Loan, “Banking Day” shall mean any such day on which banks are open for dealings in or quoting deposit rates for dollar deposits in the London interbank market~~and (ii) with respect to any matters relating to Term SOFR Rate Loans, a U.S. Government Securities Business Day.

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101 et. seq.) or any replacement, supplemental, successor or similar statute dealing with the bankruptcy of debtors.

“Basis Point” shall mean one one-hundredth of one percent (0.01%).

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“Beneficial Ownership Certification” means a certification, in form and substance reasonably acceptable to the Agent (as amended or modified by the Agent from time to time) regarding beneficial ownership as required by the Beneficial Ownership Regulation, including a certification, among other things, of the beneficial owner of the Borrowers.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” and “Borrowers” has the meaning assigned to such term in the preamble of this Agreement.

“Borrower Property” shall mean any real property and improvements owned, leased, used, operated or occupied by any Borrower or any of their respective corporate predecessors, including any soil, surface water or groundwater on or under such real property and improvements.

“Capitalized Leases” shall mean, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person (excluding all obligations under an operating lease required by the Financial Accounting Standards Board to be classified or accounted for as a capital lease).

“Cash Collateralize” shall mean, to pledge and deposit with or deliver to the Agent, for the benefit of the Letter of Credit Issuer or Lenders, as collateral for Risk Participation Exposure or obligations of Lenders to fund participations in respect of Risk Participation Exposure, cash or Cash Equivalents that mature not more than one (1) month after the date of acquisition thereof or, if the Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Letter of Credit Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent” shall mean (a) any debt instrument that would be deemed a cash equivalent in accordance with GAAP and that has an investment grade rating from Moody’s and/or S&P; (b) fully collateralized repurchase agreements entered into with any financial institution that has an investment grade rating from Moody’s and S&P having a term of not more than 90 days and covering securities described in clause (a) above; (c) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clause (a) above or in other securities having an investment grade rating from Moody’s and S&P; (d) investments in money market funds access to which is provided as part of “sweep” accounts maintained with a financial institution that has an investment grade rating from Moody’s and S&P, or the foreign equivalent thereof; (e) investments in Tax exempt bonds and notes that (i) “re-set” interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (iii) whose principal and accrued interest are guaranteed or payment of which is assured by an organization that has an investment grade rating from Moody’s and S&P, or the foreign equivalent thereof; (f) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (e); (g) securities issued or fully guaranteed by any state of the United States or by any political subdivision or taxing authority of any such state, the securities

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of which state, political subdivision or taxing authority (as the case may be) have an investment grade rating from Moody’s and S&P; and (h) other short term investments utilized by the Borrowers in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (a) through (g) above.

“Change in Law” shall mean the occurrence, after the date of this Agreement (or, with respect to any Lender, if later, the date on which it first becomes a Lender), of any of the following: (a) the adoption of any Law, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of Law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented; provided, however, that as used in this definition, “Law” shall not include any agreement by a Lincoln Party with any Governmental Authority.

“Change of Control” shall mean and include any of the following:

(i)during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted Holdings’ Board of Directors (together with any new directors (x) whose election by Holdings’ Board of Directors was, or (y) whose nomination for election by Holdings’ shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

(ii)any person or group (as such term is defined in section 13(d)(3) of the 1934 Act) shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in Holdings’ capital stock;

(iii)the shareholders of Holdings approve a merger or consolidation of such with any other person, other than a merger or consolidation which would result in the voting securities of Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the voting securities of Holdings or such surviving or resulting entity outstanding after such merger or consolidation;

(iv)the shareholders of Holdings approve a plan of complete liquidation of Holdings or an agreement or agreements for the sale or disposition by Holdings of all or substantially all of Holdings’ assets; and/or

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(v)Holdings ceases to own one hundred percent (100%) of the issued and outstanding capital stock of a Borrower, other than Holdings, except as a result of a transaction expressly permitted in Section 9.3, below.

“CIP Regulations” shall have the meaning assigned to such term in Section 13.15. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time,

and the rules and regulations promulgated thereunder from time to time.

“Commitment” shall mean, with respect to each Lender, the obligation hereunder of such Lender to make Loans and to participate in the risks of all Letters of Credit issued by the Letter of Credit Issuer at Holdings’ request on behalf of the Borrowers, up to the amount set forth opposite such Lender’s name under the column headed “Commitments” as set forth in Annex A hereof during the Commitment Period as such Commitment may be reduced in accordance with a reduction in the Total Commitment Amount pursuant to Section 3.2 hereof or increased pursuant to Section 3.12 hereof.

“Commitment Acceptance” shall have the meaning assigned to such term in Section 3.12. “Commitment Period” shall mean the period from (i) the Restatement Date to (ii) the fifth

(5th) Anniversary Date, or such earlier date on which the Commitments are terminated pursuant to the terms hereof; provided that if such 5th Anniversary Date is not a Banking Day, the last day of the Commitment Period shall be the Banking Day that immediately precedes such 5th Anniversary Date.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conforming Changes” shall mean, with respect to the Term SOFR Rate, the Daily Simple SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Banking Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated” shall mean Holdings and its Subsidiaries, taken as a whole in accordance with GAAP.

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“Consolidated Fixed Charges” shall mean, with respect to any period, the sum of (a) Consolidated Interest Expense for such period and (b) Consolidated Lease Rentals for such period.

“Consolidated Income Available for Fixed Charges” shall mean, with respect to any period, Consolidated Net Income for such period, plus, without duplication, all amounts deducted in the computation thereof on account of (a) Consolidated Fixed Charges and (b) Taxes imposed on or measured by income or excess profits.

“Consolidated Interest Expense” shall mean, for any period, Interest Expense of Holdings and its Subsidiaries on a Consolidated basis.

“Consolidated Lease Rentals” shall mean, with respect to any period, the sum of the rental and other obligations required to be paid during such period by Holdings and its Subsidiaries as lessee under all leases of real or personal property (other than Capitalized Leases), on a Consolidated basis, excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, Taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a responsible officer of Holdings on a reasonable basis and in good faith.

“Consolidated Net Income” shall mean, with reference to any period, the net income (or loss) of Holdings and its Subsidiaries for such period, on a Consolidated basis, as determined in accordance with GAAP, after eliminating all offsetting debits and credits between Holdings and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Holdings and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

(a)the income (or loss) of any Person (other than a Subsidiary) in which Holdings or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by Holdings or such Subsidiary in the form of cash dividends or similar cash distributions,

(b)the undistributed earnings of any Subsidiary to the extent that, to the best of the knowledge of the Holdings, the declaration or payment of dividends or similar distributions by such Subsidiary is (i) not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, or Law applicable to such Subsidiary, or (ii) otherwise unavailable for payment,

(c)any aggregate net gain (or net loss) during such period arising from the sale, conversion, exchange or other disposition of Investments or capital assets (such term to include, without limitation, the following, whether or not current: all fixed assets,

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whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets), and any Taxes on such net gain (or net loss),

(d)any non-cash gains or losses resulting from any write-up or reappraisal of any assets, including, without limitation, goodwill of such Person as well as goodwill impairments and losses traced to the write-off of goodwill associated with the sale or other disposition of a business by such Person,

(e)	any net gain from the collection of the proceeds of life insurance policies,

(f)any gain arising from the acquisition of any security (as defined in the Securities Act of 1933), or the extinguishment, under GAAP, of any Indebtedness, of Holdings or any Subsidiary,

(g)any deferred or other credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, and

(h)any non-cash charges related to the implementation by Holdings and its Subsidiaries of FASB Statement 142.

“Consolidated Net Worth” shall mean, at any time,

(a)the sum (adjusted for any non-cash charges related to the implementation by Holdings and its Subsidiaries of FASB Statement 142) of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of Holdings and its Subsidiaries, plus (ii) the amount of the paid-in capital and retained earnings of Holdings and its Subsidiaries, in each case as such amounts would be shown on a Consolidated balance sheet of Holdings and its Subsidiaries as of such time prepared in accordance with GAAP, minus

(b)to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Controlled Group” shall mean a controlled group of corporations, as defined in Section 1563 of the Code, of which any Borrower is a part.

“Credit Event” shall mean (a) the obligation of (i) each Lender to make a Loan on the occasion of each Revolving Credit Borrowing, (ii) the Letter of Credit Issuer to issue, amend, renew or extend any Letter of Credit, or (iii) any Lender to participate in the risk of any Letter of Credit, (b) the making of a Loan by any Lender, (c) the issuance, amendment, renewal or extension of a Letter of Credit, (d) the delivery by Holdings on behalf of the Borrowers of (i) a Notice of Borrowing requesting a Revolving Credit Borrowing or a Letter of Credit or (ii) a Rate Conversion/Continuation Request requesting the conversion or continuation of Revolving Credit Loans, (e) a Rate Conversion or Rate Continuation, or (f) the acceptance by any Borrower of proceeds of any Revolving Credit Borrowing.

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“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum reasonably determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 U.S. Government Securities Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a U.S. Government Securities Business Days or (ii) the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a U.S. Government Securities Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Cleveland, Ohio time) on the second U.S. Government Securities Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first U.S. Government Securities Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrowers, effective on the date of any such change.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default under ERISA” shall mean (a) the occurrence or existence of a material “accumulated funding deficiency” (as defined in ERISA) in respect of any Plan within the scope of Section 302(a) of ERISA or (b) any failure by any Borrower to make a full and timely payment of premiums required by Section 4001 of ERISA in respect of any Plan, or (c) the occurrence or existence of any material liability under Section 4062, 4063, 4064 or 4069 of ERISA in respect of any Plan or under Section 4201, 4217 or 4243 of ERISA in respect of any Multiemployer Plan, or (d) the occurrence or existence of any material breach of any other Law or regulation in respect of any such Plan, or (e) the institution or existence of any action for the forcible termination of any such Plan which is within the scope of Section 4001(15) of ERISA or of any such Multiemployer Plan which is within the scope of Section 4001(a)(3) of ERISA.

“Defaulting Lender” shall mean, subject to Section 4.2(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Banking Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and Holdings in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any

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applicable Incipient Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, the Letter of Credit Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Banking Days of the date when due, (b) has notified Holdings, the Agent, or the Letter of Credit Issuer in writing that it does not intend to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Incipient Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Banking Days after written request by the Agent or Holdings, to confirm in writing from an authorized officer of such Lender to the Agent and Holdings that it will comply with its prospective funding obligations hereunder (and is financially able to meet such obligations) (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and Holdings, in form and substance reasonably satisfactory to the Agent and Holdings), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.2(b)) upon delivery of written notice of such determination to Holdings, the Letter of Credit Issuer, and each Lender.

“Distribution” shall mean any payment made, liability incurred and other consideration (other than any stock dividend, or stock split or similar distributions payable only in capital stock of a Borrower) given (i) for the purchase, acquisition, redemption or retirement of any capital stock of a Borrower or (ii) as a dividend, return of capital or other distribution of any kind in respect of a Borrower’s capital stock outstanding at any time.

“Dollar” or the $ sign means lawful currency of the United States.

“Domestic Subsidiary” shall mean any Subsidiary which is incorporated or organized in the United States or any state or territory thereof.

“EBITDA” shall mean, for any period, the sum of the amounts of (i) Consolidated Net Income, (ii) Consolidated Interest Expense for such period, (iii) depreciation for such period on a

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Consolidated basis, as determined in accordance with GAAP, (iv) amortization for such period on a Consolidated basis, as determined in accordance with GAAP, (v) all provisions for any Taxes imposed on or measured by income or excess profits made by Holdings and its Subsidiaries during such period, (vi) all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from EBITDA for such future four-fiscal quarter period; (vii) all extraordinary, unusual or non-recurring items; (viii) restructuring charges and related charges in connection with any single or one-time events; and

(ix) any expenses or costs incurred in connection with equity offerings, Investments, Indebtedness or dispositions otherwise permitted under this Agreement, whether or not consummated, in each case, for clauses (ii) through (ix), inclusive, to the extent expensed or deducted in computing Consolidated Net Income and without duplication; provided, that, at any time a Permitted Acquisition is made pursuant to Section 9.2, EBITDA shall be recalculated to include the EBITDA of the acquired company (with appropriate pro-forma adjustments, reasonably acceptable to the Agent, due to discontinued operations) as if such Permitted Acquisition had been completed on the first day of the relevant measuring period.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” shall mean an electronic sound, symbol or process attached to, or associated with, a contract or other record adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Embargoed Country” shall mean, at any time, a country, territory or region which is itself, or the government of which is, the subject or target of any comprehensive embargo under any Sanctions (as of the Restatement Date, Crimea, Cuba, Iran, North Korea and Syria, which list may be amended from time to time).

“Environmental Laws” shall mean any federal, state or local Law, regulation, ordinance, or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 USC §§ 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 USC §§ 6901 et seq., the Hazardous Materials Transportation Act, 49 USC

§§ 1801 et seq., the Federal Water Pollution Control Act (33 USC §§ 1251 et seq.), the Toxic

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Substances Control Act (15 USC §§ 2601 et seq.) and the Occupational Safety and Health Act (29 USC §§ 651 et seq.), and all similar state, regional or local Laws, treaties, regulations, statutes or ordinances, common Law, civil Laws, or any case precedents, rulings, requirements, directives or requests having the force of Law, as the same have been or hereafter may be amended, and any and all analogous future Laws, treaties, regulations, statutes or ordinances, common Law, civil Laws, or any case precedents, rulings, requirements, directives or requests having the force of Law, which governs: (i) the existence, cleanup and/or remedy of contamination on property; (ii) the emission or discharge of Hazardous Materials into the environment; (iii) the control of hazardous wastes; (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or (v) the maintenance and development of wetlands.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended, and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be reference to that section as amended, supplemented, replaced or otherwise modified.

“ERISA Affiliate” of any Person shall mean any other Person that for purposes of Title IV of ERISA is a member of such Person’s Controlled Group, or under common control with such Person, within the meaning of Section 414 of the Code.

“ERISA Regulator” shall mean any Governmental Authority (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Plan.

“Erroneous Payment” has the meaning assigned to it in Section 13.16(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 13.16(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 13.16(d). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section

13.16(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 13.16(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.~~

“Event of Default” has the meaning assigned to such term in Article 11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Excluded Swap Obligation” shall mean, with respect to any Borrower or any Guarantor, as it relates to all or a portion of the Guaranty of such Borrower or such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s or such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Borrower or such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Lender Party (or Participant) or other recipient of a payment made by or on account of any obligation of a Borrower hereunder:

1.income, franchise or similar Taxes imposed on (or measured by) its net or gross income (however denominated), receipts, capital or net worth by the United States (or any state, local or other jurisdiction within the United States) or by the jurisdiction (or any political subdivision thereof) under the Laws of which such Lender Party or other recipient is organized or is doing business and to which the relevant income, franchise or similar Taxes relate, or in which its principal office is located or, in the case of any Lender (or Participant), in which its applicable (including transferee) Lending Office is located including any backup withholding Taxes under the Code or similar state, local or foreign withholding Taxes;

2.any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) above;

3.	Other Connection Taxes;

4.in the case of a Foreign Lender, any withholding Tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new Lending Office or (ii) is attributable to such Foreign Lender’s inability or failure to comply with Section 3.9(e), except to the extent that such inability or failure is the result of a Change in Law; and

5.Any United States federal withholding Taxes imposed under FATCA except to the extent imposed solely as a result of a Borrower not providing required documentation, if any, to the United States Internal Revenue Service.

Notwithstanding the foregoing, a withholding Tax will not be an “Excluded Tax” to the extent that (A) it is imposed on amounts payable to a Foreign Lender by reason of an assignment made to such Foreign Lender at Holding’s request pursuant to Section 15.15, (B) it is imposed on amounts payable to a Foreign Lender by reason of any other assignment and does not exceed the amount for which the assignor would have been paid or indemnified pursuant to Section 3.9 or

(C) in the case of designation of a new Lending Office, it does not exceed the amount for which such Foreign Lender would have been paid or indemnified if it had not designated a new Lending Office.

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“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement dated June 30, 2017 among the Borrowers , as borrowers, KeyBank, as agent and letter of credit issuer, and the Lenders.

“Existing Facility” shall have the meaning specified in Recital B of this Agreement. “Facility Fee” has the meaning assigned to such term in Section 3.4(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FCA” shall have the meaning assigned to such term in Section 3.13(a).

“Fed Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it.

“Fee Adjustment Date” shall mean each April 1, June 1, September 1 and December 1 during the Commitment Period, commencing with June 1, 2021.

“Fee Determination Date” shall mean, as to each Fee Adjustment Date, the last day of the Fiscal Quarter most recently ended prior to such Fee Adjustment Date; provided that, as to the Fee Adjustment Date that is April 1 of any year, the Fee Determination Date shall be December 31 of the immediately preceding year (that is, the last day of the Fiscal Year most recently ended prior to such April 1 Fee Adjustment Date). By way of example, the Fee Determination Date for the Fee Adjustment Date on June 1, 2021 shall be March 31, 2021, which is the last day of the Fiscal Quarter most recently ended prior to such Fee Adjustment Date.

“Fee Letter” shall mean that certain fee letter between the Agent and Holdings dated April 23, 2021.

“Fiscal Quarter” shall mean any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of Holdings consistent with Holdings’ past practice.

“Fiscal Year” shall mean Holdings’ regular annual accounting period which shall end December 31, 2021, in respect of Holdings’ current annual accounting period, and which thereafter shall end on December 31 of each succeeding calendar year.

“Fixed Charges Coverage Ratio” shall mean, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending as

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of the most recent fiscal quarter ended prior to such time to (b) Consolidated Fixed Charges for such period.

“Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction outside the United States.

“Former Agent” has the meaning assigned to such term in Section 13.13. “Former LC Bank” has the meaning assigned to such term in Section 5.3.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s Ratable Share of the outstanding Risk Participation Exposure with respect to Letters of Credit issued by the Letter of Credit Issuer other than Risk Participation Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms of this Agreement.

“Funded Debt” shall mean (a) Indebtedness, other than Indebtedness of the types described in clauses (ix), (x), (xii) and (xiii) of the definition of such term, below, and (b) all guaranty obligations of such Person in respect of any Indebtedness of the type described in clause (a) of this definition.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Sections 8.16 through 8.20, inclusive, including defined terms as used therein, are subject (to the extent provided therein) to Sections 1.1 and 1.3. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Exchange Act to use, in whole or in part, IFRS in lieu of GAAP for financial reporting purposes, Holdings may elect by written notice to the Agent to so use IFRS (or, to the extent permitted by the SEC and consistent with pronouncements of the Financial Accounting Standards Board and the International Accounting Standards Board, portions thereof from time to time) in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS (or, if applicable, such portions) as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition (and as theretofore modified pursuant to this sentence), in each case subject to Section 1.3.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, Taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank, and any group or body charged with setting regulatory capital or liquidity rules or standards (including, without limitation, the Basel Committee on Banking Supervision or any successor or similar authority).

“Guarantor” shall mean one who pledges his, her or its credit or property in any manner for the payment or other performance of the Indebtedness, contract or other obligation of another

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and includes (without limitation) any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor’s account, and surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guaranty” shall mean the obligation of a Guarantor.

“Hazardous Material” shall mean and include (i) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable, (ii) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof, (iii) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called “Superfund” or “Superlien” law, or any other applicable Environmental Laws, and (iv) any other substance whose generation, handling, transportation, treatment or disposal is regulated pursuant to any Environmental Laws.

“Holdings” has the meaning assigned to such term in the preamble of this Agreement. “IBA” shall have the meaning assigned to such term in Section 3.13(a).

“IFRS” shall mean the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.

“Incipient Default” shall mean an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, any Event of Default and which has not been appropriately waived by the Lenders in writing or fully corrected prior to becoming an actual Event of Default.

“Increased Commitment Letter” shall have the meaning assigned to such term in Section

3.12.

“Increased Rate” shall mean, at any time and from time to time, a rate of interest per annum which (i) as to any Loan, is Two Hundred (200) Basis Points in excess of the rate of interest otherwise accruing on such Loan at such time, (ii) as to the Risk Participation Fee, is Two Hundred (200) Basis Points in excess of the Applicable ~~LIBOR~~Term SOFR Rate Percentage in effect pursuant to Section 3.5(b), and (iii) as to all other Obligations other than Loans and the Risk Participation Fee, is Two Hundred Fifty-two and one-half (252.50) Basis Points in excess of the Prime Rate.

“Indebtedness” shall mean, with respect to any Person, without duplication, (i) all indebtedness for money borrowed of such Person; (ii) all bonds, notes, debentures and similar debt securities of such Person; (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person; (iv) the amount available to be drawn under all letters of credit issued for the account of

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such Person (other than commercial or trade letters of credit issued in connection with customer or supplier relationships in the ordinary course of business) and, without duplication, all unreimbursed drafts drawn thereunder; (v) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; (vi) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed; (vii) all Capitalized Lease obligations of such Person and all Indebtedness of such Person secured by purchase money Liens; (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all “synthetic” leases (i.e. leases accounted for by the lessee as operating leases under which the lessee is the “owner” of the leased property for Federal income Tax purposes); (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or- pay and similar obligations; (x) all net obligations of such Person under any so-called ‘hedge’, ‘swap’, ‘collar’, ‘cap’ or similar interest rate or currency fluctuation protection agreements; (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), including, without limitation, in connection with a Qualifying Securitization Transaction, other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

(xii) the stated value, or liquidation value if higher, of all redeemable stock (or other equity interest) of such Person; and (xiii) all guaranty obligations of such Person; provided that (a) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, unless evidenced by a note, shall constitute Indebtedness; and (b) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.

“Indemnified Taxes” shall mean all Taxes except Excluded Taxes.

“Interest Adjustment Date” shall mean each April 1, June 1, September 1 and December 1 during the Commitment Period, commencing with June 1, 2021.

“Interest Determination Date” shall mean, as to each Interest Adjustment Date, the last day of the Fiscal Quarter most recently ended prior to such Interest Adjustment Date; provided that, as to the Interest Adjustment Date that is April 1 of any year, the Interest Determination Date shall be December 31 of the immediately preceding year (that is, the last day of the Fiscal Year most recently ended prior to such April 1 Interest Adjustment Date). By way of example, the Interest Determination Date for the Interest Adjustment Date on June 1, 2021 shall be March 31, 2021, which is the last day of the Fiscal Quarter most recently ended prior to such Interest Adjustment Date.

“Interest Expense” shall mean, for any fiscal period, all expense of Holdings or any of its Subsidiaries for such fiscal period classified as interest expense for such period, including capitalized interest and interest under “synthetic” leases, in accordance with GAAP.

“Interest Period” shall mean, for each of the ~~LIBOR~~Term SOFR Rate Loans comprising a Revolving Credit Borrowing, the period commencing on the date of such Loans or the date of the

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Rate Conversion or Rate Continuation of any Loans into such ~~LIBOR~~Term SOFR Rate Loans and ending on the numerically corresponding day of the period selected by Holdings on behalf of the Borrowers pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such Loans and ending on the last day of the period selected by Holdings on behalf of the Borrowers pursuant to the provisions hereof. The duration of each such Interest Period shall be one (1), three (3) or six (6) months, in each case as Holdings on behalf of the Borrowers may select, upon delivery to the Agent of a Notice of Borrowing therefor in accordance with Section 3.l(d) hereof; provided, however, that:

(i)	Interest Periods for Loans comprising part of the same Revolving Credit Borrowing shall be of the same duration;

(ii)	no Interest Period may end on a date later than the last day of the Commitment Period;

(iii)	if there is no such numerically corresponding day in the month that is such, as the case may be, first, second, third or sixth month after the commencement of an Interest Period, such Interest Period shall end on the last day of such month;

(iv)	whenever the last day of any Interest Period in respect of ~~LIBOR~~Term SOFR Rate Loans would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall be extended to occur on the next succeeding Banking Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Banking Day; and

(v)	Holdings, on behalf of the Borrowers, may not select any Interest Period ending after the date of any reduction in the Total Commitment Amount unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Prime Rate Loans taken together with the principal amount of any then outstanding ~~LIBOR~~Term SOFR Rate Loans having Interest Periods ending on or prior to the date of such reduction shall be at least equal to the principal amount of the Revolving Credit Loans due and payable on or prior to such date.

“Investment” shall mean any investment, made in cash, by undertaking or by delivery of property, by Holdings or any of its Subsidiaries (i) in any Person, whether by acquisition of stock or other equity interest, joint venture or partnership, Indebtedness or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

“KeyBank” shall mean KeyBank National Association, a national banking association, its successors and assigns.

“LC Sublimit” shall mean the amount Ten Million Dollars ($10,000,000).

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, guideline, release, ruling, determination or order of, including

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the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement by a Lincoln Party with, any Governmental Authority.

“Lender” or “Lenders” has the meaning assigned to such term in the preamble of this Agreement.

“Lender Debt” shall mean, collectively, every Indebtedness and liability now or hereafter owing by any Borrower to the Lenders or any thereof, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of Law, whether incurred directly to the Lenders or any thereof or acquired by any or all thereof by purchase, pledge or otherwise, and whether participated to or from the Lenders or any thereof in whole or in part.

“Lender Parties” shall mean the Lenders, the Letter of Credit Issuers and the Agent. “Lending Office” shall mean, with respect to any Lender, the office of such Lender specified as its “Lending Office” on Schedule 1 hereto, or such other office of such Lender as such Lender may from time to time specify in writing to the Borrowers and the Agent as the office at which Loans are to be made and maintained.

“Letter of Credit” shall mean any standby letter of credit or commercial letter of credit issued by the Letter of Credit Issuer on a risk-participated basis with the other Lenders pursuant to the provisions of this Agreement.

“Letter of Credit Issuer” shall mean KeyBank and any successor thereto pursuant to Section 5.3.

“Leverage Increase Period” has the meaning specified in Section 9.8.

~~“LIBOR” shall mean, with respect to any LIBOR Loan for the Interest Period applicable to such LIBOR Loan, the greater of (i) zero percent (0.00%) per annum and (ii) the per annum rate of interest, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive and binding absent manifest error) as of approximately 11:00~~

~~a.m. (London time) two (2) Banking Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, equal to the London Interbank Offered Rate, as published by Bloomberg (or, if Bloomberg does not publish the London Interbank Offered Rate, such other commercially available source providing quotations of such London Interbank Offered Rate as reasonably designated by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), having a maturity comparable to such Interest Period.~~

~~“LIBOR Loans” shall mean those Loans described in Section 3.1 hereof on which the Borrowers shall pay interest at a rate based on LIBOR.~~

“Lien” shall mean any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained

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security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Lincoln Party” shall mean any of the Borrowers or any other direct or indirect Subsidiary of any of them from time to time, collectively, the “Lincoln Parties”.

“Loan” shall mean a Revolving Credit Loan made by a Lender to or for the account of the Borrowers pursuant to Article 3 and refers to a Prime Rate Loan or a ~~LIBOR~~Term SOFR Rate Loan.

“Loan Document” shall mean this Agreement, any assignment, note (including the Notes), guaranty, subordination agreement (including, without limitation, subordination provisions contained in documents evidencing or governing Subordinated Indebtedness), Reimbursement Agreement, financial statement, certificate, audit report or other writing furnished by the Borrowers, or any of their officers to the Lenders pursuant to or otherwise in connection with this Agreement.

“Majority Lenders” shall mean, at any time of determination, one or more Lenders having Commitments in the aggregate of more than fifty percent (50%) of the Total Commitment Amount or, in the event that the Commitments of the Lenders shall have been terminated, the Lenders holding more than fifty percent (50%) of the amount of the outstanding Revolving Credit Loans; provided that the amount of Revolving Credit Loans and Commitments held, or deemed held, by any Defaulting Lender shall be disregarded in determining Majority Lenders.

“Material Adverse Effect” shall mean the occurrence or existence of (a) a material adverse effect on the business, results of operations or financial condition of a Borrower and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of the Borrowers and the Guarantors taken as a whole to perform their Obligations under this Agreement or any of the other Loan Documents, or (c) a material adverse effect on the legality, validity or enforceability of a Borrower’s or a Guarantor’s Obligations under this Agreement or any of the other Loan Documents.

“Minimum Collateral Amount” shall mean, at any time, (a) with respect to Cash Collateral consisting of cash or Cash Equivalents, an amount equal to 105% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Agent and the Letter of Credit Issuer in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns or, if it shall be dissolved or shall no longer assign credit ratings to debt, then any other nationally recognized statistical rating agency designated by the Agent and reasonably acceptable to the Borrowers.

“Multiemployer Plan” shall mean any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Multiple Employer Plan” shall mean an employee benefit plan, other than a Multiemployer Plan, to which a Borrower or any ERISA Affiliate, and one or more employers

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other than a Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which a Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Net Funded Debt” shall mean, as at the date of any determination, an amount equal to

(a)Total Funded Debt at such date, minus (b) on a Consolidated basis, cash and Cash Equivalents of Holdings and its Subsidiaries in excess of $100,000,000 at such date.

“Net Leverage Ratio” shall mean, as of the end of any Fiscal Quarter, the ratio of (i) Net Funded Debt outstanding as of the end of such Fiscal Quarter to (ii) Trailing EBITDA as of the end of such Fiscal Quarter.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-increasing Lender” shall have the meaning assigned to such term in Section 3.12. “Note” or “Notes” shall mean a note or notes executed and delivered pursuant to

Section 3.1(c) hereof.

“Notice of Borrowing” shall have the meaning assigned to such term in Section 3.1(d). “Obligations” shall mean, without duplication, all Indebtedness and other obligations of the Borrowers and any Guarantor under this Agreement and the other Loan Documents, including, without limitation, the outstanding principal and accrued interest in respect of any Revolving Credit Loans, the outstanding principal and accrued interest in respect of Letters of Credit, all Facility Fees, Risk Participation Fees, fees owing to the Lenders or the Agent, reimbursement obligations under Letters of Credit, any indebtedness or obligations under any so- called ‘hedge’, ‘swap’, ‘collar’, ‘cap’ or similar interest rate or currency fluctuation protection agreements hereafter constituting one or more of the Loan Documents pursuant to a writing signed by the Borrowers, the Agent and the Majority Lenders, and any expenses, Taxes, compensation or other amounts owing under this Agreement, the Notes, any Reimbursement Agreement, including, without limitation, pursuant to Sections 3.3, 3.4, 3.7, 3.8, 3.9 or 15.4, any Erroneous Payment Subrogation Rights, and any and all other amounts owed by any Borrower or Guarantor to the Agent or the Lenders pursuant to this Agreement, the Notes or any other Loan Document; provided, that Obligations shall not include Excluded Swap Obligations.

“Other Connection Taxes” shall mean with respect to any Lender Party (or Participant), Taxes imposed as a result of a present or former connection between such Lender Party (or Participant) and the jurisdiction imposing such Tax (other than connections arising from such Lender Party (or Participant) having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made

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hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes.

“Payment Office” shall mean such office of the Agent as set forth on Schedule 1 hereof or such offices as may be from time to time selected by the Agent and notified in writing by the Agent to the Borrowers and the Lenders as the office to which payments are to be made by the Borrowers or the Lenders, as the case may be.

“Payment Recipient” has the meaning assigned to it in Section 13.16(a).

“Permitted Acquisition” shall mean any Acquisition as to which all of the following conditions are satisfied:

(i)	such Acquisition involves a line or lines of business in a Related Industry;

(ii)such Acquisition is not actively opposed by the Board of Directors (or other managing body, in the case of any entity other than a corporation) of the selling Person or the Person whose equity interests are to be acquired;

(iii)no Event of Default or Incipient Default then exists or would exist after giving effect to such Acquisition; and

(iv)at least ten (10) Banking Days prior to the completion of any such Acquisition involving aggregate consideration, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired Person or Persons, in excess of $250,000,000, Holdings shall have delivered to the Agent and the Lenders a certificate of a responsible financial or accounting officer of Holdings demonstrating, in reasonable detail, the computation of and compliance with the ratios referred to in Sections 9.7 and 9.8 on a pro forma basis (which pro forma basis shall be satisfactory to the Agent) after giving effect to such Acquisition.

“Permitted Holdings Merger” shall mean a merger between Holdings and another Person as to which all of the following conditions are satisfied:

(i)	Holdings is the surviving corporation under such merger;

(ii)no Event of Default or Incipient Default then exists or would exist after giving effect to such merger;

(iii)without limiting the generality of clause (ii), above, no Change of Control would occur by reason of such merger; and

(iv)at least twenty (20) Banking Days prior to the completion of any such merger, Holdings shall have delivered to the Agent and the Lenders (A) audited financial statements for the other merger party (unless audited financial statements are unavailable, in which case, unaudited financial statements shall be delivered) for the three most recent fiscal years of such Person and (B) a certificate of a responsible officer of Holdings

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demonstrating, in reasonable detail, the computation of and compliance with the ratios referred to in Sections 9.7 and 9.8 hereof on a pro forma basis (which pro forma basis shall be satisfactory to the Agent) after giving effect to such merger.

“Permitted Purchase Money Security Interest” shall mean any Lien which is created or assumed in purchasing, constructing or improving any real or personal property (other than inventory) in the ordinary course of business, or to which any such property is subject when so purchased, including, without limitation, Capitalized Leases, provided, that (i) such lien shall be confined to the aforesaid property, (ii) the Indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement, and (iii) any refinancing of such indebtedness does not increase the amount of indebtedness owing as of the date of such refinancing.

“Person” shall mean an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

“Plan” shall mean any employee pension benefit plan (except a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA, and in respect of which a Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” defined in Section 3(5) of ERISA.

“Prime Rate” shall mean, as of any date of determination, the highest of (i) zero percent (0.00%) per annum, (ii) the per annum rate equal to the Fed Funds Rate on such date (or if such date is not a Banking Day, the immediately preceding Banking Day) plus one-half percent (0.50%), (iii) that interest rate established from time to time by KeyBank as its so-called “prime” rate (or equivalent rate otherwise named), whether or not such rate is publicly announced; the Prime Rate may not necessarily be the lowest interest rate charged by KeyBank for commercial or other extensions of credit or (iv) the Adjusted ~~LIBOR~~Term SOFR Rate for an Interest Period of one month beginning on such day (or if such day is not a Banking Day, the most recent Banking Day), plus one percent (1.00%). Any change in the Prime Rate due to a change in the “prime” rate described in clause (iii) above or the ~~Fed Funds~~Adjusted Term SOFR Rate will be effective from and including the effective date of such change in the “prime” rate or the ~~Fed Funds~~Adjusted Term SOFR Rate, respectively.

“Prime Rate Loans” shall mean those loans described in Section 3.1(b) hereof on which the Borrowers shall pay interest at the rate based on the Prime Rate.

“Qualified Acquisition” shall mean (a) a Permitted Acquisition with aggregate consideration of at least $100,000,000 or (b) a series of related Permitted Acquisitions in any twelve (12) month period, with aggregate consideration for all such Permitted Acquisitions of at least $100,000,000; provided, that, for any such Permitted Acquisition or series of related Permitted Acquisitions to qualify as a Qualified Acquisition, a responsible officer of Holdings shall have delivered to the Agent a certificate (i) certifying that the Permitted Acquisition or series of related Permitted Acquisitions meets the criteria set forth in the foregoing clause (a) or clause (b), as applicable, and (ii) notifying the Agent that the Borrowers have elected to treat such Permitted Acquisition or series of related Permitted Acquisitions as a Qualified Acquisition.

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“Qualifying Securitization Transaction” shall mean a bona fide securitization transaction effected under terms and conditions customary in the capital markets and consisting of sales of Trade Receivables by a Lincoln Party to a Special Purpose Company which in turn either sells or pledges such Trade Receivables (or undivided interests therein) to a commercial paper conduit or other financing source (whether with or without recourse to the Special Purpose Company), and as to which each of the following conditions shall be satisfied: (i) such sales to the Special Purpose Company are not accounted for under GAAP as secured loans, (ii) such transactions are, in the good faith opinion of a responsible officer of Holdings, for fair value and in the best interests of such Lincoln Party, and (iii) recourse to any Lincoln Party in connection with any such sale of Trade Receivables is limited to repurchase, substitution or indemnification obligations customarily provided for in asset securitization transactions and arising from breaches of representations or warranties made by any Lincoln Party in connection with such sale.

“Quarterly Payment Date” shall mean each March 31, June 30, September 30 and December 31 during the Commitment Period, commencing with June 30, 2021.

“Ratable Portion” or “Ratable Share” shall mean, in respect of any Lender, the quotient (expressed as a percentage) obtained at any time by dividing such Lender’s Commitment at such time by the Total Commitment Amount.

“Rate Continuation” shall mean a continuation of ~~LIBOR~~Term SOFR Rate Loans having a particular Interest Period as ~~LIBOR~~Term SOFR Rate Loans having an Interest Period of the same duration pursuant to Section 3.1(h).

“Rate Conversion” refers to a conversion pursuant to Section 3.1(h) of Loans of one Type into Loans of another Type and, with respect to ~~LIBOR~~Term SOFR Rate Loans, from one permissible Interest Period to another permissible Interest Period.

“Rate Conversion/Continuation Request” shall have the meaning assigned to such term in Section 3.l(h).

“Reduction Notice” shall mean a notice for a request for the reduction in the Total Commitment Amount pursuant to Section 3.2 in the form of Exhibit D hereto.

“Reimbursement Agreement” shall mean any reimbursement agreement in respect of any Letter of Credit.

“Related Industries” shall mean the welding, joining and cutting industry, including the manufacture and sale of welding and cutting equipment and related consumables, other metal joining equipment and consumables, industrial gases and gas apparatus, laser and robotics for welding applications, services for industrial fabrication in general and the engineered adhesives and industrial fastener industries and other businesses of the same general type as those in which the Lincoln Parties are engaged on the Restatement Date, taken as a whole, including any businesses which are ancillary, related or complementary thereto or which are a reasonable extension thereof.

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“Reportable Event” shall mean a reportable event as that term is defined in Title IV of the Employee Retirement Income Security Act of 1974, as amended, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

~~“Reserve Percentage” shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of “Eurocurrency Liabilities”.~~

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Date” shall mean, subject to the provisions of Article 6, April 23, 2021 or such other date which is acceptable to the Agent and the Lenders.

“Revolving Credit Borrowing” shall mean a group of Revolving Credit Loans of a single Type, made by the Lenders on a single date and as to which, as to ~~LIBOR~~Term SOFR Rate Loans, a single Interest Period is in effect (i.e. any group of Revolving Credit Loans made by the Lenders having a different Type, or, as to ~~LIBOR~~Term SOFR Rate Loans, having a different Interest Period, regardless of whether such Interest Period commences on the same date as another Interest Period, or made on a different date shall be considered to comprise a different Revolving Credit Borrowing).

“Revolving Credit Facility” shall mean the revolving credit established by the Lenders in favor of the Borrowers hereby in the maximum principal amount of the Total Commitment Amount.

“Revolving Credit Loan” shall mean a Loan by a Lender to the Borrowers pursuant to Section 3.1(a), and refers to a Prime Rate Loan or a ~~LIBOR~~Term SOFR Rate Loan.

“Revolving Credit Note” shall mean a note executed and delivered pursuant to Section 3.l(c) hereof.

“Risk Participation Exposure” shall mean, with respect to any Lender, at any time of determination, such Lender’s Ratable Portion of the sum of (a) the aggregate entire Stated Amount of all such Letters of Credit outstanding at such time, and (b) the aggregate amount that has been drawn under such Letters of Credit but for which the Letter of Credit Issuer or the Lenders, as the case may be, have not at such time been reimbursed by the Borrowers.

“Risk Participation Fee” shall mean the fee payable to the Lenders pursuant to Section 3.4(c).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any member state thereof, Her Majesty’s Treasury of the United Kingdom or any other Governmental Authority having jurisdiction over a

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Lincoln Party or other party to this Agreement that is relevant to economic or financial sanctions or trade embargoes, or any Person owned or controlled by a Person listed on any such Sanctions- related list, or (b) any Person that is a national of, organized in or resident in an Embargoed Country.

“Sanctions” shall mean any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government, including those administered by OFAC or the United States Department of State, or (b) the United Nations Security Council, the European Union, or any member state thereof, or ~~Her~~His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authorities with jurisdiction over any party to this Agreement.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors and assigns or, if it shall be dissolved or shall no longer assign credit ratings to long term debt, then any other nationally recognized statistical rating agency designated by the Agent and reasonably acceptable to the Borrowers.

“SEC” shall mean the Securities and Exchange Commission.

“Significant Subsidiary” shall mean any Domestic Subsidiary that is a “significant subsidiary” as defined in Regulation S-X, Rule 1-02(w) of the SEC, as such Regulation and Rule are in effect on the date hereof.

“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” shall mean, the following:

SOFR Adjustment	Interest Period
Ten basis points (0.10%)	For a 1-month Interest Period
Fifteen basis points (0.15%)	For a 3-month Interest Period
Twenty-five basis points (0.25%)	For a 6-month Interest Period

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%). “SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Special Purpose Company” shall mean any Person created in connection with a Qualifying Securitization Transaction, provided that any Special Purpose Company shall not

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own any property or conduct any activities other than those properties and activities which are reasonably required to be owned and conducted in connection with the involvement of such Person in Qualifying Securitization Transactions.

“Stated Amount” of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

“Subordinated Indebtedness” shall mean any Indebtedness which has been subordinated to the Obligations in right and time of payment upon terms which are satisfactory to the Majority Lenders, which terms may, in the Majority Lenders’ determination, include (without limitation) limitations or restrictions on the right of the holder of such Indebtedness to receive payments and exercise remedies.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided in this Agreement, all references herein to “Subsidiary” shall mean a Subsidiary (direct or indirect) of Holdings.

“Swap Obligation” shall mean, with respect to any Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Rate” shall mean, with respect to any Term SOFR Rate Loan, for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2)

U.S. Government Securities Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Cleveland, Ohio time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first U.S. Government Securities Business Day preceding

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such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Date. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

“Term SOFR Rate Loan” means a Loan that bears interest based on Term SOFR Rate. Unless the context requires otherwise, Term SOFR Rate Loans shall include Loans that bear interest based on Daily Simple SOFR.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR. “Total Commitment Amount” shall mean the aggregate amount of the Commitments of all of the Lenders, which aggregate amount as of the Restatement Date is Five Hundred Million

Dollars ($500,000,000), as such amount may be increased or reduced pursuant to the provisions of this Agreement.

“Total Funded Debt” shall mean, as at the date of any determination, and on a Consolidated basis, the principal amount of any and all outstanding Funded Debt of Holdings and its Subsidiaries at such date, including, without limitation, the outstanding Obligations of the Borrowers to the Lenders under this Agreement at such date and any other Lender Debt at such date.

“Trade Receivables” shall mean indebtedness and other obligations owed to Holdings or any other Lincoln Party, whether constituting accounts, chattel paper, instruments or general intangibles, arising in connection with the sale of goods and services by Holdings or such Lincoln Party to commercial customers, including, without limitation, the obligation to pay any finance charges with respect thereto, and agreements relating thereto, collateral securing the foregoing, books and records relating thereto and all proceeds thereof.

“Trailing EBITDA” shall mean, as of the end of any Fiscal Quarter, EBITDA for such Fiscal Quarter, plus EBITDA for the three (3) immediately preceding Fiscal Quarters.

“Type” shall mean, when used in respect of any Revolving Credit Loan, ~~LIBOR~~Term SOFR Rate or Prime Rate as applicable to such Loan.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

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“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107- 56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

SECTION 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specific date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.3 Accounting Terms; Accounting Changes.

(a)Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent hereunder shall (unless otherwise disclosed to the Agent in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Agent hereunder (which, prior to the delivery of the first financial statements under Section 8.1 hereof, shall mean the audited financial statements as at December 31, 2020 referred to in Section 10.5 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Agent pursuant to Section 8.1 hereof (or, prior to the delivery of the first financial statements under Section 8.1 hereof, used in the preparation of the audited financial statements as at December 31, 2020 referred to in Section 10.5 hereof) unless (i) Holdings shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders (through the Agent) shall so object in writing within thirty (30) days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest

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financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.1 hereof, shall mean the audited financial statements referred to in Section 10.5 hereof); provided that, if any change in GAAP by reason of a change from GAAP to IFRS or, if applicable, portions thereof (as provided in the definition of “GAAP”) would affect in any material respect the computation of any ratio or other financial covenant, basket, calculation or requirement set forth herein or in any other Loan Document, the Agent and Holdings shall endeavor to negotiate in good faith a modification of such ratio, covenant, basket, calculation or requirement to preserve the original intent thereof in light of such change from GAAP to IFRS or, if applicable, portions thereof (subject, however, to the approval of the Majority Lenders); and until, if ever, such modification shall have been effected by an amendment to such ratio, covenant, basket, calculation or requirement approved by Holdings and the Majority Lenders as provided in Section 15.1 hereof,

(i) such ratio, covenant, basket, calculation or requirement shall continue to be computed in accordance with GAAP prior to such change to IFRS (or, if applicable, portions thereof) and (ii) Holdings shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, covenant, basket, calculation or requirement made before and after giving effect to such change from GAAP to IFRS (or, if applicable, portions thereof). For purposes of determining compliance with this Agreement (including, without limitation, Article 8, Article 9 and the definition of “Indebtedness”), any election by Holdings to measure any financial liability using “fair value” (as permitted by the Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b)Holdings shall deliver to the Agent at the same time as the delivery of any annual or quarterly financial statement under Section 8.1 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

(c)To enable the ready and consistent determination of compliance with the covenants set forth in Article 9 hereof, Holdings shall not change, other than in compliance with Section 8.1(g), the last day of its Fiscal Year from December 31, or the last days of the first three Fiscal Quarters in each of its Fiscal Years from March 31, June 30 and September 30 of each year, respectively.

SECTION 1.4 Restatement of Existing Credit Agreement. This Agreement amends and restates the Existing Credit Agreement in its entirety. As such, this Agreement represents in part a renewal of, and is issued in substitution and exchange for, and not in satisfaction or novation of, the “Obligations” under the Existing Credit Agreement, if any. To the extent outstanding, any “Obligations” under the Existing Credit Agreement are continuing Obligations of the Borrowers upon and subject to the terms and conditions of this Agreement, and the restatement effected hereby shall not be construed to be a payment or satisfaction thereof.  To the extent

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payment in full of and the satisfaction of all Obligations under this Agreement shall occur, such payment shall also be deemed to be payment in full and satisfaction of the “Obligations” under the Existing Credit Agreement.

All references to the “Credit Agreement” or words of like import in any document, instrument or agreement executed and delivered in connection with the Existing Credit Agreement (to the extent not amended or restated in connection with this Agreement or expressly superseded by any agreement, instrument or other document executed in connection with this Agreement), shall be deemed to refer, without further amendment, to this Agreement as this Agreement may be further amended, modified or extended. Each of the Borrowers hereby reaffirms each of the Loan Documents executed and delivered by or on its behalf in connection with the Existing Credit Agreement.

SECTION 1.5 ~~Benchmark~~Term SOFR Notification. . Section 3.13 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to ~~USD LIBOR or with respect to any alternative or successor benchmark thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.13, will be similar to, or produce the same value or economic equivalence of, USD LIBOR or any other benchmark or have the same volume or liquidity as did USD LIBOR or any other benchmark rate prior to its discontinuance or unavailability. Without prejudice to any other provision of this Agreement, each Lincoln Party and each Lender Party acknowledges and agrees for the benefit of each of the other parties: (a) USD LIBOR (i) may be subject to methodological or other changes which could affect its value, and/or (ii) may be permanently discontinued; and (b) the occurrence of any of the aforementioned events and/or a Benchmark Transition Event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.~~the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.

SECTION 1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE 2

AMOUNT AND NATURE OF CREDIT

SECTION 2.1 Amount and Nature of Credit. Subject to the terms and conditions set forth in this Agreement, each of the Lenders hereby establishes, on a several basis, a facility

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pursuant to which Revolving Credit Loans shall be available to the Borrowers on a revolving credit basis in an amount, in the aggregate as to all of the Lenders, not to exceed the Total Commitment Amount, of which an amount not to exceed the LC Sublimit shall be available for the issuance of Letters of Credit.

SECTION 2.2 Purpose of Facility. The Borrowers shall use the proceeds of Revolving Credit Loans hereunder (a) for the general corporate working capital purposes of Holdings and its Subsidiaries and (b) for other general corporate purposes, including, without limitation, but subject to the terms and conditions hereinafter set forth, the acquisition of other businesses. The Borrowers shall use the Letters of Credit for the purposes set forth in Article 5 and for general corporate purposes of the Lincoln Parties.

ARTICLE 3 LOANS

SECTION 3.1 Revolving Credit Loans.

(a)Revolving Credit Loans. Subject to the terms and provisions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrowers in respect of the Revolving Credit Facility from time to time during the Commitment Period up to such Lender’s respective Commitment; provided, however, that in no event at any time shall the aggregate principal amount of all Revolving Credit Loans then outstanding, plus the aggregate Risk Participation Exposure then existing, be in excess of the Total Commitment Amount. Within the limits set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans.

(b)	Revolving Credit Borrowings.

(i)Subject to the terms and conditions set forth in this Agreement, the Borrowers shall have the option to request Revolving Credit Borrowings in respect of the Revolving Credit Facility, comprised of (A) Prime Rate Loans maturing on or before the last day of the Commitment Period, in aggregate amounts of not less than Five Hundred Thousand Dollars ($500,000) or additional increments of One Hundred Thousand Dollars ($100,000) or any integral multiple thereof or (B) ~~LIBOR~~Term SOFR Rate Loans maturing on the last day of the Interest Period applicable thereto in aggregate amounts of not less than Three Million Dollars ($3,000,000), or additional increments of One Million Dollars ($1,000,000) or any integral multiple thereof.

(ii)The Borrowers may request more than one Revolving Credit Borrowing on any Banking Day; provided, however, that if on the same Banking Day the Borrowers request two or more Revolving Credit Borrowings which are comprised of ~~LIBOR~~Term SOFR Rate Loans, each such Revolving Credit Borrowing of ~~LIBOR~~Term SOFR Rate Loans shall have an Interest Period which is different in duration from the Interest Periods in respect of the other such Revolving Credit Borrowings of ~~LIBOR~~Term SOFR Rate Loans.

(iii)The Borrowers shall not request a Revolving Credit Borrowing consisting of ~~LIBOR~~Term SOFR Rate Loans if, after giving effect to such request, there would be

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outstanding more than ten (10) Revolving Credit Borrowings consisting of ~~LIBOR~~Term SOFR Rate Loans.

(c)	Notes.

(i)The obligation of the Borrowers to repay Revolving Credit Loans made by each Lender in respect of the Revolving Credit Facility and to pay interest thereon may be evidenced by a restated Revolving Credit Note of the Borrowers substantially in the form of Exhibit A hereto, with appropriate insertions, dated the date of this Agreement and payable to the order of such Lender on the last day of the Commitment Period, in the principal amount of its Commitment.

(ii)The principal amount of the Revolving Credit Loans made by each Lender, and all prepayments thereof and the applicable dates with respect thereto shall be recorded by such Lender from time to time on any ledger or other record of such Lender or such Lender shall record such information by such other method as such Lender may generally employ; provided, however, that failure to make any such record shall in no way detract from each Borrower’s obligations under any Note. The aggregate unpaid amount of the Revolving Credit Loans shown on the records of such Lender shall be rebuttably presumptive evidence of the principal amount owing and unpaid on such Revolving Credit Note, as the case may be.

(d)Notice of Borrowing. The obligation of each Lender to make Revolving Credit Loans comprising a Revolving Credit Borrowing under the Revolving Credit Facility is conditioned upon receipt by the Agent of a request by Holdings on behalf of the Borrowers (which may be by telephone notice promptly confirmed in writing by delivery of a Notice of Borrowing as set forth below) not later than 12:00 noon (Cleveland, Ohio time) (i) on the Banking Day which is the requested date of a proposed Revolving Credit Borrowing comprised of Prime Rate Loans and (ii) on a day which is three (3) ~~Banking~~U.S. Government Securities Business Days prior to the ~~Banking~~U.S. Government Securities Business Day which is the requested date of a proposed Revolving Credit Borrowing comprised of ~~LIBOR~~Term SOFR Rate Loans (except that the Revolving Credit Borrowing requested on the Restatement Date may be comprised of ~~LIBOR~~Term SOFR Rate Loans so long as each of the Lenders shall have agreed to make ~~LIBOR~~Term SOFR Rate Loans on the Restatement Date without the notice required by this Section 3.l(d) and the Borrowers shall have agreed in a writing satisfactory in form and substance to the Agent to indemnify the Lenders in respect of any loss suffered by reason of such accommodation). Each such request (a “Notice of Borrowing”) shall be transmitted by Holdings on behalf of the Borrowers to the Agent by telecopier, email or such other means as the Agent agrees to in writing, substantially in the form of Exhibit B, specifying therein the requested (A) date of the Revolving Credit Loans comprising such Revolving Credit Borrowing, (B) Type of Revolving Credit Loans comprising such Revolving Credit Borrowing, (C) aggregate amount of such Revolving Credit Loans and (D) in the case of a proposed Revolving Credit Borrowing comprised of ~~LIBOR~~Term SOFR Rate Loans, the initial Interest Period for such Revolving Credit Loans. The Borrowers may give a Notice of Borrowing telephonically so long as written confirmation of such Revolving Credit Borrowing by delivery of written Notice of Borrowing is received by the Agent by 1:00 p.m. (Cleveland, Ohio time) on the same day such telephonic Notice of Borrowing is given. The Agent may rely on such telephonic Notice of Borrowing to

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the same extent that the Agent may rely on a written Notice of Borrowing. Each Notice of Borrowing and telephonic Notice of Borrowing shall be irrevocable and binding on the Borrowers and subject to the indemnification provisions of this Article 3. The Borrowers shall bear all risks related to the giving of a Notice of Borrowing telephonically or by such other method of transmission as Holdings on behalf of the Borrowers shall elect. The Agent shall give to each Lender reasonably prompt notice by telecopier or email on the day received of each such Notice of Borrowing.

(e)Lenders to Fund Agent. Each Lender shall, before the later of one (1) hour after the Agent issues its notice to such Lender of a Notice of Borrowing or 2:00 P.M. (Cleveland, Ohio time) on the date of each Revolving Credit Borrowing, make available to the Agent, in immediately available funds at the account of the Agent maintained at the Payment Office as specified by the Agent to the Lenders prior to such date, such Lender’s Ratable Portion of the Revolving Credit Loans comprising such Revolving Credit Borrowing. On the date requested by Holdings on behalf of the Borrowers for a Revolving Credit Borrowing, after the Agent’s receipt of the funds representing a Lender’s Ratable Portion of such Revolving Credit Borrowing and upon the Borrowers’ fulfillment of the applicable conditions set forth in this Article 3, the Agent will make the funds of such Lender available to the Borrowers at the aforesaid applicable Payment Office.

(f)Availability of Funds. Unless the Agent shall have received notice from a Lender prior to the date (except in the case of Prime Rate Loans, in which case prior to the time) of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender’s Ratable Portion of the Revolving Credit Borrowing, the Agent may assume that such Lender has made its Ratable Portion of the Revolving Credit Borrowing available to the Agent on the date of the Revolving Credit Borrowing in accordance with Section 3.1(e). In reliance upon such assumption, the Agent may, but shall not be obligated to, make available to the Borrowers on such date a corresponding portion of the Revolving Credit Borrowing. If and to the extent that such Lender shall not have made available to the Agent its Ratable Portion of the Loans to be made as to the Revolving Credit Borrowing, such Lender and the Borrowers severally agree to repay to the Agent, immediately upon demand, the corresponding portion of the Revolving Credit Borrowing, together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent (i) in the case of the Borrowers, at the interest rate applicable at the time to the Revolving Credit Loans comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the greater of the Fed Funds Rate and a rate reasonably determined by the Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Agent such corresponding portion of the Revolving Credit Borrowing, the amount so repaid shall constitute such Lender’s Ratable Portion as part of such Revolving Credit Borrowing.

(g)Failure of Lender to Loan. The failure of any Lender to make the Loan to be made by it as its Ratable Portion of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of such Revolving Credit Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Revolving Credit Borrowing.

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(h)Rate Conversion and Continuation. The Borrowers shall have the right to cause a Rate Conversion or Rate Continuation in respect of Revolving Credit Loans then outstanding, upon request delivered by Holdings on behalf of the Borrowers to the Agent not later than 12:00 noon (Cleveland, Ohio time) (i) on the day which is the ~~Banking~~U.S. Government Securities Business Day that the Borrowers desire to convert any ~~LIBOR~~Term SOFR Rate Loans comprising a Revolving Credit Borrowing into Prime Rate Loans so as to comprise a Revolving Credit Borrowing, (ii) on the day that is three (3) ~~Banking~~U.S. Government Securities Business Days prior to the ~~Banking~~U.S. Government Securities Business Day upon which the Borrowers desire to convert any Prime Rate Loans comprising a Revolving Credit Borrowing into ~~LIBOR~~Term SOFR Rate Loans for a given Interest Period so as to comprise a Revolving Credit Borrowing, (iii) on the day which is three (3) ~~Banking~~U.S. Government Securities Business Days prior to the ~~Banking~~U.S. Government Securities Business Day upon which the Borrowers desire to continue any ~~LIBOR~~Term SOFR Rate Loans comprising a given Revolving Credit Borrowing as ~~LIBOR~~Term SOFR Rate Loans for an additional Interest Period of the same duration so as to comprise a Revolving Credit Borrowing, (iv) on the day which is three (3) ~~Banking~~U.S. Government Securities Business Days prior to the ~~Banking~~U.S. Government Securities Business Day upon which the Borrowers desire to convert any ~~LIBOR~~Term SOFR Rate Loans having a particular Interest Period comprising a Revolving Credit Borrowing into ~~LIBOR~~Term SOFR Rate Loans having a different permissible Interest Period so as to comprise a Revolving Credit Borrowing, provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

(A)each Rate Conversion or Rate Continuation shall be funded among the Lenders based upon each Lender’s Ratable Portion of such converted or continued Revolving Credit Loans comprising a Revolving Credit Borrowing;

(B)if less than all the outstanding principal amount of the Revolving Credit Loans comprising a Revolving Credit Borrowing is converted or continued, the aggregate principal amount of such Revolving Credit Loans converted or continued shall be (1) in the case of ~~LIBOR~~Term SOFR Rate Loans, not less than Three Million Dollars ($3,000,000) or additional increments of One Million Dollars ($1,000,000) in excess thereof, and (2) in the case of Prime Rate Loans, not less than Five Hundred Thousand Dollars ($500,000) or additional increments of One Hundred Thousand Dollars ($100,000) in excess thereof;

(C)each Rate Conversion or Rate Continuation shall be effected by each Lender by applying the proceeds of the Loan resulting from such Rate Conversion or Rate Continuation to the Loan of such Lender being converted or continued, as the case may be, and the accrued interest on any such Loan (or portion thereof) being converted or continued shall be paid to the Agent on behalf of each Lender by the Borrowers at the time of such Rate Conversion or Rate Continuation;

(D)~~LIBOR~~Term SOFR Rate Loans may not be converted or continued at a time other than the end of the Interest Period applicable thereto unless the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 3.3(d);

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(E)Revolving Credit Loans comprising a Revolving Credit Borrowing may not be converted into or continued as ~~LIBOR~~Term SOFR Rate Loans less than one month prior to the last day of the Commitment Period or for an Interest Period which would continue after the last day of the Commitment Period;

(F)~~LIBOR~~Term SOFR Rate Loans comprising a Revolving Credit Borrowing that cannot be converted into or continued as ~~LIBOR~~Term SOFR Rate Loans by reason of clause (E) shall be automatically converted at the end of the Interest Period in effect for such ~~LIBOR~~Term SOFR Rate Loans into Prime Rate Loans comprising a Revolving Credit Borrowing; and

(G)in connection with any Rate Conversion or Rate Continuation, no Interest Period can be selected which ends after the date of any reduction in the Total Commitment Amount unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Prime Rate Loans taken together with the principal amount of any then outstanding ~~LIBOR~~Term SOFR Rate Loans having Interest Periods ending on or prior to the date of such reduction shall be at least equal to the principal amount of the Revolving Credit Loans due and payable on or prior to such reduction date.

Each such request for a conversion or continuation (a “Rate Conversion/Continuation Request”) in respect of Revolving Credit Loans comprising a Revolving Credit Borrowing shall be transmitted by Holdings on behalf of the Borrowers to the Agent, by telecopier, email or such other means as the Agent agrees to in writing, in substantially the form of Exhibit C hereto, specifying (A) the identity and amount of the Revolving Credit Loans comprising a Revolving Credit Borrowing that the Borrowers request be converted or continued, (B) the Type of Revolving Credit Loans into which such Revolving Credit Loans are to be converted or continued, (C) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Banking Day) and (D) in the case of Revolving Credit Loans comprising a Revolving Credit Borrowing being converted into or continued as ~~LIBOR~~Term SOFR Rate Loans, the Interest Period for such ~~LIBOR~~Term SOFR Rate Loans. The Borrowers may make Rate Conversion/Continuation Requests telephonically so long as written confirmation of such Revolving Credit Borrowing is received by the Agent by 1:00 p.m. (Cleveland, Ohio time) on the same day of such telephonic Rate Conversion/Continuation Request. The Agent may rely on such telephonic Rate Conversion/Continuation Request to the same extent that the Agent may rely on a written Rate Conversion/Continuation Request. Each Rate Conversion/Continuation Request, whether telephonic or written, shall be irrevocable and binding on the Borrowers and subject to the indemnification provisions of this Article 3. The Borrowers shall bear all risks related to its giving any Rate Conversion/Continuation Request telephonically or by such other method of transmission as Holdings on behalf of the Borrowers shall elect. The Agent shall promptly deliver on the day received a copy of each such Rate Conversion/Continuation Request to the Lenders by telecopier or email.

SECTION 3.2 Optional Reductions; Termination Of Commitments. The Borrowers may, at any time and without payment of premium or penalty except as set forth in Section 3.3, terminate in whole or from time to time in part reduce the Total Commitment Amount of the Lenders by delivering to the Agent, not later than 12:00 noon (Cleveland, Ohio time) three (3)

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Banking Days immediately preceding the effective date of the reduction, a notice of such reduction (a “Reduction Notice”), stating the amount by which the Total Commitment Amount is to be reduced and the effective date of such reduction. Each reduction shall be subject to the following: (i) each such reduction shall be in an aggregate principal amount of not less than Five Million Dollars ($5,000,000) or any integral multiple of $1,000,000 in excess thereof and (ii) each such reduction shall be in an amount such that the Total Commitment Amount, as so reduced, is not less than an amount equal to the aggregate of (A) the aggregate principal amount of the Revolving Credit Loans then outstanding hereunder, plus (B) the aggregate Risk Participation Exposure. The Borrowers shall not be permitted to reduce the Total Commitment Amount unless, concurrently with any reduction, the Borrowers shall make a principal payment on each Lender’s then outstanding Revolving Credit Loans in an amount equal to the excess, if any, of such Revolving Credit Loans, plus the aggregate Risk Participation Exposure, over the Commitment of such Lender as so reduced. The Agent shall promptly notify each Lender of its proportionate amount and the date of each such reduction. From and after each such reduction, the Facility Fees payable hereunder shall be calculated upon the Commitments of the Lenders as so reduced. Each reduction of the aggregate Commitments shall be made among the Lenders in accordance with their respective Ratable Portions and shall be allocated ratably to the Total Commitment Amount. Any partial reduction in the Total Commitment Amount shall be irrevocable and effective during the remainder of the Commitment Period. If the Borrowers terminate in whole the Commitments of the Lenders, on the effective date of such termination (the Borrowers having prepaid in full the unpaid principal balance, if any, of the Notes outstanding, together with all interest (if any) and Facility Fees accrued and unpaid and all other amounts due to the Agent or the Lenders hereunder, including, without limitation, the satisfaction of all Obligations in respect of Letters of Credit), all of the Notes outstanding shall be delivered to the Agent marked “Canceled” and redelivered to the Borrowers.

SECTION 3.3 Repayments and Prepayments; Prepayment Compensation.

(a)Principal Repayment. The Borrowers shall repay to the Agent for the account of the Lenders the outstanding principal amount of the Revolving Credit Loans under the Revolving Credit Facility (together with all accrued and unpaid interest, Facility Fees, and any other amounts owing to the Lenders, or any thereof, under this Agreement) on the last day of the Commitment Period or upon acceleration pursuant to Section 12.1 or 12.2.

(b)Permitted Prepayments. Except as set forth in Section 3.3(d), the Borrowers may prepay, without penalty or premium, not later than 12:00 noon (Cleveland, Ohio time): (i) in the case of any ~~LIBOR~~Term SOFR Rate Loan, upon at least three (3) ~~Banking~~U.S. Government Securities Business Days’ notice to the Agent prior to the date fixed for such prepayment; and

(ii) in the case of any Prime Rate Loan, upon notice to the Agent not later than 12:00 noon (Cleveland, Ohio time) on the date fixed for such prepayment, in each case stating the proposed date and aggregate principal amount of the prepayment, and, upon such notice, shall prepay the outstanding aggregate principal amount of the Revolving Credit Loans comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (A) each partial prepayment of ~~LIBOR~~Term SOFR Rate Loans shall be in an aggregate principal amount of Three Million Dollars ($3,000,000) or additional increments of One Million Dollars ($1,000,000) in excess thereof, and (B) each partial prepayment of Prime Rate Loans shall be in

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an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) or additional increments of One Hundred Thousand Dollars ($100,000) in excess thereof. Any prepayment of any ~~LIBOR~~Term SOFR Rate Loans made on other than the last day of an Interest Period shall obligate the Borrowers to reimburse the Lenders in respect thereof pursuant to Section 3.3(d). Upon receipt by the Agent of a notice pursuant to this Section 3.3(b), the Agent shall promptly forward a copy of such notice, by telecopier or email in the case of a prepayment of ~~LIBOR~~Term SOFR Rate Loans comprising Revolving Credit Borrowing, to each of the Lenders.

(c)Mandatory Prepayments. If on any Banking Day the aggregate outstanding amount of the Revolving Credit Loans under the Revolving Credit Facility plus the aggregate Risk Participation Exposures exceeds the Total Commitment Amount then in effect, the Borrowers shall on such day prepay an aggregate principal amount of the related Revolving Credit Loans in an amount at least equal to such excess, together with accrued interest to the date of such prepayment on the principal amount prepaid, to the Agent for the account of each of the Lenders ratably in accordance with their Commitments. Any prepayment of any ~~LIBOR~~Term SOFR Rate Loans made pursuant to this Section 3.3(c) on other than the last day of an Interest Period shall obligate the Borrowers to reimburse the Lenders in respect thereof pursuant to Section 3.3(d).

(d)Breakage Compensation. The Borrowers shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses (including loss of profits), expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its ~~LIBOR~~Term SOFR Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Agent), a Credit Event of ~~LIBOR~~Term SOFR Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Rate Conversion/Continuation Request (whether or not rescinded or withdrawn by or on behalf of the Borrowers or deemed rescinded or withdrawn pursuant to this Agreement); (ii) if any repayment, prepayment, Rate Continuation or Rate Conversion of any of its ~~LIBOR~~Term SOFR Rate Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its ~~LIBOR~~Term SOFR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers; (iv) if such Lender transfers its ~~LIBOR~~Term SOFR Rate Loans pursuant to a request by the Borrowers under Section 3.9(d) hereof; or (vi) as a consequence of any other default by the Borrowers to repay its ~~LIBOR~~Term SOFR Rate Loans when required by the terms of this Agreement or any other election by the Borrowers pursuant to the terms hereof.

SECTION 3.4 Fees.

(a)Facility Fee. The Borrowers agree during the Commitment Period to pay to each Lender, through the Agent, at the dates specified herein, a facility fee (the “Facility Fee”) at a rate per annum equal to the Applicable Fee Percentage from time to time in effect for Facility Fees, as determined pursuant to Section 3.4(b), on the Commitment of such Lender. Such Facility Fee shall be payable in arrears on each Quarterly Payment Date, commencing June 30, 2021, for the calendar quarter year, or portion thereof, then ending and on the earlier date on which the Commitment of such Lender shall be terminated or assigned in whole.

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(b)Determination of Applicable Fee Percentage. The Applicable Fee Percentage shall be adjusted as herein specified as of the first day of the Commitment Period and thereafter as of each Fee Adjustment Date, commencing with the Fee Adjustment Date on June 1, 2021, by reference to (A) the financial statements required by Section 8.1(a) or Section 8.1(b), as the case may be, for the period ending as of the Fee Determination Date for such Fee Adjustment Date and (B) a certificate complying with Section 8.1(c)(ii) certifying the Net Leverage Ratio as of such Fee Determination Date. As of any such Fee Adjustment Date and during the Accrual Period commencing on such date, the Applicable Fee Percentage for Facility Fees shall be the Applicable Fee Percentage therefor indicated in the definition of the term “Applicable Fee Percentage” corresponding to the Net Leverage Ratio as of the Fee Determination Date for such Fee Adjustment Date. Any such adjustment of the Applicable Fee Percentage shall cease to be effective from the next Fee Adjustment Date.

(c)Risk Participation Fee. The Borrowers shall pay to the Letter of Credit Issuer, and the Letter of Credit Issuer shall share with the Lenders, on a pro rata basis based on their respective Ratable Portions, a risk participation fee (the “Risk Participation Fee”) in an amount equal to the per annum rate equal to the Applicable ~~LIBOR~~Term SOFR Rate Percentage in effect pursuant to Section 3.5(b), times the Stated Amount of each Letter of Credit from time to time outstanding; provided that upon and during the continuance of an Event of Default, but without waiving such Event of Default or limiting any right or remedy of the Lenders or the Agent in respect thereof, the Risk Participation Fee shall accrue at the Increased Rate. The Borrowers shall pay the Risk Participation Fee to the Letter of Credit Issuer quarterly in arrears on each Quarterly Payment Date, commencing June 30, 2021, for the calendar quarter year, or portion thereof, then ending and on the earlier date on which the Commitments expire or are terminated. Upon receipt of any Risk Participation Fee, the Letter of Credit Issuer shall pay such Risk Participation Fees to the Agent for the account of the Lenders.

(d)Fronting Fee. The Borrowers shall pay to the Letter of Credit Issuer for its own account a fronting fee in an amount equal to the Stated Amount of each Letter of Credit from time to time outstanding, times twelve and one half (12.50) Basis Points per annum, which fee shall be payable quarterly in arrears on each Quarterly Payment Date, commencing June 30, 2021, for the calendar quarter year, or portion thereof, then ending and on the earlier date on which the Commitments expire or are terminated.

(e)Up Front Fee. The Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, on the Restatement Date a fee in the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00), which fee shall be deemed fully earned on the Restatement Date.

(f)Administrative Fee; Documentation Fee. The Borrowers shall pay to (i) the Agent in advance on the Restatement Date and on each anniversary thereof during the Commitment Period for its own account an administrative fee in the amount set forth in the Fee Letter and (ii) KeyBank on the Restatement Date for its own account a documentation fee in the amount set forth in the Fee Letter, both of which fees shall be deemed fully earned on each such date.

(g)Fees Nonrefundable.All fees set forth in this Section 3.4 and closing fees payable pursuant to Sections 6.1 and 6.2 shall be paid on the date due, in immediately available

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funds, to the Agent for distribution, if and as appropriate, to the Lenders and, once paid, none of such fees shall be refundable under any circumstances.

SECTION 3.5 Interest.

(a)Regular Interest. The Borrowers shall pay interest on the unpaid principal amount of each Loan made by each Lender from the date of such Loan until such principal amount shall be paid in full at the following times and rates per annum:

(i)Prime Rate Loans. During such periods as a Revolving Credit Loan is a Prime Rate Loan, a rate per annum equal to the sum of the Prime Rate in effect from time to time plus the Applicable Prime Rate Percentage in effect from time to time, payable quarterly, in arrears, on each Quarterly Payment Date and on the date such Prime Rate Loan shall be converted or paid in full and at maturity (whether by reason of acceleration or otherwise).

(ii)~~LIBOR~~Term SOFR Rate Loans. During such periods as a Revolving Credit Loan is a ~~LIBOR~~Term SOFR Rate Loan, a rate per annum equal to the sum of the Adjusted ~~LIBOR~~Term SOFR Rate for the Interest Period of such ~~LIBOR~~Term SOFR Rate Loan, plus the Applicable ~~LIBOR~~Term SOFR Rate Percentage in effect from time to time during the Interest Period of such ~~LIBOR~~Term SOFR Rate Loan, in accordance with Section 3.1(h), payable (A) on the last day of each Interest Period and (B) if such Interest Period has a duration of more than three months, three months after the first day of such Interest Period and (C) on the date such ~~LIBOR~~Term SOFR Rate Loan shall be converted to a Prime Rate Loan or to a ~~LIBOR~~Term SOFR Rate Loan of a different Interest Period or paid in full and at maturity (whether by reason of acceleration or otherwise).

(b)Applicable ~~LIBOR~~Term SOFR Rate Percentage; Applicable Prime Rate Percentage; Terms of Adjustment.

(i)Commencement; Conditions. The Applicable ~~LIBOR~~Term SOFR Rate Percentage and Applicable Prime Rate Percentage shall each be adjusted as herein specified as of the first day of the Commitment Period and thereafter as of each Interest Adjustment Date, commencing with the Interest Adjustment Date on June 1, 2021, by reference to (A) the financial statements required by Section 8.1(a) or Section 8.1(b) for the period ending as of the Interest Determination Date for such Interest Adjustment Date and (B) a certificate complying with Section 8.l(c)(ii) certifying the Net Leverage Ratio as of such Interest Determination Date.

(ii)Calculation and Duration of Adjustment. On each Interest Adjustment Date and during the Accrual Period commencing on such date, (a) the Applicable ~~LIBOR~~Term SOFR Rate Percentage shall be the percent per annum in Basis Points indicated in the definition of the term “Applicable ~~LIBOR~~Term SOFR Rate Percentage” corresponding to the Net Leverage Ratio as of the Interest Determination Date for such Interest Adjustment Date and (b) the Applicable Prime Rate Percentage shall be the percent per annum in Basis Points indicated in the definitions of the term “Applicable

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Prime Rate Percentage” corresponding to the Net Leverage Ratio as of the Interest Determination Date for such Interest Adjustment Date.

(c)Interest on Unpaid Obligations; Interest upon Event of Default. If any principal, interest or fees or other sum due under this Agreement shall not be paid when due, or if any Revolving Credit Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained (and without waiving any Event of Default resulting therefrom or limiting any right or remedy of the Lenders or the Agent in respect thereof), the principal thereof and the unpaid interest and fees thereon, or such fees or other sum shall bear interest, payable on demand, at the Increased Rate from time to time in effect in respect of such Loan or other Obligation. The Borrowers acknowledge that this calculation will result in the accrual of interest on interest and the Borrowers expressly consent and agree to this provision. In addition, notwithstanding anything to the contrary contained in this Agreement, upon and during the continuance of an Event of Default, but without waiving such Event of Default or limiting any right or remedy of the Lenders or the Agent in respect thereof, all of the Obligations shall bear interest at the Increased Rate.

(d)	Interest Rate Determination.

(i)Agent Determination; Notice. The Agent shall determine the Prime Rate and Adjusted ~~LIBOR~~Term SOFR Rate in accordance with the definitions of Prime Rate, ~~LIBOR~~Term SOFR Rate and Adjusted ~~LIBOR~~Term SOFR Rate set forth in Section 1.1. The Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 3.5(a)(i) or (ii).

(ii)Failure of Borrowers To Elect. If no Interest Period is specified in any Notice of Borrowing for any ~~LIBOR~~Term SOFR Rate Loans comprising a Revolving Credit Borrowing, the Borrowers shall be deemed to have selected instead Prime Rate Loans. If Holdings, on behalf of the Borrowers, shall not have given notice in accordance with Section 3.1(h) to continue any ~~LIBOR~~Term SOFR Rate Loans comprising a Revolving Credit Borrowing into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with Section 3.1(h) to convert such Loans), subject to the limitations set forth in Section 3.1(h), such ~~LIBOR~~Term SOFR Rate Loans shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically shall be converted to (or, as the case may be, continued as) ~~LIBOR~~Term SOFR Rate Loans having an Interest Period of one (1) month, provided that if such limitations of Section 3.1(h) would not be complied with, such ~~LIBOR~~Term SOFR Rate Loans automatically shall be converted to Prime Rate Loans.

SECTION 3.6 Payments and Computations.

(a)Payments. The Borrowers shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Revolving Credit Loans, not later than 11:00 A.M. (Cleveland, Ohio time) on the day when due in ~~d~~Dollars to the Agent in immediately available funds by deposit of such funds to the Agent’s account

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maintained at the Payment Office. Payments received after 12:00 noon (Cleveland, Ohio time) on any day shall be deemed to have been received on the next succeeding Banking Day. The Agent will promptly thereafter, on the same Banking Day, cause to be distributed like funds relating to the payment of principal, interest, Facility Fees, or other fees or other amounts which may be received in respect of the Obligations of the Borrowers under this Agreement ratably (other than amounts payable pursuant to the express terms of this Agreement solely to the Agent or the Letter of Credit Issuer, as the case may be) to each of the Lenders for the account of its respective Lending Office, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office. The funds so distributed to each Lender shall in each case be applied by such Lender in accordance with the terms of this Agreement.

(b)Authorization to Charge Account. If and to the extent payment owed to any Lender is not made when due hereunder or under the Note held by such Lender, each Borrower hereby authorizes such Lender to charge from time to time against any or all of such Borrower’s general deposit accounts with such Lender any amount so due. Any Lender exercising the foregoing authorization will endeavor to advise such Borrower of such exercise reasonably promptly thereafter; provided, however, that such Lender’s failure to do so shall not subject such Lender, the Agent or any other Lender to liability or claim of any nature whatsoever and shall not create in any Borrower any set-off, defense or other claim of any nature whatsoever.

(c)Computations of Interest and Fees. All computations of interest, Facility Fees, and Risk Participation Fees and all other fees shall be made by the Agent, (i) in the case of ~~LIBOR~~Term SOFR Rate Loans, Risk Participation Fees, and Facility Fees, on the basis of a year of 360 days, and (ii) in the case of Prime Rate Loans, on the basis of a year of 365/366 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 3.7, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)Payment Not on Banking Day. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, except, that, if such extension would cause payment of interest on or principal of ~~LIBOR~~Term SOFR Rate Loans to be made in the next following calendar month, such payment shall be made on the immediately preceding Banking Day. Any such extension or reduction of time shall in such case be included in the computation of payment of interest or Facility Fee, as the case may be.

(e)Presumption of Payment in Full by Borrowers. Unless the Agent shall have received notice from Holdings, on behalf of the Borrowers, prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers will make or have made such payment in full to the Agent on such date. In reliance upon such assumption, the Agent may, but shall not be obligated to, distribute to each Lender on such due date the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to the Agent, each Lender shall repay to the Agent promptly upon demand the amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the

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date such Lender repays such amount to the Agent, at the Federal Funds Rate plus the amount of any costs, expenses, liabilities or losses incurred by the Agent in connection with its distribution of such funds, unless such costs, expenses, liabilities or losses are the result of the gross negligence or willful misconduct of the Agent.

SECTION 3.7 Reserves; Taxes; Indemnities.

(a)Reserves or Deposit Requirements. If at any time any Law (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any Governmental Authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of Law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the SOFR Reserve Percentage, the effect of which is reflected in the interest rate(s) of the ~~LIBOR~~Term SOFR Rate Loan(s) in question) against assets held by, or deposits in or for the amount of any loans by, any Lender, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of making or maintaining hereunder ~~LIBOR~~Term SOFR Rate Loans or to reduce the amount of principal or interest received by such Lender with respect to such ~~LIBOR~~Term SOFR Rate Loans, then upon demand by such Lender the Borrowers shall pay to such Lender from time to time on Interest Adjustment Dates with respect to such loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Lender for such increased cost or reduced amount, assuming (which assumption such Lender need not corroborate) such additional cost or reduced amount was allocable to such ~~LIBOR~~Term SOFR Rate Loans; provided that such Lender shall be generally assessing such amounts on a non-discriminatory basis against borrowers under agreements having provisions similar to this Section 3.7(a). A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.7(a), setting forth the calculations therefor, shall be promptly submitted by such Lender to the Borrowers and shall be rebuttably presumptive evidence as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Lender, the Borrowers, upon at least three (3) ~~Banking~~U.S. Government Securities Business Days’ prior written notice to such Lender through the Agent, may prepay the affected ~~LIBOR~~Term SOFR Rate Loans in full or convert all ~~LIBOR~~Term SOFR Rate Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall entitle the Lenders to the prepayment compensation provided for in Section 3.3 hereof. Each Lender will notify the Borrowers as promptly as practicable (with a copy thereof delivered to the Agent) of the existence of any event which will likely require the payment by the Borrowers of any such additional amount under this Section.

(b)Imposition of Taxes. In the event that by reason of any Law or the imposition of any requirement of any central bank whether or not having the force of Law, any Lender shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any Tax, deduction or withholding of any kind whatsoever (other than Excluded Taxes) and if any such measures or any other similar measure shall result in an increase in the cost to such Lender of making or maintaining any ~~LIBOR~~Term SOFR Rate Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Lender in respect thereof, then such Lender shall promptly notify the Borrowers in writing stating the reasons therefor. The Borrowers shall thereafter pay to such Lender upon demand from time to time on Interest

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Adjustment Dates with respect to such ~~LIBOR~~Term SOFR Rate Loans, as additional consideration hereunder, such additional amounts as will fully compensate such Lender for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Lender to the Borrowers and shall be rebuttably presumptive evidence of the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Lender, the Borrowers, upon at least three (3) ~~Banking Days~~U.S. Government Securities Business Days’ prior written notice to such Lender through the Agent, may prepay the affected ~~LIBOR~~Term SOFR Rate Loans in full or convert all ~~LIBOR~~Term SOFR Rate Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall entitle the Lenders to prepayment compensation provided for in Section 3.3 hereof.

(c)~~Eurodollar Deposit Unavailable or Interest Rate Unascertainable. In respect of any LIBOR Loans, in the event that the Agent or any Lender shall have determined that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR applicable to such Interest Period, as the case may be, the Agent or such Lender shall promptly give notice of such determination to the Borrowers and (i) any notice of new LIBOR Loans (or conversion of existing loans to LIBOR Loans) previously given by the Borrowers and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make Prime Rate Loans, and (ii) the Borrowers shall be obligated either to prepay or to convert any outstanding LIBOR Loans on the last day of the then current Interest Period or Periods with respect thereto. Any such prepayment or conversion shall entitle the Lenders to prepayment compensation provided for in Section 3.3 hereof.~~

(c)	[Reserved].

(d)Indemnity. Without prejudice to any other provisions of this Article 3, the Borrowers hereby agree to indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of any failure by the Borrowers to accept the proceeds of any ~~LIBOR~~Term SOFR Rate Loan, or otherwise consummate a Revolving Credit Borrowing in respect of ~~LIBOR~~Term SOFR Rate Loans, requested by the Borrowers pursuant to the provisions of this Agreement and of any default by the Borrowers in payment when due of any amount due hereunder in respect of any ~~LIBOR~~Term SOFR Rate Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Lender in respect of funds borrowed by it for the purpose of making or maintaining such ~~LIBOR~~Term SOFR Rate Loan, as determined by such Lender in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Lender to the Borrowers and shall be rebuttably presumptive evidence of the amount thereof.

(e)Changes in Law Rendering ~~LIBOR~~Term SOFR Rate Loans Unlawful. If at any time any Change in Law shall make it unlawful for any Lender to fund any ~~LIBOR~~Term SOFR Rate Loans which it is committed to make hereunder ~~with moneys obtained in the Eurodollar market~~, the commitment of such Lender to fund ~~LIBOR~~Term SOFR Rate Loans shall, upon the happening of such event, forthwith be suspended for the duration of such illegality, and such Lender shall by written notice to the Borrowers and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Lender shall similarly notify the Borrowers and the Agent.

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If any such change shall make it unlawful for any Lender to continue in effect the funding ~~in the applicable Eurodollar market~~ of any ~~LIBOR~~Term SOFR Rate Loan previously made by it hereunder, such Lender shall, upon the happening of such event, notify the Borrowers, the Agent and the other Lenders thereof in writing stating the reasons therefor, and the Borrowers shall, on the earlier of (i) the last day of the then current Interest Period or (ii) if required by such Law, regulation or interpretation, on such date as shall be specified in such notice, either convert all ~~LIBOR~~Term SOFR Rate Loans to Prime Rate Loans to the extent permissible under this Agreement or prepay all ~~LIBOR~~Term SOFR Rate Loans to the Lenders in full. Any such prepayment or conversion shall entitle the Lenders to prepayment compensation as provided in Section 3.3 hereof.

SECTION 3.8 Capital Adequacy; Liquidity. If any Lender shall have determined, that, whether in effect at the date of this Agreement or hereafter in effect, any applicable Law regarding capital adequacy or liquidity, or any Change in Law, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy or liquidity (whether or not having the force of Law) of any such Governmental Authority has or would have the effect of reducing the rate of return on such Lender’s capital allocated to the transactions contemplated by this Agreement (or the capital or liquidity of its holding company) as a consequence of its obligations hereunder to a level below that which such Lender (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies or the policies of its holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its holding company) for such reduction; provided that such Lender shall be generally assessing such amounts on a non-discriminatory basis against borrowers under agreements having provisions similar to this Section 3.8. Each Lender will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive and binding in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. The protection of this Section 3.8 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Law or other condition which shall have been imposed.

SECTION 3.9 Taxes.

(a)All payments by or on account of any obligation of the Borrowers under the Loan Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrowers or the Agent shall be required by applicable Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) to the extent the deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable will be increased as necessary so that, after all required deductions (including deductions applicable to additional sums payable under this Section) are made, each relevant Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers or the Agent shall make such deductions and (iii) the Borrowers or the Agent shall

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pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b)In addition, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)The Borrowers shall indemnify each Lender Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Lender Party with respect to any payment by or obligation of the Borrowers under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority provided, that such written demand must be made within one (1) year after the applicable payment date by the Lender Party. Such written demand shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall include reasonable supporting documentation authenticating the claim. A certificate as to the amount of any such payment delivered to Holdings by a Lender Party on its own behalf, or by the Agent on behalf of a Lender Party, shall be conclusive absent manifest error. Notwithstanding the foregoing, the Borrowers shall not be liable for the reimbursement of any interest, penalties or expenses arising from the gross negligence or willful misconduct of a Lender Party in taking any action it was required to take. If the Borrowers have indemnified any Lender Party pursuant to this Section 3.9(c), such Lender Party shall take such steps as the Borrowers shall reasonably request (at the Borrowers’ expense) to assist the Borrowers in recovering the Indemnified Taxes or Other Taxes and any penalties or interest attributable thereto; provided that no Lender Party shall be required to take any action pursuant to this Section 3.9(c) unless, such action (i) would not subject such Lender Party to any unreasonable unreimbursed cost or expense and (ii) would not otherwise be unreasonably disadvantageous to such Lender Party.

(d)As soon as practicable after the Borrowers pay any Indemnified Taxes or Other Taxes to a Governmental Authority, the Borrowers shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)(i)  Any Foreign Lender that is eligible for and/or entitled to an exemption from or reduction of withholding Tax under the Laws of the United States, or any treaty to which the United States is a party, with respect to payments under this Agreement or any Loan Document shall deliver to Holdings and the Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by Holdings or the Agent as will permit such payments to be made without withholding or at a reduced rate. If any such Foreign Lender becomes subject to any Tax because it fails to comply with this subsection, the Borrowers shall take such steps (at such Foreign Lender’s expense) as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Tax. Without limiting the generality of the foregoing, each such Foreign Lender shall deliver to Holdings and the Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on

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which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Holdings or the Agent), whichever of the following is applicable:

(A)Internal Revenue Service Form W-8BEN-E (or successor thereto) claiming eligibility for benefits of an income Tax treaty to which the United States is a party,

(B)	Internal Revenue Service Form W-8ECI (or successor thereto),

(C)Internal Revenue Service Form W-8IMY (or successor thereto) and all required supporting documentation,

(D)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) or 871(h) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) Internal Revenue Service Form W-8BEN-E, or

(E)any other form prescribed by applicable Laws or such other evidence satisfactory to Holdings or the Agent as a basis for claiming exemption from or a reduction in withholding Tax together with such supplementary documentation as may be prescribed by applicable Laws to permit Holdings or the Agent to determine the withholding or deduction required to be made.

(ii)Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Holdings and the Agent (in such number of signed originals as shall be reasonably requested by the recipient) on or prior to the date on which such “United States person” becomes a Lender under this Agreement (and from time to time thereafter, upon the request of Holdings or the Agent), Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by Holdings or the Agent as will enable Holdings or the Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(iii)Each Lender Party shall promptly (I) notify Holdings and the Agent of any change in its circumstances relating to such Lender Party that would modify or render invalid any previously delivered form or documentation or any claimed exemption or reduction of Taxes and (II) take such steps as shall be reasonably necessary to avoid any requirement of applicable Law of any applicable jurisdiction that a Borrower or the Agent make any deduction or withholding for Taxes from amounts payable to such Lender Party (it being understood, for the avoidance of doubt, that the Borrowers shall be responsible for the reasonable costs and expenses of such Lender Party associated with such actions, but that such expenses shall be without duplication for any expense covered by Section 3.11). Each Lender Party that has delivered a form required hereunder shall, upon the reasonable request of Holdings or the Agent, deliver to Holdings or the Agent, as applicable, additional copies of such form (or any successor thereto) on or before the

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date such form expires or becomes obsolete. Notwithstanding anything to the contrary herein, a Lender Party shall not be required to deliver any form pursuant to this Section

3.9 that such Lender Party is not legally able to deliver.

(iv)In addition to the above, if a payment made to a Foreign Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Foreign Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Foreign Lender shall deliver to Holdings and the Agent, at the time or times prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) such additional documentation reasonably requested by Holdings (or the Agent) as may be necessary for the Borrowers (or the Agent) to comply with their obligations under FATCA, to determine that such Foreign Lender has or has not complied with such Foreign Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (iv), “FATCA” shall include any amendments to FATCA after the Restatement Date.

(f)If any Lender Party shall have actually received a refund (or, in the good faith determination of such Lender Party, shall have actually received a credit against its current or future Tax liability in lieu of a refund) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.9 it shall pay to the Borrowers an amount equal to such refund (or such credit in lieu of such refund) (but only to the extent of the indemnity payments actually made, or additional amounts paid by, the Borrowers under this Section 3.9 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of- pocket expenses, if any, incurred by such Lender Party without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of such Lender Party, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender Party in the event such Lender Party is required to repay such refund to such Governmental Authority and delivers to Holdings evidence reasonably satisfactory to Holdings of such repayment. This Section 3.9(f) shall not be construed to require any Lender Party to make available its Tax returns (or any information relating to its Taxes that it reasonably deems confidential) to the Borrowers or any other Person.

SECTION 3.10 No Waiver; Reimbursement Limitation. Failure on the part of any Lender to demand compensation, payment, or reimbursement of amounts under any of Sections 3.7, 3.8 and 3.9, above, with respect to any period shall not constitute a waiver of such Lender’s rights to demand such compensation, payment, or reimbursement in such period or in any other period; provided, however, that no Lender shall be entitled to compensation, payment, or reimbursement of amounts under any of Sections 3.7, 3.8 and 3.9 for any amounts incurred or accruing more than 270 days prior to the giving of notice to Holdings of any cost, reduction, Taxes or other amount of the nature described in any of such Sections, and provided further, however, that, if such cost, reduction, Tax or other amount is owing by a Lender by reason of a an audit or assessment by Governmental Authority or Change in Law having effect on a date earlier than the date on which such Lender receives notice thereof, then the 270-day period referred to above shall be extended to include such period of retroactive effect.

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SECTION 3.11 Lender’s Obligation to Mitigate; Replacement of Lenders.

(a)If any Lender requests compensation under Section 3.7, 3.8 or 3.9, or if any Borrower is required to pay any additional amount to any Lender or any governmental authority for the account of any Lender pursuant to Section 3.7, 3.8 or 3.9, then such Lender shall use all commercially reasonable efforts to mitigate or eliminate the amount of such compensation or additional amount, including without limitation, by designating a different Lending Office for funding or booking its Loans hereunder or by assigning its rights and obligations hereunder to another of its offices, branches or affiliates; provided that no Lender shall be required to take any action pursuant to this Section 3.11(a) unless, in the judgment of such Lender, such designation or assignment or other action (i) would eliminate or reduce amounts payable pursuant to Section 3.7, 3.8 or 3.9, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to such Lender. The Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 3.7, 3.8 or 3.9, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, 3.8 or 3.9, then the Borrowers may, at their sole expense and effort, replace such Lender in accordance with Section 15.15 hereto.

SECTION 3.12 Optional Increase of Commitments. At any time prior to the date that is one hundred eighty (180) days prior to the last day of the Commitment Period, if no Incipient Default or Event of Default shall have occurred and be continuing (or would result after giving effect thereto), the Borrowers, may, if they so elect, increase the aggregate amount of the Commitments (each such increase to be in an aggregate amount that is an integral multiple of

$1,000,000 and not less than $10,000,000). The Borrowers shall first request the existing Lenders in writing to increase their respective Commitments (proportionately based on their Ratable Shares or on such other basis as the Borrowers and the existing Lenders may agree) to accommodate the increase requested by the Borrowers. If, within fifteen (15) days following their receipt of the Borrowers’ request, existing Lenders fail to agree to increase their respective Commitments in an aggregate amount at least equal to the increase requested by the Borrowers, the Borrowers may designate one or more financial institutions not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of the Agent and the Letter of Credit Issuer, which consents will not be unreasonably withheld or delayed, and only if each such financial institution accepts a Commitment in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000) in respect of the portion of the requested increase not accepted by the existing Lenders. Upon execution and delivery by the Borrowers and each such Lender or other financial institution of an instrument (a “Commitment Acceptance”) in form reasonably satisfactory to the Agent, such existing Lender shall have a Commitment as therein set forth or such other financial institution shall become a Lender with a Commitment as therein set forth and shall have all the rights and obligations of a Lender with such Commitment hereunder; provided:

(a)that the Borrowers shall provide prompt notice of the existing Lenders and other financial institutions, if any, participating in such increase to the Agent, who shall promptly notify the Lenders;

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(b)that the Borrowers shall have delivered to the Agent a copy of such Commitment Acceptance;

(c)that the amount of such increase, together with all other increases in the aggregate amount of the Commitments pursuant to this Section 3.12 since the date of this Agreement, does not exceed $150,000,000;

(d)that, before and after giving effect to such increase, the representations and warranties of the Borrowers contained in Article 10 of this Agreement shall be true and correct in all material respects (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case it shall have been true and correct in all material respects as of such date); and

(e)that the Agent shall have received such evidence (including an opinion of Borrowers’ counsel) as it may reasonably request to confirm the Borrowers’ due authorization of the transactions contemplated by this Section 3.12 and the validity and enforceability of the obligations of the Borrowers resulting therefrom.

On the date of any such increase, the Borrowers shall be deemed to have represented to the Agent and the Lenders that the conditions set forth in clauses (a) through (e) above have been satisfied.

Upon any increase in the aggregate amount of the Commitments pursuant to this Section 3.12:

(x)within five Banking Days, in the case of any Prime Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any ~~LIBOR~~Term SOFR Rate Loans then outstanding, the Borrowers shall prepay such Loans in their entirety and, to the extent the Borrowers elect to do so and subject to the conditions specified in this Agreement, the Borrowers shall reborrow Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion; and

(y)each existing Lender whose Commitment has not increased pursuant to this Section 3.12 (each, a “Non-increasing Lender”) shall be deemed, without further action by any party hereto, to have sold to each Lender whose Commitment has been assumed or increased under this Section 3.12 (each, an “Increased Commitment Lender”), and each Increased Commitment Lender shall be deemed, without further action by any party hereto, to have purchased from each Non-Increasing Lender, a participation (on the terms specified in this Agreement) in each Letter of Credit in which such Non-Increasing Lender has acquired a participation in an amount equal to such Increased Commitment Lender’s Ratable Share thereof, until such time as all Letter of Credit exposures are held by the Lenders in proportion to their respective Commitments after giving effect to such increase.

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SECTION 3.13 Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)~~Replacing USD LIBOR. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earliest of (i) July 1, 2023, (ii) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (iii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the~~Unascertainable; Increased Costs. If at any time:

(i)the Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that Term SOFR Rate cannot be determined pursuant to the definition thereof; or

(ii)the Majority Lenders determine that for any reason in connection with any request for a Term SOFR Rate Loan or conversion thereto or continuation thereof that the Term SOFR Rate does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan during the applicable Interest Period, and the Majority Lenders provided notice of such determination to the Agent, then the Agent shall have the rights specified in Section 3.13(c).

(b)Illegality. If at any time any Lender shall have determined, or any Governmental Authority shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan, or the determination or charging of interest rates based on the Term SOFR Rate, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), then the Agent shall have the rights specified in Section 3.13(c).

(c)Agent’s and Lender’s Rights. In the case of any event specified in Section 3.13(a) above, the Agent shall promptly notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 3.13(b) above, such Lender shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a Term SOFR Rate Loan, shall be suspended (to the extent of the affected Term SOFR Rate Loan or Interest Periods) until the Agent shall have later notified the Borrowers, or such Lender shall have later notified the Agent, of the Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time prior to a Benchmark Replacement Date (as defined

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below) the Agent makes a determination under Section 3.13(a) and the Borrowers have previously notified the Agent of its selection of, conversion to or renewal of a Term SOFR Rate Loan and the applicable Benchmark Replacement has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Prime Rate Loan. If any Lender notifies the Agent of a determination under Section 3.13(b), the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 3.7(d), as to any Loan of the Lender to which the Term SOFR Rate applies, on the date specified in such notice either convert such Loan to a Prime Rate Loan or a Term SOFR Rate Loan with a tenor otherwise available with respect to such Loan or prepay such Loan in accordance with Section 3.3(b). Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to a Prime Rate Loan upon such specified date.

(d)	Benchmark Replacement Setting.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an interest rate hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of ~~any setting of~~ such Benchmark ~~on such day~~setting and ~~all~~ subsequent Benchmark settings without any amendment to, or further action ~~by~~ or consent of any other party to, this Agreement or any other Loan Document~~. If the~~  and (B) if a Benchmark Replacement is ~~Daily Simple SOFR, all interest payments will be payable on a quarterly basis.~~

~~(b)~~(i) ~~Replacing Future Benchmarks. If any Benchmark Transition Event occurs after the date hereof (other than as described above~~determined in accordance with ~~respect to USD LIBOR),~~clause (2) of the ~~then-current~~ definition of “Benchmark ~~will be replaced with the~~Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after ~~the later to occur of (i) as of~~ 5:00 p.m. (New York City time) on the fifth (5th) Banking Day after the date notice of such Benchmark Replacement is provided to the Lenders ~~and the Borrowers (together, if applicable, with an~~ without any amendment to ~~this Agreement implementing such Benchmark Replacement and any applicable Benchmark Replacement Conforming Changes) or (ii) such other date as may be determined by the Agent and specified by notice from the Agent to the Lenders and the Borrowers, in each case, without any~~ , or further action or consent of any other party to, this Agreement or any other Loan Document, so long as the Agent has not received, by such time ~~(or, in the case of clause~~

~~(ii) above, such time as may be specified by the Agent as a deadline to receive objections, but in any case, no less than five (5) Banking Days after the date such notice is provided to the Lenders and the Borrowers),~~, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.  ~~At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory~~

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~~supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Prime Rate Loans. During the period referenced in the foregoing sentence, the component of Prime Rate based upon the Benchmark will not be used in any determination of Prime Rate~~If the Benchmark Replacement is Daily Simple SOFR, interest shall be payable on a quarterly basis.

~~(c)~~(ii) ~~Benchmark Replacement~~ Conforming Changes. In connection with the ~~implementation and~~use, administration , adoption or implementation of a Benchmark Replacement ~~(whether in connection with the replacement of USD LIBOR or any future Benchmark),~~, the Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

~~(d)~~(iii) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (iA) the implementation of any Benchmark Replacement, and (~~ii~~B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement ~~Conforming Changes.~~ . The Agent will notify the Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section ~~3.13~~, including~~, without limitation,~~ any determination with respect to a tenor, rate or adjustment~~, or implementation of any Benchmark Replacement Conforming Changes, the timing of implementation of any Benchmark Replacement~~ or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding ~~on all parties hereto~~ absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section ~~3.13~~.

~~(e)~~(iv) Unavailability of Tenor of Benchmark.  ~~At~~Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (iA) if the then- current Benchmark is a term rate ~~(including Term SOFR or USD LIBOR),~~or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that

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any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove ~~any tenor of~~ such ~~Benchmark that is~~ unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for ~~such~~a Benchmark (including ~~any~~a Benchmark Replacement) ~~settings and (ii) if such tenor becomes available or representative,~~or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate ~~any~~such previously removed tenor ~~for such Benchmark (including any Benchmark Replacement) settings~~.

(v)~~Certain Defined Terms.~~ Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, the Borrowers may revoke any pending request for a Loan bearing interest based on such rate or conversion to or continuation of Loans bearing interest based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Prime Rate Loan or conversion to a Prime Rate Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Prime Rate.

~~(f)~~(vi) Definitions. As used in this Section ~~3.13:~~:

“Available Tenor” ~~shall mean~~means, as of any date of determination and with respect to the then-current Benchmark, as applicable, ~~(x)~~ if ~~the then- current~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period ~~or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable,~~ pursuant to this Agreement as of such date. and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section.

“Benchmark” ~~shall mean~~means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if a ~~replacement for the~~ Benchmark Transition Event has occurred ~~pursuant to this Section 3.13~~with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~ pursuant to this Section.

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~~Tenor:~~

 “Benchmark Replacement” ~~shall mean, for~~ means, with respect to any ~~Available~~

(1)for purposes of clause (a) of this Section 3.13Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

~~(a)~~  the sum of: (~~i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; or~~

(b)the sum of: (iA) Daily Simple SOFR and (~~ii) the spread adjustment for an Available Tenor of three-month’s duration (0.26161% (26.161 basis points)); and~~

(1)	~~(2) for purposes of clause (b) of this Section~~

~~3.13,~~B) the SOFR Adjustment for a 1-month Interest Period;

(2)	the sum of: (~~a~~A) the alternate benchmark rate ~~and~~

~~(b) an adjustment (which may be a positive or negative value, or zero), in each case,~~ that has been selected ~~pursuant to this clause (2)~~ by the Agent and the ~~Borrower as the replacement for such Available Tenor of such Benchmark~~ Borrowers, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention~~, including any applicable recommendations made by the Relevant Governmental Body,~~  for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time; and (B) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (~~1) or (~~2) above would be less than the SOFR Floor, the Benchmark Replacement will be deemed to be the SOFR Floor for ~~all~~the purposes of this Agreement and the other Loan Documents.

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to~~; and provided further, that any Benchmark Replacement~~, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Banking Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in~~ shall be applied in a manner ~~substantially~~ consistent with market

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practice ~~(or, if the Agent decides that adoption of any portion of such market practice is not~~to the extent administratively feasible ~~or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration~~ as ~~the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~determined by the Agent in its sole discretion.

 “Benchmark ~~Transition Event” shall mean~~Replacement Adjustment” means, with respect to any ~~then-current Benchmark (other than USD LIBOR), the occurrence of~~ replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrowers, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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 “Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of ~~the then-current Benchmark~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by a Governmental Authority having jurisdiction over the Agent, the regulatory supervisor for the administrator of such Benchmark~~, the Board of Governors of~~ (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing~~  (or ~~stating~~such component), which states that ~~(a) such~~the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark, (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark ~~or~~

~~(b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~(or such component thereof); or

~~“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.~~

~~“Early Opt-in Effective Date” shall mean, with respect to any Early Opt-in Election, the sixth (6th) Banking Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Banking Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

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~~“Early Opt-in Election” means the occurrence of:~~

(1)	a notification by the Agent to (or the request by the Borrower to the Agent to ~~notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

(2)	the joint election by the Agent and the Borrowers to trigger a fallback from USD ~~LIBOR and the provision by the Agent of written notice of such election to the Lenders.~~

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially ~~(as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(d) titled “Benchmark Replacement Setting.”

“Relevant Governmental Body” ~~shall mean~~means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

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“SOFR” shall mean, for any Banking Day, a rate per annum equal to the secured overnight financing rate for such Banking Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org. (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time), on the immediately succeeding Banking ~~Day.~~

~~“Term SOFR” shall mean, for the applicable corresponding tenor, the forward-looking~~ term rate based on SOFR that has been selected or recommended by the Relevant Governmental ~~Body.~~

~~“USD LIBOR” shall mean the London interbank offered rate for U.S. dollars.~~

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE 4

PRO RATA TREATMENT; DEFAULTING LENDERS

SECTION 4.1 Pro Rata Treatment. Except as required by Section 3.7, Section 4.2 or Section 12.4(b) or as permitted under Section 3.9, each Revolving Credit Borrowing, each participation in a Letter of Credit, each payment or prepayment of principal of any Revolving Credit Borrowing, each payment of interest on the Revolving Credit Loans, each payment of the Facility Fees, each payment of Risk Participation Fees, each reduction of the Commitments, each Rate Conversion or Rate Continuation of Revolving Credit Loans comprising a Revolving Credit Borrowing shall be allocated among the Lenders in accordance with each Lender’s Ratable Portion of the Total Commitment Amount (or if the Commitments shall have expired or been terminated, in accordance with the respective principal amounts of each Lender’s Revolving Credit Loans).

SECTION 4.2 Defaulting Lenders.(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 12 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 4.3 or Section 12.13 shall be

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applied at such time or times as may be determined by the Agent as follows: first, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer hereunder; third, to Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 4.3; fourth, as Holdings may request (so long as no Incipient Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and Holdings, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.3; sixth, to the payment of any amounts owing to the Lenders, or the Letter of Credit Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Letter of Credit Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Incipient Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or disbursements in respect of a drawing under a Letter of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and

(2)such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article 7 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit disbursements owed to, all Non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Risk Participation Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 4.2(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.2(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Facility Fee under Section 3.4(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive Risk Participation Fees under Section 3.4(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.3.

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(C)With respect to any Facility Fee under Section 3.4(a) or any Risk Participation Fee under Section 3.4(c) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Risk Participation Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Letter of Credit Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Risk Participation Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Article 7 are satisfied at the time of such reallocation (and, unless Holdings shall have otherwise notified the Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate principal amount of the Revolving Credit Loans, plus the Risk Participation Exposure, of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 15.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non- Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under Law, Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure corresponding to such Defaulting Lender in accordance with the procedures set forth in Section 4.3.

(b)Defaulting Lender Cure. If the Borrowers, the Agent and the Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 4.2(a)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, the Letter of Credit Issuer shall not be required to issue, amend, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)Termination of Defaulting Lender. Holdings may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than five (5) Banking Days’ prior notice to the Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 4.2(a)(ii) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrowers, the Agent, the Letter of Credit Issuer or any Lender may have against such Defaulting Lender.

SECTION 4.3 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Banking Day following the written request of the Agent or the Letter of Credit Issuer (with a copy to the Agent) the Borrowers shall Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 4.2(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Agent, for the benefit of the Letter of Credit Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of Risk Participation Exposure, to be applied pursuant to sub-section (b) below. If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent and the Letter of Credit Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 4.3 or Section 4.2 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Risk Participation Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Letter of Credit Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 4.3 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Agent and the Letter of Credit Issuer that there exists excess Cash Collateral; provided that, subject to Section 4.2, the Person providing

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Cash Collateral, and the Letter of Credit Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

ARTICLE 5 LETTERS OF CREDIT

SECTION 5.1 Letters of Credit.

(a)Issuance. Subject to the terms and conditions set forth this Agreement, upon written request from Holdings, on behalf of the Borrowers, a copy of which is delivered to the Agent, the Letter of Credit Issuer will issue, for the account of any Borrower, on or at any time after the commencement of the Commitment Period but prior to the earlier of (i) fifteen (15) days prior to the last day of the Commitment Period or (ii) the date on which the Lenders’ Commitments are terminated in full, whether pursuant to Section 3.2 or Article 12 hereof or otherwise, Letters of Credit in such form as Holdings, on behalf of the Borrowers, and the Letter of Credit Issuer may agree, but in no case having a final expiry date later than fifteen (15) Banking Days prior to the last day of the Commitment Period, and in all cases in compliance with all applicable provisions of Law; provided, however, that, in no event shall (x) the aggregate Risk Participation Exposure exceed the LC Sublimit or (y) the aggregate principal amount of all Revolving Credit Loans, plus the aggregate Risk Participation Exposure, exceed the Total Commitment Amount. The Agent shall advise the Lenders promptly following the issuance of a Letter of Credit or other event or condition which affects the Lenders’ respective Risk Participation Exposures.

(b)Reimbursement Obligations. Each Letter of Credit issued by the Letter of Credit Issuer hereunder shall be issued pursuant to the Letter of Credit Issuer’s standard and customary form of letter of credit application and/or Reimbursement Agreement (or equivalent agreement otherwise named) then in use under which the Borrowers are the reimbursement obligors and shall identify: (i) the respective dates of issuance and expiry of such Letter of Credit (which date of expiry shall not be later than fifteen (15) days prior to the last day of the Commitment Period),

(ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary and account party of such Letter of Credit and (iv) the drafts and other documents (if any) necessary to be presented to the Letter of Credit Issuer upon a drawing thereunder. To the extent that any of the terms of the above-referenced Reimbursement Agreement conflict with the terms of this Agreement, the terms of this Agreement shall control.

(c)Payment of Letter of Credit Obligations. The Borrowers hereby agree to pay the Letter of Credit Issuer, on demand, the amount of each drawing under any Letter of Credit issued by the Letter of Credit Issuer pursuant to this Section, plus interest from the date of such drawing until paid in full to the Letter of Credit Issuer by the Borrowers or pursuant to Section 5.2(b) hereof, at an annual rate equal to the Prime Rate from time to time in effect.

SECTION 5.2 Letter of Credit Issuer Relationship with Lenders.

(a)Risk Participation. The Letter of Credit Issuer hereby agrees that it will sell simultaneously with the issuance of each Letter of Credit, and each other Lender hereby agrees that it will buy simultaneously with the issuance of each Letter of Credit (subject to the following

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sentence) a participation in any payment which the Letter of Credit Issuer makes for the account of the Borrowers under any such Letter of Credit for which payment the Letter of Credit Issuer is not otherwise immediately reimbursed by the Borrowers in an amount equal to such Lender’s Ratable Portion. The aggregate principal amount of all outstanding Revolving Credit Loans of such Lender, plus such Lender’s aggregate Risk Participation Exposure (after taking into effect such Lender’s Ratable Portion of the risk participation created under this Section 5.2) shall not exceed such Lender’s Commitment in effect from time to time. The sale of the risk participation by the Letter of Credit Issuer and the purchase thereof by each Lender, respectively, shall occur simultaneously with and shall be evidenced by each Letter of Credit.

(b)Reimbursement of Letter of Credit Issuer. The Letter of Credit Issuer will notify the Agent, who will promptly notify each other Lender, if the Letter of Credit Issuer makes any payment under any Letter of Credit. Upon demand by the Agent each such other Lender shall pay to the Agent that Lender’s Ratable Portion of each such payment made by the Letter of Credit Issuer. Each such payment shall for all purposes hereunder be deemed to be a Prime Rate Loan (it being understood that (i) each Lender’s obligation to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Incipient Default hereunder or the failure of any condition precedent set forth in Article 7 to be satisfied and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever). In addition, upon demand by the Letter of Credit Issuer through the Agent, each other Lender will pay an amount equal to such Lender’s Ratable Portion of all costs and expenses not reimbursed by the Borrowers which have been incurred or made by the Letter of Credit Issuer as the result of, or in connection with, any action including, but not limited to, legal action which may be taken by Agent to obtain reimbursement for payments made by Agent under any Letter of Credit, unless such costs and expenses are the result of the gross negligence or willful misconduct of as the case may be, the Letter of Credit Issuer or the Agent.

(c)Rights and Obligations of Letter of Credit Issuer. Neither the Letter of Credit Issuer, nor any of its correspondents, shall be responsible, provided it has exercised reasonable care, as to any document presented under a Letter of Credit, or any renewal or extension thereof, which appears to be regular on its face and appears on its face to conform to the terms of the Letter of Credit and to make reasonable reference thereto, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or to any renewal or extension thereof, or failure of documents not clearly specified in the Letter of Credit to accompany any instrument at negotiation, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit or on any renewal or extension thereof. Any action, inaction or omission on the part of the Letter of Credit Issuer or any of its correspondents, under or in connection with any Letter of Credit or any renewal or extension thereof or the related instruments or documents, if in good faith and in conformity with such Laws, regulations or customs as are applicable and the terms of this Section 5.2, shall be binding upon the Borrowers and shall not place the Letter of Credit Issuer or any of its correspondents under any liability to any Borrower, in the absence of negligence by the Letter of Credit Issuer or its correspondents. The Letter of Credit Issuer’s rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of Law or contract.

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(d)Effect of Applicable Law or Custom. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided, be governed by the International Standby Practices, as adopted by the International Chamber of Commerce at the time of issuance of the Letter of Credit.

(e)Termination of Letter of Credit Commitment. In the event that (i) any restriction is imposed on the Letter of Credit Issuer (including, without limitation, any legal lending or acceptance limits imposed by the United States of America or any political subdivision thereof) which in the reasonable judgment of the Letter of Credit Issuer would prevent the Letter of Credit Issuer from issuing Letters of Credit or maintaining its commitment to issue Letters of Credit or (ii) there shall have occurred, at any time during the term of this Agreement (A) any adverse change or a development involving a prospective adverse change affecting the condition of any of the Borrowers which would materially impair the ability of the Borrowers to meet their obligations under this Article 5, (B) any outbreak of hostilities or other national or international crisis or change in economic conditions if the effect of such outbreak, crisis or change would make the creation of Letters of Credit or the discount or sale thereof impracticable, or (C) the enactment, publication, decree or other promulgation of any Law which would materially and adversely affect the ability of the Borrowers to perform their obligations under this Agreement, then the Letter of Credit Issuer, through the Agent, in the case of the occurrence of any event described above, shall give written notice of the occurrence of such event to the Borrowers and the Lenders, whereupon the commitment of the Letter of Credit Issuer to issue Letters of Credit shall terminate on the effective date of such notice. The Borrowers shall forthwith pay to the Letter of Credit Issuer all obligations in respect of Letters of Credit on the date of drawing of such Letter of Credit.

SECTION 5.3 Resignation and Removal of Letter of Credit Issuer. The Letter of Credit Issuer (or any successor) may at any time resign (so long as, at the same time, the institution then serving as the Letter of Credit Issuer also resigns as Agent in the manner provided in Section 13.13, below, unless Holdings, on behalf of the Borrowers, has waived in writing the requirements of this parenthetical) as such by giving thirty (30) days’ prior written notice to the Agent, the Borrowers and each Lender; and the Majority Lenders may remove the Letter of Credit Issuer at any time with or without cause by giving written notice to the Agent, the Letter of Credit Issuer and the Borrowers. In any such case, the Majority Lenders may appoint a successor to the resigned or removed Letter of Credit Issuer (the “Former LC Bank”), which successor shall (unless waived by Holdings, on behalf of the Borrowers, in writing) also be successor Agent, provided that the Majority Lenders obtain the Borrowers’ prior written consent to the successor (which consent shall not be unreasonably withheld), by giving written notice to the Agent, the Borrowers, the Former LC Bank and each Lender not participating in the appointment; provided, however, that, if at the time of the proposed resignation or removal of a Letter of Credit Issuer, any Borrower is the subject of an action referred to in Section 11.7 or any other Event of Default shall have occurred and be continuing, the Borrowers’ consent shall not be required. In the absence of a timely appointment, the Former LC Bank shall have the right (but not the duty) to make a temporary appointment of any Lender (but only with that Lender’s consent) to act as its successor pending an appointment pursuant to the immediately preceding sentence. In either case, the successor Letter of Credit Issuer shall deliver its written acceptance of appointment to the Borrowers, the Agent, each Lender and the Former LC Bank, whereupon

(a) the Former LC Bank shall execute and deliver such assignments and other writings as the

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successor Letter of Credit Issuer may reasonably require to facilitate its being and acting as the Letter of Credit Issuer, (b) the successor Letter of Credit Issuer shall in any event automatically acquire and assume all the rights and duties as those prescribed for the Letter of Credit Issuer by this Article 5 and (c) the Former LC Bank shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained in the foregoing, the Former LC Bank shall continue to enjoy all of the rights and remedies (as against the Borrowers and the other Lenders) provided to the Letter of Credit Issuer hereunder with respect to any and all Letters of Credit which are outstanding on the effective date of its resignation or removal and which are not replaced by Letters of Credit issued by its successor or otherwise canceled.

ARTICLE 6

OPENING COVENANTS; CONDITIONS TO RESTATEMENT DATE

SECTION 6.1 Opening Covenants. Prior to or concurrently with the execution and delivery of this Agreement, Holdings shall, on behalf of the Borrowers, furnish to Agent originals or copies for delivery to each Lender and the Letter of Credit Issuer of the following:

(a)Borrower Certificates. A certificate executed by an authorized officer of Holdings and each other Borrower and a secretary or assistant secretary of Holdings and each other Borrower certifying, as of the Restatement Date, (a) the resolutions of the Board of Directors (or other managing body, in the case of any entity other than a corporation) of such Borrower authorizing the execution, performance and delivery of this Agreement, the Notes and all other Loan Documents, (b) the names and signatures of the officers of such Borrower executing or attesting to such documents, and (c) the absence of any Event of Default or Incipient Default;

(b)Good Standing Certificates/Certificate of Incorporation. Certificates or articles of incorporation (or formation or organization, in the case of an entity other than a corporation) and certificates of good standing for Holdings and each other Borrower, in each case certified by the office of the Secretary of State or other similar official of the state of incorporation (or formation, in the case of any entity other than a corporation) of such entities, and certificates of qualification to transact business as a foreign corporation or other entity in every other state where such Borrower’s failure so to qualify could have a Material Adverse Effect; and

(c)Payment of Agent’s Legal Fees. Evidence of payment to the Agent, for its own account, of the legal fees and expenses of the Agent.

SECTION 6.2 Prior to Restatement Date. Prior to or concurrently with the Restatement Date, Holdings shall, on behalf of the Borrowers, furnish to the Agent originals or copies for delivery to each Lender and the Letter of Credit Issuer of, or, if applicable, pay to the Agent, the following:

(a)Loan Documents. The Agent shall have received counterparts hereof and of each other Loan Document executed by all parties thereto, including, without limitation, Revolving Credit Notes, in favor of each of the Lenders (except for any Lender that notifies the Agent that it does not wish to receive a Note), in the principal amount of such Lender’s Commitment;

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(b)Payment of Certain Existing Credit Agreement Amounts. Holdings shall have delivered to the Agent evidence that the Borrowers have paid to the agent under the Existing Credit Agreement, for the ratable benefit of the Lenders, all facility fees, risk participation fees, fronting fees, interest and other obligations thereunder, if any, accrued and unpaid as of the Restatement Date;

(c)Credit Request and Disbursement Direction Letter. To the extent, if any, that an advance of Loans on such date is to be requested, Holdings shall, on behalf of the Borrowers, deliver to the Agent a Notice of Borrowing and a letter from Holdings, on behalf of the Borrowers, directing the Agent to disburse the proceeds of the initial Revolving Credit Borrowing;

(d)Legal Opinion. Holdings shall cause to be delivered to the Agent a favorable opinion of counsel for the Borrowers, all in form and substance reasonably acceptable to the Agent;

(e)Borrower Certificate. Holdings shall deliver to the Agent a certificate executed by an authorized officer of each Borrower certifying the absence of any Event of Default or Incipient Default;

(f)Letter of Credit Reimbursement Agreement. Holdings shall deliver to the Agent, for delivery to the Letter of Credit Issuer, a Letter of Credit Reimbursement Agreement duly executed by the applicable Borrower with respect to any Letter of Credit issued on the Restatement Date;

(g)Payment of Fees. The Borrowers shall have paid (i) to the Agent for the ratable benefit of the Lenders the upfront fee provided for in Section 3.4(e) and (ii) to the Agent any other fees and expenses owing to the Agent pursuant to the Fee Letter;

(h)Compliance Information. At least three (3) Banking Days prior to the Restatement Date, the Borrowers shall have delivered such documentation and other information relating to each Borrower reasonably requested by the Agent or any Lender under applicable “know your customer” and Anti-Money Laundering Laws including, without limitation, the USA Patriot Act;

(i)~~LIBOR Cessation Letter. The Agent shall have received an executed counterpart of a letter executed by the Borrowers regarding the future cessation of LIBOR;~~

~~(j)~~(i) Other Matters. Such other documents, certificates and other matters as the Agent may reasonably request of Holdings and any of the other Borrowers.

ARTICLE 7

CONDITIONS TO ALL CREDIT EVENTS

On the date of each Credit Event, such Credit Event shall constitute a representation and warranty by the Borrowers that the following are and will be true as of such date and after giving effect to such Credit Event, and each of the following shall be true as a condition precedent thereto:

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SECTION 7.1 Representation Bringdown. The representations and warranties contained in Article 10, other than the last sentence of Section 10.5 which is only required on the Restatement Date, are true and correct in all respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

SECTION 7.2 Compliance with Agreement. The Borrowers shall be in compliance with all other terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Incipient Default shall have occurred and be continuing; and

SECTION 7.3 No Material Adverse Change. There has been no event since the date hereof which would or might reasonably be expected to have a Material Adverse Effect.

ARTICLE 8 AFFIRMATIVE COVENANTS

From and after the Restatement Date and for so long thereafter as any of the Obligations remain unpaid and outstanding, or any Lender shall have any Commitment outstanding, or any Loans shall remain unpaid, the Borrowers shall perform and observe, and shall cause all of the other Lincoln Parties to perform and observe, all of the following covenants:

SECTION 8.1 Financial Statements.

(a)Quarterly Financial Statements. Holdings shall furnish to each Lender promptly, and in any case within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each of its Fiscal Years, unaudited Consolidated balance sheet of Holdings as at the end of that period and the related unaudited Consolidated statements of income and cash flows, and setting forth, in the case of such unaudited Consolidated statements of income and of cash flows, comparative figures for the related periods in the prior Fiscal Year, all prepared in accordance with GAAP and otherwise in form and detail satisfactory to each Lender and certified by a financial officer of Holdings.

(b)Annual Financial Statements. Holdings shall furnish to each Lender as soon as available and in any event within 90 days after the close of each Fiscal Year of Holdings, the Consolidated balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related Consolidated statements of income, of stockholders’ equity and of cash flows for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year, all in reasonable detail and accompanied by the opinion with respect to such Consolidated financial statements of independent public accountants of recognized national standing selected by Holdings, which opinion shall be unqualified and shall (A) state that such accountants audited such Consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such Consolidated financial statements present fairly, in all material respects, the Consolidated financial position of Holdings and its Subsidiaries as at the end of such Fiscal Year and the Consolidated results of their operations and cash flows for such Fiscal Year in conformity with generally accepted accounting principles, or (B) contain such statements

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as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization); provided that delivery of Holdings’ annual report for any Fiscal Year of Holding’s on Form 10-K filed with the SEC shall satisfy the requirements of this Section 8.1(b).

(c)	Officer’s Certificates. Holdings shall furnish to each Lender the following:

(i)concurrently with the financial statements delivered in connection with clauses (a) and (b) above, a certificate of a responsible financial officer of Holdings, certifying that (A) to his or her knowledge and belief, those financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its Subsidiaries (subject, in the case of interim financial statements, to routine year-end audit adjustments) and (B) no Incipient Default or Event of Default then exists or if any does, a brief description thereof and of Holdings’ intentions in respect thereof, and

(ii)within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of any Fiscal Year and within ninety (90) days after the end of any Fiscal Year, a certificate of a responsible financial officer of Holdings, in the form of Exhibit E hereto, setting forth the calculations necessary to determine whether or not the Borrowers are in compliance with Sections 9.7 and 9.8 hereof.

(d)SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, Holdings shall furnish to each Lender copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that Holdings or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

(e)Annual and Quarterly Reports, Proxy Statements and other Reports Delivered to Stockholders Generally. Without duplication of the requirements of clause (d) above, promptly after transmission thereof to its stockholders, Holdings shall furnish to each Lender copies of all annual, quarterly and other reports and all proxy statements that Holdings furnishes to its stockholders generally.

(f)Other Information. With reasonable promptness, Holdings shall furnish to each Lender such other information or documents (financial or otherwise) relating to Holdings or any of its Subsidiaries as such Lender may reasonably request from time to time, including, without limitation any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation, to the extent that a Borrower is a “legal entity customer” as defined in the Beneficial Ownership Regulation.

(g)Fiscal Year. Holdings shall not change its Fiscal Year and shall not permit any of its Subsidiaries to change its respective fiscal year unless (i)(A) Holdings has delivered to the Agent written notice thereof at least thirty (30) days prior to the effectiveness of such change, and (B) the Borrowers have executed and delivered to the Agent and the Lenders such amendments to this Agreement and the other Loan Documents as Agent or the Majority Lenders

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may reasonably require to cause the provisions of this Agreement and the other Loan Documents immediately after such change to have the same effect as that intended by the provisions of this Agreement and the other Loan Documents immediately prior to such change or (ii) such change is being made to conform the fiscal year of a Subsidiary to the Fiscal Year of Holdings.

Documents required to be delivered pursuant to Section 8.1(a), (b), (d) or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the Banking Day (i) on which Holdings has posted such documents or has provided a link thereto on Holdings’ website on the Internet at the website address; or (ii) on which such documents have been posted on Holdings’ behalf on an intranet or Internet website, if any, to which each Lender and the Agent have access (whether a commercial or third party website or whether sponsored by the Agent); provided that: (A) Holdings shall deliver paper copies of such documents to the Agent or any Lender, in each case that requests Holdings to deliver such paper copies, until a written notice to cease delivering paper copies is given to Holdings by the Agent or such Lender,

(B) Holdings shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e. soft copies) of such documents, and (C) unless such documents have been posted pursuant to clause (i) or clause (ii), above, and Holdings has notified the Agent and each Lender of such posting pursuant to clause (B), above, in each case prior to 5:00 p.m. (Cleveland, Ohio time) on the applicable date, such documents shall be deemed to have been delivered on the following Banking Day.

SECTION 8.2 Notice.

(a)Notice of Default; Other Events. Holdings shall give each Lender prompt written notice as soon as possible, and in any event within five (5) Banking Days after any responsible officer of any Lincoln Party obtains knowledge thereof, of (i) the occurrence of any Incipient Default or Event of Default or of any development which in such officer’s reasonable belief would or might reasonably be expected to result in a Material Adverse Effect, setting forth the details of such Incipient Default or such development and the action that such Lincoln Party has taken or proposes to take with respect thereto or (ii) any litigation or governmental or regulatory proceeding against any Lincoln Party which is likely to have a Material Adverse Effect.

(b)Notice of ERISA Matters. Promptly, and in any event within 10 days after receipt from any ERISA Regulator of notice of, or a responsible officer of any Borrower otherwise becoming aware of, any of the following, Holdings shall give the Agent written notice setting forth the nature thereof and the action, if any, that Holdings or an ERISA Affiliate proposes to take with respect thereto:

(i)	the occurrence of a Default under ERISA;

(ii)	with respect to any Plan, any Reportable Event;

(iii)the taking by the Pension Benefit Guaranty Corporation of steps to institute, or the threatening by the Pension Benefit Guaranty Corporation of the institution of, proceedings under section 4042 of ERISA for the termination of, or the

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appointment of a trustee to administer, any Plan, or the receipt by Holdings or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the Pension Benefit Guaranty Corporation with respect to such Multiemployer Plan (including a copy of any notice thereof); or

(iv)any event, transaction or condition that could result in the incurrence of any liability by Holdings or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise Tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or in the imposition of any Lien on any of the rights, properties or assets of Holdings or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise Tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.

(c)Environmental Reporting. Holdings shall give each Lender prompt, and in any event within ten (10) days of the date any Lincoln Party receives or transmits, as the case may be, copies of all material communications with any Governmental Authority relating to Environmental Laws.

SECTION 8.3 Insurance. Each Lincoln Party shall keep itself and all of its insurable properties insured at all times to such extent, by such insurers, and against such hazards and liabilities as is customarily carried by prudent businesses of like size and enterprise; and promptly upon the Agent’s written request upon and during the continuance of an Event of Default, Holdings shall furnish to the Agent such information about any such insurance as the Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to the Agent and certified by an appropriate officer of Holdings.

SECTION 8.4 Money Obligations. Each Lincoln Party shall pay, in full (a) all Taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings) for which such Lincoln Party may be or become liable, or to which any or all of the properties of such Lincoln Party may be or become subject, prior to the date on which the failure to make such payment would reasonably be expected to have a Material Adverse Effect, and (b) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and except further trade accounts payable consistent with such Lincoln Party’s past practice) before such payment becomes overdue where the failure to make such payment would reasonably be expected to have a Material Adverse Effect.

SECTION 8.5 Records.

(a)Each Lincoln Party shall at all times maintain true and complete records and books of account and, without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with GAAP in all material respects.

(b)If no Incipient Default or Event of Default then exists, the Borrowers shall permit the Agent, at the expense of the Lenders, and any Lender, at the expense of such Lender, and upon reasonable prior notice to Holdings, to visit the principal executive office of each

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Borrower, to discuss the affairs, finances and accounts of the Borrowers and the other Subsidiaries with each Borrower’s officers and, with the consent of Holdings (which consent will not be unreasonably withheld), to visit the other offices and properties of the Borrowers and the Subsidiaries and to make copies and extracts from the books and records of such Borrowers and Subsidiaries, all at such reasonable times and as often as may be reasonably requested; and

(c)If any Incipient Default or Event of Default then exists, the Borrowers shall permit the Agent and any Lender, at the expense of the Borrowers, to visit and inspect any of the offices or properties of each Borrower or any other Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Borrower hereby authorizes said accountants to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries), all at such times and as often as may be determined by the Agent or such Lender.

SECTION 8.6 Franchises. Each Lincoln Party shall preserve and maintain at all times its corporate existence, rights and franchises, except where the failure to maintain any such corporate right or franchise would reasonably not be expected to have a Material Adverse Effect; provided, however, that this Section 8.6 shall not prevent any merger or consolidation permitted by Section 9.3 hereof.

SECTION 8.7 Certain Subsidiaries to Join as Borrower. In the event that at any time after the Restatement Date any Borrower directly or indirectly has any Significant Subsidiary that is not a Borrower, Holdings shall notify the Agent in writing of such event, identifying the Significant Subsidiary in question and referring specifically to the rights of the Agent and the Lenders under this Section 8.7. Holdings shall, within 30 days following request therefor from the Agent, cause such Significant Subsidiary to deliver to the Agent (i) a joinder to this Agreement and such other Loan Documents as the Agent reasonably requires to cause such Significant Subsidiary to be a Borrower hereunder and (ii) if such Significant Subsidiary is a corporation, resolutions of the Board of Directors (or other managing body, in the case of any entity other than a corporation) of such Significant Subsidiary, certified by the Secretary or an Assistant Secretary of such Significant Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery thereof, or if such Significant Subsidiary is not a corporation, such other evidence of the authority of such Significant Subsidiary to execute such joinder and other Loan Documents, as the Agent may reasonably request.

SECTION 8.8 Most Favored Covenant Status. If any one or more of the Borrowers at any time after the Restatement Date, issues or guarantees any unsecured Indebtedness for money borrowed or represented by bonds, notes, debentures or similar securities in an aggregate amount exceeding $100,000,000, to any lender or group of lenders acting in concert with one another, or one or more institutional investors, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any “put” or mandatory prepayment of such Indebtedness upon the occurrence of a “change of control”) which are applicable to such Borrower or Borrowers, other than those set forth herein or in any

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of the other Loan Documents, Holdings shall promptly so notify the Agent and the Lenders and, if the Agent shall, at the instruction of the Majority Lenders, so request by written notice to Holdings, the Borrowers, the Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Majority Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Majority Lenders, into any of the other Loan Documents.

SECTION 8.9 Compliance With Laws. (i) Each Lincoln Party shall comply in all respects with its Articles of Incorporation or Certificate of Incorporation (or equivalent organization documentation), as the case may be, and Regulations or By-laws, as the case may be (or equivalent organization documentation), and all applicable occupational safety and health Laws, federal and state securities Laws, product safety Laws, Environmental Laws and every other Law if, except with respect to Laws described in clause (ii) hereof, non-compliance with such Law or order would have or might reasonably be expected to have a Material Adverse Effect, and (ii) each Lincoln Party shall comply in all material respects with all applicable Anti- Corruption Laws, applicable Sanctions and Anti-Money Laundering Laws; provided, however, that this Section 8.9 shall not apply to any noncompliance if and to the extent that the same is being contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves have been established. Without limiting the generality of the foregoing, Holdings will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Lincoln Parties and their respective directors, officers, employees and (to the extent reasonably within their control) agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 8.10 Properties. Each Lincoln Party shall maintain all assets in any material respect necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted.

SECTION 8.11 Use of Proceeds. The Borrowers shall use the proceeds of the Loans and the Letters of Credit only for the purposes specified in Section 2.2. Without limiting the generality of the foregoing, no Borrower will request any Loan or Letter of Credit, and no Borrower, Subsidiary or its or their respective directors, officers or employees shall use, and each Borrower shall use reasonable best efforts to ensure that its and its Subsidiaries’ respective agents (to the extent such agents are reasonably within their control) shall not use, the proceeds of any Loan or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or applicable Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Embargoed Country, in violation of Sanctions applicable to any party to this Agreement or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.12 Compliance with Anti-Money Laundering Laws. The Borrowers shall, and shall cause their respective Subsidiaries to, provide such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with applicable Anti-Money Laundering Laws.

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ARTICLE 9 NEGATIVE COVENANTS

From and after the Restatement Date and for so long thereafter as any of the Obligations remain unpaid and outstanding, or any Lender shall have any Commitment outstanding, or any Loans shall remain unpaid, the Borrowers shall perform and observe, and shall cause all of the other Lincoln Parties to perform and observe, all of the following covenants:

SECTION 9.1 ERISA Compliance. The Borrowers shall not permit (i) any Plan to fail to satisfy the minimum funding standards of ERISA or the Code, for any plan year or part thereof or a waiver of such standards that is sought or granted under section 412 of the Code, (ii) Holdings or any ERISA Affiliate to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise Tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or (iii) Holdings or any Subsidiary to establish or amend any employee welfare benefit plan (as defined in Section 3 of ERISA) that provides post-employment welfare benefits in a manner that would increase the liability of Holdings or any Subsidiary thereunder, unless any such event or events described in clauses (i) through (iii), above, either individually or together with any other such event or events, would reasonably not be expected to have a Material Adverse Effect.

SECTION 9.2 Investments. No Lincoln Party shall make or have outstanding any Investment, other than:

(a)Investments by a Lincoln Party in and to its Subsidiaries on the date hereof, and after the date hereof, (i) any Investment in assets that is a Permitted Acquisition and (ii) any Investment in any Person which, after giving effect to such Investment, becomes a Subsidiary of such Lincoln Party under a Permitted Acquisition, so long as such Lincoln Party causes such Subsidiary to comply with the requirements of Section 8.7, above;

(b)Investments of the Lincoln Parties existing as of the Restatement Date and described on Schedule 9.2 hereto;

(c)	Investments in Cash Equivalents;

(d)Investments in mutual funds registered under the Investment Company Act of 1940, as amended, which invest only in either money market securities or United States Governmental Securities, in either case, maturing within three years from the date of acquisition thereof by such mutual fund;

(e)Subject to the limitations provided for under Section 9.3(c) hereof, Investments in Special Purpose Companies incidental to the consummation of Qualifying Securitization Transactions;

(f)Investments in property to be used in the ordinary course of business of the Borrowers and their Subsidiaries;

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(g)Advances to officers, directors and employees of the Lincoln Parties in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(h)	Mergers and acquisitions permitted by Section 9.3;

(i)Investments received in settlement of amounts due to any Lincoln Party effected in the ordinary course of business or owing to any Lincoln Party as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any lien in favor of a Lincoln Party;

(j)capital stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Lincoln Party (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims;

(k)Investments in current assets arising from the sale of goods and services in the ordinary course of business of the Borrowers and their Subsidiaries; and

(l)Investments of the Lincoln Parties not described in the foregoing clauses (a) through (k); provided that the aggregate amount of all such Investments, on a Consolidated basis, outstanding under this clause (l) shall not at any time exceed an amount equal to fifteen percent (15%) of Consolidated Net Worth at such time.

SECTION 9.3 Mergers; Acquisitions; Bulk Transfers. No Lincoln Party shall:

(a)be a party to any consolidation, control share acquisition, majority share acquisition or other business combination or merger, other than:

(i)	a Permitted Holdings Merger,

(ii)	a Permitted Acquisition, or

(iii)a merger of a Subsidiary into another Subsidiary, provided that (A) if either such Subsidiary is a Borrower:

(1)Holdings shall deliver to the Agent written notice thereof at least five (5) Banking Days prior to the effective date of such merger,

(2)such merging Subsidiaries (and any other Borrowers requested by the Agent or the Lenders) shall execute and deliver to the Agent and the Lenders such assumptions, confirmations, and other Loan Documents as the Agent or the Lenders may require to protect their interests under this Agreement and the other Loan Documents, and

(3)after giving effect to such merger, no Event of Default or Incipient Default shall exist,

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and (B) as to all other mergers of a Subsidiary into another Subsidiary, Holdings shall advise the Agent in writing of such merger contemporaneously with its effectiveness, or

(b)purchase all or a substantial part of the outstanding securities or assets of any corporation or other business enterprise, except Permitted Acquisitions, or

(c)other than Holdings, issue any of its own stock (or any options or warrants to purchase stock or other securities exchangeable for or convertible into such stock) to any Person other than another Lincoln Party, except (i) to qualify directors, in the minimum amount required for such qualification, (ii) stock issued, in the minimum amount required by law, to comply with laws requiring multiple shareholders, or (iii) in connection with an issuance of such stock whereby such Lincoln Party maintains its same direct or indirect proportionate interest in such Subsidiary, unless

(A)such issuance is for cash consideration or Cash Equivalents and after giving effect to such issuance of such stock, such Lincoln Party shall continue to be a Subsidiary of Holdings;

(B)in the opinion of a responsible officer of Holdings (and the Board of Directors (or other managing body, in the case of any entity other than a corporation) of such Lincoln Party to the extent approval is of the Board of Directors (or other managing body, in the case of any entity other than a corporation) is required), that the sale is for fair value and in the best interests of such Lincoln Party;

(C)said stock issued to a Person on terms reasonably deemed by the responsible officer of Holdings (or the Board of Directors (or other managing body, in the case of any entity other than a corporation) of such Lincoln Party to the extent approval of the Board of Directors (or other managing body, in the case of any entity other than a corporation) is required) to be adequate and satisfactory;

(D)for the purposes of measuring compliance with Section 9.3(d), below, such issuance shall be treated as a disposition of assets by such Lincoln Party proportionately equal to the increase in the minority interests in the stock and surplus of such Lincoln Party; and

(E)no Event of Default or Incipient Default then exists or would exist after giving effect to such issuance.

(d)lease, sell or otherwise transfer any material assets (other than such personal property, if any, as may have become obsolete or no longer useful in the continuance of its present business) except (i) in the normal course of its present business, (ii) the sale or other transfer of Trade Receivables to a Special Purpose Company pursuant to one or more Qualifying Securitization Transactions, to the extent that the aggregate amount outstanding under all financing facilities relating to such Qualifying Securitization Transactions shall not exceed

$100,000,000 at any time of determination, and (iii) any lease, sale or transfer by a Lincoln Party to another Lincoln Party, which, as to leases, sales and transfers by Borrowers to Lincoln Parties that are not Borrowers, do not exceed in the aggregate $100,000,000 on a Consolidated basis in

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any Fiscal Year; provided that the foregoing restrictions shall not apply to the sale of assets for cash to a Person other than an Affiliate, if all of the following conditions are met:

(A)the aggregate book value of such assets, together with all other assets of the Lincoln Parties previously disposed of (other than pursuant to clauses (i), (ii) and (iii) above) during any Fiscal Year on a Consolidated basis does not exceed fifteen percent (15%) of Consolidated Net Worth as of the end of the Fiscal Year then most recently ended;

(B)in the opinion of a responsible officer and the Board of Directors (or other managing body, in the case of any entity other than a corporation) of such Lincoln Party (to the extent approval of the Board of Directors (or other managing body, in the case of any entity other than a corporation) is required), the sale is for fair value and in the best interests of such Lincoln Party; and

(C)no Event of Default or Incipient Default then exists or would exist after giving effect to such sale.

SECTION 9.4 Liens. No Lincoln Party shall (a) acquire any property subject to any inventory consignment, lease, land contract or other title retention contract (this section shall not apply to true leases, consignments, tolling or other possessory agreements in respect of the property of others whereby such Lincoln Party does not have legal or beneficial title to such property and which, pursuant to GAAP, are not required to be capitalized), (b) sell or otherwise transfer any Trade Receivables, whether with or without recourse, or (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement or Lien of any kind or nature; provided, that this Section shall not apply to:

(i)any lien for a Tax, assessment or governmental charge or levy which is not yet due and payable or which is being contested in good faith and as to which such Lincoln Party shall have made appropriate reserves,

(ii)any lien securing only its workers’ compensation, unemployment insurance and similar obligations,

(iii)any mechanics, carrier’s or similar common law or statutory lien incurred in the normal course of business,

(iv)any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business,

(v)	Permitted Purchase Money Security Interests,

(vi)any mortgage, security interest or lien (other than Permitted Purchase Money Security Interests) securing only Indebtedness incurred to any Lender, so long as the aggregate unpaid principal balance of all such Indebtedness secured by all such

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mortgages, security interests and liens, on a Consolidated basis, does not at any time exceed an amount equal to five percent (5%) of Consolidated Net Worth at such time,

(vii)any financing statement perfecting only a security interest permitted by this Section,

(viii)easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any Borrower’s or any Subsidiary’s real property,

(ix)liens on assets acquired pursuant to a Permitted Acquisition or a Permitted Holdings Merger,

(x)any attachment or judgment Lien, but only so long as the judgment it secures does not constitute an Event of Default under Section 11.8,

(xi)Liens incurred in the ordinary course of business to secure (A) the non-delinquent performance of bids, trade contracts, leases (other than Capital Leases) and statutory obligations, (B) contingent obligations on surety bonds and appeal bonds, and (C) other similar non-delinquent obligations, in each case, not incurred or made in connection with the obtaining of advances or credit, the payment of the deferred purchase price of property or the incurrence of other Indebtedness, provided that such Liens, taken as a whole, would not, even if enforced, have a Material Adverse Effect,

(xii)leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances in the ordinary course of business, in each case incidental to, and not interfering in any material respect with, the ordinary conduct of the business of such Lincoln Party, and which do not in the aggregate materially impair the use of such property in the operation of the business of such Lincoln Party or the value of such property for the purposes of such business,

(xiii)any other liens existing on the date hereof which are identified on Schedule 9.4 hereto,

(xiv)any extension, renewal or refunding of any Lien permitted by the preceding clauses (vii), (ix), (xii) and (xiii) of this Section 9.4 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (A) such extension, renewal or refunding shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (B) such Lien shall attach solely to the same such property, (C) the principal amount remaining unpaid as of the date of such extension, renewal or refunding is less than or equal to the fair market value of the property (determined in good faith by the Board or Directors of Holdings) to which such Lien is attached, (D) at the time of such extension, renewal or refunding and after giving effect thereto, no Event of Default would exist, or

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(xv)liens (other than liens on Trade Receivables unless in connection with Qualifying Securitization Transactions complying with the limitations contained in Section 9.3(d)(ii), above) not otherwise permitted in the foregoing clauses (i) through (xiv), above, securing Indebtedness that does not exceed at any time an amount equal to fifteen percent (15%) of Consolidated Net Worth at such time.

SECTION 9.5 Transactions with Affiliates. No Lincoln Party shall enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business of and pursuant to the reasonable requirements of such Lincoln Party’s business and upon fair and reasonable terms no less favorable to such Lincoln Party than would obtain in a comparable arm’s-length transaction with a person other than an Affiliate.

SECTION 9.6 Change in Nature of Business, Name. No Lincoln Party shall make any material change in the nature of its business as carried on at the date hereof; and no Borrower make any change in its corporate or other entity name, except upon sixty (60) days’ prior written notice to the Agent.

SECTION 9.7 Fixed Charges Coverage. Holdings shall not permit the Fixed Charges Coverage Ratio as of the end of any Fiscal Quarter to be less than 1.75 to 1.00.

SECTION 9.8 Net Leverage Ratio. Holdings shall not permit the Net Leverage Ratio as of the end of any Fiscal Quarter to be greater than 3.50 to 1.00; provided, that, for each of the four (4) Fiscal Quarters immediately following a Qualified Acquisition occurring during the first Fiscal Quarter of such four (4) Fiscal Quarters (such period of increase, the “Leverage Increase Period”), Holdings may elect to increase the ratio set forth above to 4.00 to 1.00; provided, further, that, (i) for at least two (2) Fiscal Quarters immediately following the end of a Leverage Increase Period, the Net Leverage Ratio as of the end of such Fiscal Quarters shall not be greater than 3.50 to 1.00 prior to Holdings electing another Leverage Increase Period pursuant to the immediately preceding proviso, (ii) there shall be no more than two (2) Leverage Increase Periods during the term of this Agreement, (iii) no more than one (1) Leverage Increase Period shall be in effect at any time, and (iv) the Leverage Increase Period shall only apply with respect to the calculation of the Net Leverage Ratio for purposes of determining compliance with the maintenance covenant set forth in this Section 9.8 as of the end of any Fiscal Quarter occurring during such Leverage Increase Period.

SECTION 9.9 Distributions. Holdings shall not declare or pay any dividend or other Distribution in cash, property or obligations (other than in shares of capital stock of Holdings or in options, warrants or other rights to acquire any such capital stock or in other securities convertible into any such capital stock) on any shares of capital stock of Holdings of any class; and Holdings shall not purchase, redeem or otherwise acquire for any consideration any shares of capital stock Holdings of any class or any option, warrant or other right to acquire any such capital stock, unless, as to any of the foregoing, no Event of Default or Incipient Default then exists or would exist after giving effect thereto.

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ARTICLE 10 REPRESENTATIONS AND WARRANTIES

Each Borrower jointly and severally represents and warrants to the Agent, the Letter of Credit Issuer and each of the Lenders as follows:

SECTION 10.1 Existence; Subsidiaries.

(a)Each Borrower is a corporation duly organized and validly existing and in good standing under the Laws of the state of its incorporation or organization and is duly qualified and authorized to do business wherever it owns any real estate or personal property or transacts any substantial business (except in jurisdictions in which failure to so qualify, singly or in the aggregate, would not have a Material Adverse Effect).

(b)Except as set forth on Schedule 10.1 hereto, no Lincoln Party has any Subsidiaries.

SECTION 10.2 Power, Authorization and Consent; Enforceability. The execution, delivery and performance of this Agreement and the Notes by a Borrower, and of all Loan Documents to which any of them is party (a) are within Holdings’ or such other Borrower’s legal power and authority, (b) have been duly authorized by all necessary or proper action of Holdings or such other Borrower, (c) do not require the consent or approval of any Governmental Authority or any other Person which has not been obtained, (d) will not violate (i) any provision of Law applicable to Holdings or such other Borrower, (ii) any provision of Holdings’ or such other Borrower’s, as the case may be, certificate or articles of incorporation, by-laws or regulations, or operating agreement, or (iii) any material agreement or material indenture by which Holdings or such other Borrower or the property of Holdings or such other Borrower is bound, except where such violation specified in this clause (iii) would not have a Material Adverse Effect, and (e) will not result in the creation or imposition of any lien or encumbrance on any property or assets of Holdings or such other Borrower except as provided herein.

This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which such Borrower is to be a party, when executed and delivered by such Borrower, will constitute, a legal, valid and binding obligation of such Borrower in each case enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 10.3 Litigation; Proceedings. Except as set forth on Schedule 10.3 hereto, no action, suit, investigation or proceeding is now pending or, to the knowledge of Holdings, threatened, against Holdings or any Subsidiary, at Law, in equity or otherwise, or with respect to this Agreement or any other Loan Document, before any Governmental Authority, or before any arbitrator or panel of arbitrators which would or might reasonably be expected to have a Material Adverse Effect.

SECTION 10.4 ERISA Compliance.

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(a)Holdings and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable Laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise Tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by Holdings or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of Holdings or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise Tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate material in relation to the business, operations, affairs, financial condition, assets, or properties of Holdings and its Subsidiaries taken as a whole.

(b)On the Restatement Date, the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of January 1, 2021 on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities in the case of any single Plan or in the aggregate for all Plans, except as set forth in Holdings’ Form 10-K Annual Report for the Fiscal Year ending December 31, 2020. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(c)Holdings and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material in relation to the business, operations, affairs, financial condition, assets, or properties of Holdings and its Subsidiaries taken as a whole. Neither Holdings nor any of its ERISA Affiliates is a participating employer of, or makes contributions to, a Multiple Employer Plan.

(d)The expected post-retirement benefit obligation (determined as of the last day of Holdings’ most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of Holdings and its Subsidiaries is not material in relation to the business, operations, affairs, financial condition, assets, or properties of Holdings and its Subsidiaries taken as a whole.

(e)The execution and delivery of this Agreement and the occurrence of any Credit Event hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a Tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

SECTION 10.5 Financial Condition. The Consolidated audited financial statements of Holdings and its Subsidiaries for the Fiscal Year ending December 31, 2020, previously delivered to the Lenders, are true and complete (including, without limiting the generality of the foregoing, a disclosure of all material contingent liabilities), have been prepared in accordance

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with GAAP applied on a basis consistent with those used during their next preceding Fiscal Year (except as noted therein) and fairly present their then financial condition and operations for the Fiscal Year then ending. Since December 31, 2020, there has been no material adverse change in the financial condition, properties or business of Holdings and its Subsidiaries, taken as a whole.

SECTION 10.6 Solvency. Each Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Borrower has incurred to the Lenders. No Borrower is insolvent as defined by any applicable state or federal Law, nor will any Borrower be rendered insolvent by the execution and delivery of this Agreement or any Note or Guaranty to the Lenders. No Borrower is engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Lenders incurred hereunder. No Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

SECTION 10.7 Default. No Event of Default or Incipient Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

SECTION 10.8 Lawful Operations. The operations of Holdings, the operations of each of the Subsidiaries and all Borrower Property are in full compliance with all requirements imposed by Law or regulation, whether federal, state or local including (without limitation) all Environmental Laws, occupational safety and health Laws and zoning ordinances except where the noncompliance with any such Laws could not be reasonably expected to result in a Material Adverse Effect; provided, however, that this Section 10.8 shall not apply to any noncompliance if and to the extent that the same is being contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves have been established.

SECTION 10.9 Investment Company Act Status. No Borrower is an “investment company” or a company “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.

SECTION 10.10 Regulation G/Regulation U/Regulation X Compliance. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”, (as defined by Regulation U of the Board of Governors of the Federal Reserve System of the United States (as amended from time to time)) and all official rulings and interpretations thereunder or thereof and at no time shall more than 25% of the value of the assets of Holdings and its Consolidated Subsidiaries that are subject to any “arrangement” (as such term is used in section 221.2(g) of Regulation U) be represented by “margin stock”. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to extend credit to others for the purpose of purchasing “margin stock” or to carry or to extend credit to others for the purpose of carrying stock which will be “margin stock” after giving effect to the Loans, (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States, including Regulation G, U or X, or (iii) in violation of (a) the United States Foreign Corrupt

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Practices Act of 1977, the UK Bribery Act of 2010, and other similar Anti-Corruption Law in other jurisdictions in which the Lincoln Parties conduct business, (b) Sanctions applicable to any party hereto or the (c) USA Patriot Act.

SECTION 10.11 Title to Properties. Each Lincoln Party has good and marketable title to all assets reflected in such entity’s most recent financial statements referred to in Section 10.5, except for assets disposed of in the ordinary course of business since the date of such financial statements. All such assets are free and clear of any mortgage, security interest or other Lien of any kind, other than any Liens permitted by this Agreement, except for those defects in title (as distinct from Liens) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 10.12 Intellectual Property. Each Lincoln Party owns or has the legal and valid right to use all intellectual property necessary for the operation of its business as presently conducted, free from any Lien not permitted under this Agreement and free of any restrictions material to the operation of its business as presently conducted.

SECTION 10.13 Anti-Corruption Laws and Sanctions; Anti-Money Laundering Laws. The Lincoln Parties and their respective officers and employees and, to the knowledge of the Borrowers, their directors and agents, are in compliance in all material respects with Anti- Corruption Laws, applicable Sanctions and Anti-Money Laundering Laws. Holdings has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Lincoln Parties and their respective directors, officers, employees and (to the extent reasonably within their control) agents with Anti-Corruption Laws, applicable Sanctions and Anti-Money Laundering Laws. None of (i) the Lincoln Parties or any of their respective officers or employees, or (ii) to the knowledge of the Borrowers, any director or agent of a Lincoln Party that will act in any capacity in connection with or benefit from the Revolving Credit Facility, is a Sanctioned Person.

SECTION 10.14 Full Disclosure. No information, exhibits or reports furnished by Holdings or any other Borrower to the Agent or any Lender omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which such information was provided. Holdings and each of the other Borrowers has provided all information requested by the Agent or any Lender and all such information is complete and accurate in all material respects.

SECTION 10.15 Affected Financial Institutions. No Borrower is an Affected Financial Institution.

ARTICLE 11 EVENTS OF DEFAULT

Each of the following shall constitute an event of default (an “Event of Default”) hereunder:

SECTION 11.1 Payments. If the principal of or interest on any Note, any Letter of Credit reimbursement obligation not reimbursed pursuant to Section 5.1, any reimbursement, payment or amount due the Agent or any of the Lenders, any amendment fee or administrative

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fee imposed by any of the Lenders, any Letter of Credit fees or any Facility Fee, the Risk Participation Fee or other fee or amount owing to the Lenders or the Agent under this Agreement or under any other Loan Document shall not be paid in full punctually when due and payable.

SECTION 11.2 Covenants. If any Borrower or Subsidiary shall fail or omit to perform and observe (i) any covenant or agreement or other provision (other than those referred to in Section 11.1 hereof or clause (ii) of this Section 11.2) contained or referred to in this Agreement,

(ii) any covenant or agreement contained in any of Sections 8.4, 8.5, 8.8, 8.9 and 8.10 hereof and such failure or omission is not cured within 30 days following the earlier of a Borrower’s actual knowledge thereof or written notice thereof from the Agent or any Lender or (iii) any covenant or agreement or other provision contained or referred to in any other Loan Document (after giving effect to any required notice, grace period or both in such other Loan Document), in each case that is on such Borrower’s or such Subsidiary’s, as applicable, part to be complied with.

SECTION 11.3 Warranties. If any representation, warranty or statement made or deemed made in or pursuant to this Agreement or any other Loan Document or any other material information furnished by Holdings or any Subsidiary to the Lenders or any thereof or any other holder of any Note shall be false or erroneous in any material respect when furnished or made or deemed furnished or made hereunder.

SECTION 11.4 Cross Default. If Holdings or any Subsidiary, after any applicable notice or grace period or both, (i) defaults in the payment of any principal or interest due and owing upon any other Indebtedness in an aggregate principal amount in excess of an amount equal to the greater of (A) three percent (3%) of Consolidated Net Worth at such time and (B)

$100,000,000 or (ii) defaults in the performance of any other agreement, term or condition contained in any promissory note, agreement or other instrument under which such Indebtedness in an aggregate principal amount in excess of an amount equal to the greater of (A) three percent (3%) of Consolidated Net Worth at such time and (B) $100,000,000, is evidenced, created, constituted, secured or governed, in each case the effect of which default is to cause, or to entitle or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity.

SECTION 11.5 Termination of Plan or Creation of Withdrawal Liability. If (a) any Reportable Event occurs and the Majority Lenders, in their sole determination, deem such Reportable Event to constitute grounds (i) for the termination of any Plan by the Pension Benefit Guaranty Corporation or (ii) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Majority Lenders within thirty (30) days after giving of written notice of such determination to the Borrowers by any Lender or (b) any Plan shall be terminated within the meaning of Title IV of ERISA (other than a Standard Termination, as that term is defined in Section 4041(b) of ERISA), or (c) a trustee shall be appointed by the appropriate United States district court to administer any Plan, or (d) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan or (e) there occurs a withdrawal by Holdings or any Subsidiary from a Multiemployer Plan which results or may result in a withdrawal liability in an amount that is material in relation to the business, operations, affairs, financial condition, assets, or properties of Holdings and its Subsidiaries taken as a whole.

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SECTION 11.6 Validity of Agreements. If this Agreement, the Notes, any Reimbursement Agreement, or any other Loan Document shall for any reason cease to be, or be asserted by Holdings, any other Borrower or any other party intended to be bound thereby (other than a Lender or the Agent) not to be, a legal, valid and binding obligation of any party thereto (other than the Agent, the Letter of Credit Issuer or any Lender) enforceable in accordance with its terms.

SECTION 11.7 Solvency of Borrowers. If any Borrower shall (a) discontinue business (except in connection with a transaction expressly permitted under Section 9.3, above), or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under any Debtor Relief Law, or (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other Debtor Relief Law (whether federal or state), or admit by any answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a Governmental Authority of competent jurisdiction, which assumes custody or control of such Borrower approves a petition seeking reorganization of such Borrower or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, interim trustee or liquidator for such Borrower or of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

SECTION 11.8 Judgments. If (a) one or more judgments for the payment of money in an aggregate amount in excess of an amount equal to three percent (3%) of Consolidated Net Worth at such time (unless, in the determination of the Majority Lenders, the Borrowers shall have made adequate provision for the prompt payment thereof) shall be rendered against one or more Borrowers, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or (b) any action shall be legally taken by a judgment creditor to levy upon assets or properties of a Borrower to enforce any judgment.

SECTION 11.9 Change in Control. If a Change in Control shall occur.

ARTICLE 12 REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere,

SECTION 12.1 Optional Defaults. If any Event of Default referred to in any of Sections 11.1 through and including 11.6, in clause (b) of Section 11.7, or in Section 11.8 or in Section 11.9 shall occur, the Majority Lenders, shall have the right in their discretion (i) by directing the Agent, on behalf of the Lenders, to give written notice to the Borrowers, to:

(1)terminate the Commitments hereby established, if not theretofore terminated, and forthwith upon such election the obligations of the Lenders, and each

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thereof, to make any further loan or loans hereunder and to risk participate in Letters of Credit hereunder or otherwise effect any Credit Event, and the obligation of the Letter of Credit Issuer to issue Letters of Credit, immediately shall be terminated, and/or

(2)accelerate the maturity of all of the Obligations to the Lenders and the Agent (if not already due and payable), whereupon all of the Obligations to the Lenders and the Agent shall become and (including but not limited to the Notes and all reimbursement obligations under Letters of Credit) thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by each Borrower, and the Borrowers shall immediately deposit with the Agent as cash collateral an amount equal to the aggregate Stated Amounts of all Letters of Credit then outstanding, and

(ii)  to exercise (or cause the Agent to exercise) such other rights and remedies as may be available hereunder, under the other Loan Documents, at law or in equity.

SECTION 12.2 Automatic Defaults. If any Event of Default referred to in Section 11.7 (other than clause (b) thereof) shall occur:

(1)all of the Commitments and the credits hereby established shall automatically and forthwith terminate, if not theretofore terminated, and no Lender thereafter shall be under any obligation to grant any further loan or loans hereunder or otherwise effect any Credit Event, nor shall the Letter of Credit Issuer be under any obligation to issue any Letter of Credit hereunder, and

(2)the principal of and interest on any Notes and all reimbursement obligations with respect to Letters of Credit then outstanding, all of the Borrowers’ other Lender Debt, and all of the Obligations to the Lenders and the Agent shall thereupon become and thereafter be immediately due and payable in full (if not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Borrower, and the Borrowers shall immediately deposit with the Agent as cash collateral an amount equal to the aggregate Stated Amounts of all Letters of Credit then outstanding, and

(3)subject to any applicable automatic stay or other restriction of Law, the Agent and the Lenders may exercise such other rights and remedies as may be available hereunder, under the other Loan Documents, at law or in equity.

SECTION 12.3 Offsets. If there shall occur or exist any Event of Default or if the maturity of the Notes or any Letter of Credit is accelerated pursuant to Section 12.1 or 12.2, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Indebtedness then owing by any Borrowers to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 12.4), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Lender to or for the credit or account of any Borrowers, all without notice to or demand upon the Borrowers or any other person, all such notices and demands being hereby expressly waived by the Borrowers.

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SECTION 12.4 Equalization of Advantage. Each Lender agrees with the other Lenders that if it at any time shall obtain any Advantage over the other Lenders in respect of the Obligations to the Lenders (except under Section 3.7, 3.8, 3.9 or 15.4), it will purchase from the other Lenders, for cash and at par, such additional participation in the Obligations to the Lenders as shall be necessary to nullify the Advantage. If any Advantage so resulting in the purchase of an additional participation shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the person recovering the Advantage from such Lender) ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of any Borrowers on any indebtedness owing by the Borrowers to that Lender by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all indebtedness owing by such Borrowers to that Lender pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 12.4) until the Obligations have been paid in full. The Borrowers agree that any Lender so purchasing a participation from the other Lenders pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of any Borrowers in the amount of such participation. If a Defaulting Lender receives any Advantage, such Lender shall turn over such payments to the Agent in an amount that would satisfy the cash collateral requirements set forth in Section 3.6(a).

SECTION 12.5 Application of Remedy Proceeds. All monies received by the Agent and the Lenders from the exercise of remedies hereunder or under the other Loan Documents or under any other documents relating to this Agreement or at Law shall, unless otherwise required by the terms of the other Loan Documents or by applicable Law, be applied as follows:

first, to the payment of all expenses (to the extent not paid by the Borrowers) incurred by the Agent or the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys’ fees, court costs and any foreclosure expenses;

second, to the payment of any fees then accrued and payable to the Lenders, the Letter of Credit Issuer or the Agent under this Agreement in respect of the Loans or the Letters of Credit outstanding;

third, to the payment of interest then accrued on the outstanding Loans;

fourth, to the payment of the principal balance then owing on the outstanding Loans and the stated amounts of the Letters of Credit then outstanding (to be held and applied by the Agent as security for the Risk Participation Exposure in respect thereof);

fifth, to the payment of all other amounts owed by the Borrowers to the Agent or the Lenders under this Agreement or any other Loan Document; and

finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

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ARTICLE 13 THE AGENT

SECTION 13.1 The Agent. Each Lender irrevocably appoints KeyBank to be its Agent with full authority to take such actions, and to exercise such powers, on behalf of the Lenders in respect of this Agreement and the other Loan Documents as are therein respectively delegated to the Agent or as are reasonably incidental to those delegated powers. KeyBank in such capacity shall be deemed to be an independent contractor of the Lenders. For the purposes of this Article 13, “Lender” shall include any Lender.

SECTION 13.2 Nature of Appointment. The Agent shall have no fiduciary relationship with any Lender by reason of this Agreement and the other Loan Documents, regardless of whether an Incipient Default or Event of Default has occurred and is continuing. The Agent shall not have any duty or responsibility whatsoever to any Lender except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Lender acknowledges that the Agent is acting as such solely as a convenience to the Lenders and not as a manager of the commitments or the Obligations evidenced by the Notes. This Article 13 does not confer any rights upon the Borrowers or anyone else (except the Lenders), whether as a third party beneficiary or otherwise.

SECTION 13.3 KeyBank as a Lender; Other Transactions. KeyBank’s rights as a Lender under this Agreement and the other Loan Documents shall not be affected by its serving as the Agent. KeyBank and its affiliates may generally transact any banking, financial, trust, advisory or other business with Holdings or its Subsidiaries (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Lenders, without accounting to the Lenders, and without prejudice to KeyBank’s rights as a Lender under this Agreement and the other Loan Documents except as may be expressly required under this Agreement.

SECTION 13.4 Instructions from Lenders. The Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, collection and enforcement actions in respect of any Obligations under the Notes or this Agreement and any collateral therefor) except that the Agent shall take such action (or omit to take such action) other than actions referred to in Section 15.1, as may be reasonably requested of it in writing by the Majority Lenders with instructions and which actions and omissions shall be binding upon all the Lenders; provided, however, that the Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Agent to personal liability or might be contrary to this Agreement, any other Loan Documents or any applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

SECTION 13.5 Lenders’ Diligence. Each Lender (a) represents and warrants that it has made its decision to enter into this Agreement and the other Loan Documents and (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the other Loan Documents; in each case without reliance on the Agent or any

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other Lender and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

SECTION 13.6 No Implied Representations. The Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by Holdings or any other Borrower in this Agreement or any other Loan Document or by a Lender in any notice or other communication or by anyone else or otherwise.

SECTION 13.7 Sub-Agents. The Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or misconduct of any such agent selected by it with reasonable care. The Agent may consult with legal counsel, certified public accountants and other experts of its choosing (including, without limitation, KeyBank’s salaried employees or any otherwise not independent) and shall not be liable for any action or inaction taken or suffered in good faith by it in accordance with the advice of any such counsel, accountants or other experts which shall have been selected by it with reasonable care.

SECTION 13.8 Agent’s Diligence. The Agent shall not be required (a) to keep itself informed as to anyone’s compliance with any provision of this Agreement or any other Loan Document, (b) to make any inquiry into the properties, financial condition or operation of Holdings or any of its Subsidiaries or any other matter relating to this Agreement or any other Loan Document, (c) to report to any Lender any information (other than which this Agreement or any other Loan Document expressly requires to be so reported) that the Agent or any of its affiliates may have or acquire in respect of the properties, business or financial condition of Holdings or any of its Subsidiaries or any other matter relating to this Agreement or any other Loan Document or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or other Loan Document.

SECTION 13.9 Notice of Default. The Agent shall not be deemed to have knowledge of any Incipient Default or Event of Default unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or any other Loan Document. The Agent shall give each Lender reasonably prompt notice of any such written notice except to any Lender that shall have given the written notice.

SECTION 13.10 Agent’s Liability. Neither the Agent nor any of its directors, officers, employees, attorneys, and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives a fully executed copy of the assignment agreement required by Section 14.1(b) signed by such payee and in form satisfactory to the Agent and the fee required by Section 14.1(c); (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice or such counsel, accountants or experts which have been selected by the Agent with reasonable care; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, including, without limitation, the truth of the statements made in any certificate

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delivered by or on behalf of the Borrowers under Article 6 or any Notice of Borrowing, Rate Continuation/Conversion Request, Reimbursement Agreement or any other similar notice or delivery, the Agent being entitled for the purposes of determining fulfillment of the conditions set forth therein to rely conclusively upon such certificates; (iv) except as expressly set forth in the Loan Documents, shall not have any duty to disclose, or shall be liable for any failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the Agent or any of its Affiliates in any capacity; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any other Loan Document or to inspect the property (including the books and records) of Holdings or any Subsidiaries; (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any collateral covered by any agreement or any other Loan Document and (vii) shall incur no liability under or in respect of this Agreement, the Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable, telex or email) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith.

The Lenders each hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, the Notes or any other Loan Document unless it shall be requested in writing to do so by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 15.1).

SECTION 13.11 Compensation. The Agent shall receive no compensation for its services as agent of the Lenders in respect of this Agreement and the other Loan Document, except as otherwise expressly agreed between the Borrowers and the Agent, but the Borrowers shall reimburse the Agent periodically on its demand for out-of-pocket expenses, if any, reasonably incurred by it as such and as to which Agent has delivered to the Borrowers’ reasonable substantiation.

SECTION 13.12 Agent’s Indemnity. The Lenders shall indemnify the Agent (to the extent the Agent is not reimbursed by the Borrowers) from and against (a) any loss or liability (other than any caused by the Agent’s gross negligence or willful misconduct and other than any loss to the Agent resulting from the Borrowers’ non-payment of administrative fees owed solely to the Agent) incurred by the Agent as such in respect of this Agreement, the Notes, the Letters of Credit, or other Loan Document (as the Agent) and (b) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement, the Notes, any Letter of Credit, or other Loan Documents (other than any caused by the Agent’s gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as

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the Agent (other than the loss, liability or costs incurred by the Agent in the defense of any claim against it by the Lenders arising in connection with its actions in its capacity as Agent); provided, however, that each Lender shall be liable for only its Ratable Portion of the whole loss or liability.

SECTION 13.13 Resignation. The Agent (or any successor) may at any time resign as such by giving thirty (30) days’ prior written notice to the Borrowers and to each Lender; and the Majority Lenders may remove the Agent at any time with or without cause by giving written notice to the Agent and the Borrowers. In either case, resignation or removal, the institution then serving as Agent shall also resign as Letter of Credit Issuer in the manner provided in Section 5.3, above, unless Holdings, on behalf of the Borrowers, has waived in writing the requirements of this sentence. In any such case, the Majority Lenders shall appoint a successor to the resigned or removed agent (the “Former Agent”), which shall also serve as successor Letter of Credit Issuer, provided that the Majority Lenders obtain the Borrowers’ prior written consent to the successor (which consent shall not be unreasonably withheld), by giving written notice to the Borrowers, the Former Agent and each Lender not participating in the appointment; provided, however, that, if at the time of the proposed resignation or removal of an Agent, any Borrower is the subject of an action referred to in Section 11.7 or any other Event of Default shall have occurred and be continuing, the Borrowers’ consent shall not be required. In the absence of a timely appointment, the Former Agent shall have the right (but not the duty) to make a temporary appointment of any Lender (but only with that Lender’s consent) to act as its successor (and as successor Letter of Credit Issuer) pending an appointment pursuant to the immediately preceding sentence. In either case, the successor Agent and Letter of Credit Issuer shall deliver its written acceptance of appointment to the Borrowers, to each Lender and to the Former Agent, whereupon (a) the Former Agent shall execute and deliver such assignments and other writings as the successor Agent may reasonably require to facilitate its being and acting as the Agent and Letter of Credit Issuer, (b) the successor Agent (and successor Letter of Credit Issuer) shall in any event automatically acquire and assume all the rights and duties as those prescribed for the Agent by this Article 13 and, subject to the provisions of Section 5.3, above, for the Letter of Credit Issuer by Article 5, above, and (c) the Former Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

SECTION 13.14 Lender Purpose. Each Lender represents and warrants to the Agent, the other Lenders and the Borrowers that such Lender is familiar with the Securities Act of 1933, as amended, and the rules and regulations thereunder and is not entering into this Agreement with any intention to violate such Act or any rule or regulation thereunder. Subject to the provisions of Sections 14.1, 14.2 and 14.3, each Lender shall at all times retain full control over the disposition of its assets subject only to this Agreement and to all applicable Law.

SECTION 13.15 No Reliance on Agent’s Customer Identification Program. Each of the Lenders and the Letter of Credit Issuer acknowledges and agrees that neither such Lender nor the Letter of Credit Issuer, nor any of their Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Letter of Credit Issuer’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR

103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Corruption Law, Sanctions Law or Anti-Money Laundering Law, including any programs involving any of

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the following items relating to or in connection with any of the Borrowers, their Affiliates or their agents, this Agreement, the other Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any record keeping, (iii) comparisons with government lists, (iv) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

SECTION 13.16 Erroneous Payments.

(a)If the Agent notifies a Lender or Letter of Credit Issuer, or any Person who has received funds on behalf of a Lender or Letter of Credit Issuer (any such Lender, Letter of Credit Issuer or other recipient of funds, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under the immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Letter of Credit Issuer, or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender or Letter of Credit Issuer shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Banking Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Fed Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting the immediately preceding clause (a), each Lender or Letter of Credit Issuer, or any Person who has received funds on behalf of a Lender or Letter of Credit Issuer such Lender or Letter of Credit Issuer, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or Letter of Credit Issuer, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

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(ii)such Lender or Letter of Credit Issuer shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Banking Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 13.16(b).

(c)Each Lender or Letter of Credit Issuer hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Letter of Credit Issuer under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Letter of Credit Issuer from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender or Letter of Credit Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Letter of Credit Issuer shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment Agreement as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Letter of Credit Issuer shall deliver any Notes evidencing such Loans to the Borrowers or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Letter of Credit Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Letter of Credit Issuer shall cease to be a Lender or Letter of Credit Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Letter of Credit Issuer and (iv) the Agent may reflect in its internal books and records its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Letter of Credit Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Letter of Credit Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Letter of Credit Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a Loan (or

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portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Letter of Credit Issuer under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 13.16 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Letter of Credit Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE 14 ASSIGNMENTS AND PARTICIPATIONS

SECTION 14.1 Assignments.

(a)Assignments by Borrowers Prohibited. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that no Borrower shall assign or transfer any of its rights or obligations hereunder or under any Note without the prior written consent of all of the Lenders and the Agent.

(b)Assignments by Lenders. Each Lender may assign all or any part of any of its Revolving Credit Loans, its Note, its Commitment and its participation in the Letters of Credit with the consent of Holdings, the Agent and the Letter of Credit Issuer, which consent shall not be unreasonably withheld; provided that (i) no such consent by Holdings shall be required (A) for any such assignment by any Lender to an Affiliate of such Lender or to another Lender or an Affiliate of another Lender, or (B) if, at the time of such assignment, an Event of Default or Incipient Default has occurred and is continuing; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000, unless such partial assignment is to another Lender; (iii) each such assignment shall be made by a Lender in such manner that the same portion of its Revolving Credit Loans, its Note, its Commitment and its participation in the Letters of Credit is assigned to the assignee; and (iv) the assignee, if not already a Lender, shall agree to become a party to this Agreement pursuant to an Assignment Agreement in the form of Exhibit F hereto,

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including, without limitation, an Administrative Questionnaire as a supplement thereto in the form of Exhibit G hereto. Upon execution and delivery by the assignor and the assignee to the Borrowers and the Agent of an instrument in writing pursuant to which such assignee agrees to become a “Lender” hereunder (if not already a Lender) having the share of the Total Commitment Amount, Loans and Letters of Credit specified in such instrument, and upon consent thereto by the Agent, the Letter of Credit Issuer and Holdings (to the extent, if any, required), the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Agent and the Letter of Credit Issuer), the obligations, rights and benefits of a Lender hereunder holding the share of the Total Commitment Amount, Loans and Letters of Credit (or portions thereof) assigned to it (in addition to the share of the Total Commitment Amount, Loans and Letters of Credit, if any, theretofore held by such assignee); and the assigning Lender shall, to the extent of such assignment, be released from the share of the Total Commitment Amount, Loans and Letters of Credit and the obligations hereunder so assigned.

(c)Procedures. Upon its receipt of an assignment pursuant to Section 14.1(b) above duly executed by an assigning Lender and the assignee, together with any Note subject to such assignment and a processing and recordation fee of $3,500, the Agent shall, if such assignment has been completed, accept such assignment. Within five (5) Banking Days after receipt of such notice, the Borrowers, at the Borrowers’ expense, shall execute and deliver to the Agent in exchange for each surrendered Note a new Note to the order of the assignee in an amount equal to the Commitment assumed by the assignee and, if the assigning Lender has retained a portion of its Commitment, a new Note to the order of the assigning Lender in an amount equal to the share of its Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such assignment, shall otherwise be in substantially the form of Exhibit A hereto, and, upon such execution and delivery shall be a “Note” under this Agreement. Canceled Notes shall be returned to Holdings on behalf of the Borrowers.

(d)Additional Restriction on Assignment. Anything in this Section 14.1 to the contrary notwithstanding, except pursuant to this Agreement, no Lender may assign or participate any interest in any Loan held by it hereunder to Holdings or any of its Subsidiaries or other Affiliates without the prior written consent of each Lender.

(e)Failure to Comply. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 14.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.2.

(f)	Defaulting Lenders. Notwithstanding anything to the contrary in the foregoing,

(i) except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender; and (ii) no assignment hereunder shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this sentence. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set

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forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Holdings and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, each Letter of Credit Issuer, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full proportionate share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

SECTION 14.2 Participations. A Lender may sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of any Revolving Credit Loans held by it, or in its Commitment or its participation in the Letters of Credit. Except as otherwise provided in the last sentence of this Section 14.2, no Participant shall have any rights or benefits under this Agreement or any Note or any other Loan Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrowers to any Lender under this Agreement, and in respect of its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Revolving Credit Loans and share of Commitment, and as if such Lender were funding each of such Revolving Credit Loans and its share of such Commitment in the same way that it is funding the portion of such Revolving Credit Loans and its Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant (other than an Affiliate of such Lender) to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification, supplement or waiver hereof or of any of the Loan Documents to the extent that the same, under Section 15.1 hereof, requires the consent of each Lender. The Borrowers agree that each Participant shall be entitled to the benefits of Sections

3.7 through 3.9, inclusive, and Section 12.3 (but, (i) only to the extent that the selling Lender is entitled to such benefits and (ii) as to any sums realized thereunder, subject to Section 12.4) with respect to its participating interest.

SECTION 14.3 Permitted Pledges. In addition to the assignments and participations permitted under the foregoing provisions of this Article 13, any Lender may assign and pledge all or any portion of its Revolving Credit Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

SECTION 14.4 Furnishing of Borrower Information. A Lender may furnish any information concerning Holdings and its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including, with the prior written consent of Holdings,

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which consent shall not be unreasonably withheld or delayed, prospective assignees and participants, provided that no such consent shall be required upon and during the continuance of an Event of Default).

ARTICLE 15 MISCELLANEOUS

SECTION 15.1 Amendments, Consents. No amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes, nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given); provided, however, that the consent of each Lender affected directly thereby shall be required with respect to any amendment, modification, termination, or waiver which would effect:

(i)the extension of maturity of any Loan or Note of such Lender, or of the payment date of interest, principal and/or fees thereunder or hereunder, or

(ii)any reduction in the rate of interest on any Loan or Note of such Lender, or in any amount of principal or interest due on any Loan or Note of such Lender or in the rate or amount of fees payable to such Lender pursuant to Section 3.4; provided that the waiver of interest or Risk Participation Fees at the Increased Rate during an Event of Default shall not be construed to be an amendment, modification or waiver covered by this clause (ii); or

(iii)any change in the manner of pro rata application of any payments made by the Borrowers to the Lenders hereunder, or

(iv)	any change in any percentage voting requirement in this Agreement, or

(v)any increase in the dollar amount or percentage of such Lender’s Commitment without such Lender’s written consent, or

(vi)any change in amount or timing of any fees payable to such Lender under this Agreement, or

(vii)any release of any portion of collateral, if any, other than in accordance with this Agreement, or any release of any Borrower from its obligations under the Loan Documents, or

(viii)any change in any provision of this Agreement which requires all of the Lenders to take any action under such provision or

(ix)any change in Section 12.4, Section 12.5, Section 14.1(a) or this Section 15.1 itself.

By way of clarification and not limitation, all of the Lenders shall be deemed to be affected directly by the matters described in each of clauses (iii), (iv), (vii), (viii) and (ix), above.

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Notice of amendments or consents ratified by the Lenders hereunder shall immediately be forwarded by the Borrowers to all Lenders. Each Lender or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this section, regardless of its failure to agree thereto.

Notwithstanding the foregoing, (i) if the Majority Lenders enter into or consent to any waiver, amendment or modification pursuant to this Section 15.1, no consent of any other Lender will be required if, when such waiver, amendment or modification becomes effective, (A) the Commitment of each Lender not consenting thereto terminates and (B) all amounts owing to it or accrued for its account hereunder are paid in full; (ii) no such waiver, amendment or modification shall amend, modify or otherwise affect the rights or duties of any of the Agent or the Letter of Credit Issuer without its prior written consent; and (iii) if any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Majority Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section

15.15; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

SECTION 15.2 No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of Law, by contract or otherwise.

SECTION 15.3 Notices. All notices, requests, demands and other communications provided for hereunder to a party hereto shall be in writing and shall be mailed or delivered to such party (including, without limitation, delivery by facsimile transmission), addressed to such party at its address specified on Schedule 1 hereto or at such other address as such party may from time to time specify in writing to the other parties hereto. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail or delivered to a telegraph company, addressed as aforesaid, except that notices from the Borrowers to Agent or the Lenders pursuant to any of the provisions hereof, including, without limitation, Articles 3, 4, 5 and 6 hereof, shall not be effective until received by Agent or the Lenders.

SECTION 15.4 Costs and Expenses. (a) The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, filing for record, modification, administration and amendment of this Agreement (including, without limitation, any amendment), the Notes, the Letters of Credit, and the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. Without limiting the generality of the foregoing, such costs and expenses shall include: (i) reasonable attorneys’ and paralegals’ costs, expenses and disbursements of counsel to

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the Agent; (ii) extraordinary expenses of Agent in connection with the administration of this Agreement, the Notes, Letters of Credit, any other Loan Document and the other instruments and documents to be delivered hereunder; (iii) the reasonable fees and out-of-pocket expenses of special counsel for the Agent or the Agent for the benefit of the Lenders, with respect thereto and of local counsel, if any, who may be retained by said special counsel with respect thereto; (iv) costs and expenses of the Agent (including reasonable attorneys and paralegal costs, expenses and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement, the Notes, any Letters of Credit or any other Loan Document and the transactions contemplated thereby; (v) sums paid or incurred by the Agent to pay any amount or take any action required of the Borrowers under this Agreement, the Notes or any Loan Document that the Borrowers fail to pay or take; (vi) the cost of any appraisal, survey, environmental audit or the retention of any other professional service or consultant commenced after the occurrence and continuation of an Event of Default and deemed reasonably necessary by the Agent; (vii) costs of inspections and periodic review of the records of Holdings or any of its Subsidiaries, including, without limitation, travel, lodging, and meals for inspections of Holdings’ and its Subsidiaries’ operations by the Agent at any time after the occurrence and during the continuation of an Event of Default; (viii) as specified in the Fee Letter, costs and expenses of forwarding loan proceeds, fees, interest and other payments to the Lenders; and (ix) costs and expenses (including, without limitation, attorneys’ fees) paid or incurred to obtain payment of the Obligations (including the Obligations arising under this Section 15.4), enforce the provisions of the Credit Agreement, the Notes, or any other Loan Document, or to defend any claims made or threatened against the Agent arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The Borrowers further agree to pay on demand all costs and expenses of each Lender, if any (including reasonable counsel fees and expenses), in connection with the restructuring or the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, any other Loan Document and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 15.4. The foregoing shall not be construed to limit any other provisions of this Agreement, the Notes, or any other Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses may be charged, in the Agent’s sole discretion, to the Borrowers’ loan accounts as Revolving Credit Loans (notwithstanding existence of any Incipient Default or Event of Default or the failure of the conditions of Article 7 to have been satisfied).

(b)Without duplication of sums owing under Section 15.4(a) above, each Borrower shall indemnify each of the Lender Parties, their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Lender Party and its Affiliates (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by any of the Lincoln Parties party to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such

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demand do not comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that (I) such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Indemnitee’s gross negligence or willful misconduct; (II) such indemnity shall not be available to any Indemnitee for losses, claims, damages, liabilities or related expenses arising out of a proceeding in which such Indemnitee and any Borrower are adverse parties to the extent that any Borrower prevails on the merits, as determined by a court of competent jurisdiction (it being understood that nothing in this Agreement shall preclude a claim or suit by such Borrower against any Indemnitee for such Indemnitee’s failure to perform any of its obligations to such Borrower under the Loan Documents); (III) the Borrowers shall not, in connection with any such proceeding or related proceedings in the same jurisdiction and in the absence of conflicts of interest or differing interests among the Indemnitees, be liable for the fees and expenses of more than one law firm at any one time for the Indemnitees (which law firm (or, if applicable, law firms) shall be selected

(A) by mutual agreement of the Majority Lenders (or, if applicable, such respective interested Indemnitees) and the Borrowers or (B) if no such agreement has been reached following the Lenders’ (or, if applicable, such interested Indemnitees) good faith consultation with the Borrowers with respect thereto, by the Majority Lenders (or, if applicable, such respective interested Indemnitees) in their sole discretion); (IV) each Indemnitee shall give such Borrower

(A) prompt notice of any such action brought against such Indemnitee in connection with a claim for which it is entitled to indemnity under this Section and (B) an opportunity to consult from time to time with such Indemnitee regarding defensive measures and potential settlement; and

(V) the Borrowers shall not be obligated to pay the amount of any settlement entered into without their written consent (which consent shall not be unreasonably withheld).

(c)To the extent that any Borrower fails to pay any amount required to be paid by it to the Agent or the Letter of Credit Issuer under subsection (a) or (b) of this Section, each Lender severally agrees to pay to the Agent or the Letter of Credit Issuer, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or the Letter of Credit Issuer in its capacity as such.

(d)To the extent permitted by applicable law, each Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)All amounts payable under this Section shall be due within ten (10) Banking Days after written demand therefor.

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SECTION 15.5 Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default.

SECTION 15.6 Execution in Counterparts. (a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(b) Delivery of an executed counterpart of a signature page of (i) this Agreement, (ii) any other Loan Document and/or (iii) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 15.3), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (x) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or the Guarantors, as applicable, without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (y) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers and the Guarantors hereby (A) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders, and the Borrowers and the Guarantors, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and

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shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Affiliate of Agent or any Lender for any liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrowers and/or any Guarantor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 15.7 Binding Effect; Assignment. This Agreement shall become effective when it shall have been executed by the Borrowers, Agent and by each Lender and thereafter shall be binding upon and inure to the benefit of the Borrowers and each of the Lenders and their respective successors and permitted assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of all of the Lenders. No person, other than the Lenders, shall have or acquire any obligation to grant the Borrowers any Loans hereunder. Any Lender may at any time sell, assign, transfer, grant a participation pursuant to Article 14 hereof.

SECTION 15.8 Governing Law. This Agreement, each of the Notes and any other Loan Documents shall be governed by and construed in accordance with the Laws of the State of Ohio and the respective rights and obligations of the Borrowers and the Lenders shall be governed by Ohio Law.

SECTION 15.9 Severability of Provisions; Captions; Survival. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each party’s obligations under Sections 3.7(a), (b) and (d), Section 3.8, Section 3.9, Section 3.10 and Section 15.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 15.10 Entire Agreement. This Agreement and the other Loan Documents referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

SECTION 15.11 Confidentiality. The Agent and the Lenders hereby acknowledge that Holdings and its Subsidiaries have financial and other data and information the confidentiality of which is important to their business. The Agent and the Lenders agree to use all reasonable efforts to keep confidential any such confidential information conveyed to them and appropriately designated in writing by Holdings on behalf of the Borrowers as being confidential information, except that this Section shall not be binding on the Agent or the Lenders after the

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expiration of three (3) years after the termination of this Agreement and shall not preclude the Agent and the Lenders from furnishing any such confidential information: (i) subject to Holdings’ receipt of prior notice from the Agent or a Lender, if permitted under applicable law and such legal proceedings, to the extent which may be required by subpoena or similar order of any court of competent jurisdiction (which notice, if so permitted under applicable law and such legal proceedings, shall advise Holdings of the information required by such subpoena or order, the party to whom such subpoena or order requires such information to be delivered and the court of other tribunal that issued such subpoena or order), (ii) to the extent such information is required to be disclosed to any authority over the Agent or a Lender or its securities, (iii) to any other party to this Agreement, (iv) to any Affiliate of the Agent or a Lender (provided that such Affiliate is informed of the confidential nature of the information and instructed to keep it confidential as herein provided, and provided, further, that each of the Agent or such Lender, as applicable, shall remain liable for any breach of the confidentiality obligations hereunder by its Affiliate), (v) to any actual or prospective successor Agent and to any actual or prospective transferee, participant or subparticipant of all or part of a Lender’s rights arising out of or in connection with this Agreement or any thereof so long as such prospective transferee, participant or subparticipant to whom disclosure is made agrees in writing to Holdings to be bound by the provisions of this Section 15.11, (vi) to anyone if it shall have been already publicly disclosed (other than by the Agent or a Lender in contravention of this Section 15.11), (vii) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or any other Loan Document, (viii) to the Agent’s or a Lender’s legal counsel, auditors, professional advisors and consultants, and accountants and (ix) in connection with any legal proceedings instituted by or against the Agent or a Lender in its capacity as the Agent or a Lender under this Agreement.

SECTION 15.12 JURY TRIAL WAIVER. EACH BORROWER, EACH LENDER, THE AGENT AND THE LETTER OF CREDIT ISSUER HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT AND THE RELATIONSHIPS THEREBY ESTABLISHED. The

scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

SECTION 15.13 Jurisdiction; Venue; Inconvenient Forum.

(a)Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES

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OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION.

(b)Venue; Inconvenient Forum. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBLIGATION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

SECTION 15.14 USA Patriot Act.

(a)Each Lender, the Letter of Credit Issuer or assignee or participant of a Lender or the Issuer that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an Affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender or the Issuer is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Restatement Date, and (2) as such other times as are required under the USA Patriot Act.

(b)Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the USA Patriot Act. Each Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under

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applicable “know your customer” and Anti-Money Laundering Laws, including the USA Patriot Act.

SECTION 15.15 Replacement of Lenders. If any Lender is a Defaulting Lender, or if any Lender requests compensation under Section 3.7, 3.8 or 3.9, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, 3.8 or 3.9, or if any circumstance exists under Section 15.1 that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.1, other than the consent of the Lender being replaced), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)the Borrowers shall have paid to the Agent the assignment fee specified in Section 14.1(c);

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans, accrued interest thereon, accrued fees and all other Obligations then owing to it hereunder and under the other Loan Documents (including any amounts under Section 3.3(d)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 3.7, 3.8 or 3.9 or payments required to be made pursuant to Section 3.7, 3.8 or 3.9, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)	such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 15.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

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(i)	a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 15.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 15.18 Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any hedge agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Ohio and/or of the United States or any other state of the United States):

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(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)	As used in this Section 15.18, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12

C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE 16 JOINT AND SEVERAL

SECTION 16.1 Joint and Several. The Borrowers agree and acknowledge that their liability to pay all Loans and to perform all other Obligations under this Agreement and each other Loan Document to which they are a party is and shall be joint and several. No Borrower shall have any right of subrogation, reimbursement or similar right in respect of its payment of any sum or its performance of any other obligation hereunder unless and until all Obligations have been paid in full and the Lenders, the Letter of Credit Issuer and the Agent have no further obligation hereunder. In addition, each Borrower confirms that upon each Credit Event, it will have received adequate consideration and reasonably equivalent value for the Indebtedness

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incurred and other agreements made in the Loan Documents. No Borrower could reasonably expect to obtain financing separately on terms as favorable as those provided for herein.

SECTION 16.2 Obligations Absolute. The Obligations of each Borrower hereunder shall be valid and enforceable and, except as expressly provided herein, shall not be subject to limitation, impairment or discharge for any reason (other than the payment in full of the Obligations), including, without limitation, the occurrence of any failure to assert or enforce or agreement not to assert or enforce any claim or demand of any right power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any guaranty thereof or security therefor or any other act or thing or omission which may or might in any manner or to any extent vary the risk of such Borrower as an obligor in respect of the Obligations; and each Borrower hereby waives (i) any defense based upon any statute or rule of law or equity to the effect that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, and (ii) to the fullest extent permitted by law, any defenses or benefits which may be derived from or afforded by law or equity which limit the liability of or exonerate guarantors or sureties, or which may conflict with terms of this Agreement or the other Loan Documents.

SECTION 16.3 Limitations.

(a)If the Obligations of a Borrower would be held or determined by a court or tribunal having competent jurisdiction to be void, invalid or unenforceable on account of the amount of its aggregate liability under this Agreement or the Notes, then, notwithstanding any other provision of this Agreement or the Notes to the contrary, the aggregate amount of the liability of such Borrower under this Agreement and the Notes shall, without any further action by such Borrower, the Lenders, the Agent, the Letter of Credit Issuer or any other person, be automatically limited and reduced to an amount which is valid and enforceable. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged or otherwise received by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such Lender shall have received such cumulated amount, together with interest thereon at the Fed Funds Rate to the date of payment.

(b)Without limiting the generality of paragraph (a), above, each Borrower and the Agent, the Letter of Credit Issuer and each Lender, hereby confirms that it is the intention of all such parties that none of this Agreement, the Notes or any other Loan Document constitute a fraudulent transfer or conveyance under any Debtor Relief Law, the Uniform Fraudulent Conveyances Act, the Uniform Fraudulent Transfer Act or similar state statute applicable to the Loan Documents. Therefore, such parties agree that the Obligations of a Borrower shall be limited to such maximum amount as will, after giving effect to such maximum amount and other

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contingent and fixed liabilities of such Borrower that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the other Borrowers and any other obligor, result in the Obligations not constituting a fraudulent transfer or conveyance.

(c)The provisions of this Section 16.3 are intended solely to preserve the rights of Lenders, the Letter of Credit Issuer and the Agent hereunder to the maximum extent permitted by applicable Law, and neither a Borrower nor any other Person shall have any right or claim under such provisions that would not otherwise be available under applicable Law.

[No additional provisions are on this page; this page is followed by signature pages]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.

BORROWERS

LINCOLN ELECTRIC HOLDINGS, INC.

By   Christopher L. Mapes, Chairman, President and Chief Executive Officer

And  Gabriel Bruno, Executive Vice President, Chief Financial Officer and Treasurer

THE LINCOLN ELECTRIC COMPANY

By   Christopher L. Mapes, Chief Executive Officer

And  Michael Quinn, Treasurer

LINCOLN ELECTRIC INTERNATIONAL HOLDING COMPANY

By   Gabriel Bruno, Treasurer

J.W. HARRIS CO., INC.

By

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Abe Aicholtz, Treasurer

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LINCOLN GLOBAL, INC.

By   Daniel McMillin, Treasurer

LINCOLN ELECTRIC AUTOMATION, INC.

By   Matthew J. Shannon, Treasurer

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AGENT

KEYBANK NATIONAL ASSOCIATION,

AS AGENT

By   Brian Fox, Senior Vice President

LETTER OF CREDIT ISSUER

KEYBANK NATIONAL ASSOCIATION,

AS LETTER OF CREDIT ISSUER

By   Brian Fox, Senior Vice President

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LENDERS

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By

 ,

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BANK OF AMERICA, N.A.

By

 ,

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BNP PARIBAS

By

 ,

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CANADIAN IMPERIAL BANK OF COMMERCE

By

 ,

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HSBC BANK USA, NATIONAL ASSOCIATION

By

 ,

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JPMORGAN CHASE BANK, N.A.

By

 ,

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KEYBANK NATIONAL ASSOCIATION

By   Brian Fox, Senior Vice President

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MUFG BANK, LTD.

By

 ,

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PNC BANK, NATIONAL ASSOCIATION

By

 ,

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WELLS FARGO BANK, N.A.

By

 ,

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ANNEX A

To Second Amended and Restated Credit Agreement dated April 23, 2021 among Lincoln Electric Holdings, Inc., et al.

Lender	Amount of Commitment
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$50,000,000
Bank of America, N.A.	$50,000,000
BNP Paribas	$50,000,000
Canadian Imperial Bank of Commerce	$50,000,000
HSBC Bank USA, National Association	$50,000,000
JPMorgan Chase Bank, N.A.	$50,000,000
KeyBank National Association	$50,000,000
MUFG Bank, Ltd.	$50,000,000
PNC Bank, National Association	$50,000,000
Wells Fargo Bank, N.A.	$50,000,000
TOTAL	$500,000,000

-Annex A -

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